   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1997

                                                      REGISTRATION NO. 333-33441

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                       NATIONSCREDIT GRANTOR TRUST 1997-2

                   (Issuer with respect to the Certificates)

                    NATIONSCREDIT SECURITIZATION CORPORATION
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                           75-2655744
           (State or Other Jurisdiction                    (I.R.S. Employer Identification No.)
         of Incorporation or Organization)

                         225 E. JOHN CARPENTER FREEWAY
                            IRVING, TEXAS 75062-2731
                                 (972) 506-5026
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                              JOHN STOCKTON, ESQ.
                      NATIONSCREDIT MANAGEMENT CORPORATION
                              ONE CANTERBURY GREEN
                          STAMFORD, CONNECTICUT 06901
                                 (203) 352-4134
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             REED D. AUERBACH, ESQ.
                         STROOCK & STROOCK & LAVAN LLP
                                180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 806-5400
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                                    PROPOSED            PROPOSED
                                                 AMOUNT              MAXIMUM             MAXIMUM            AMOUNT OF
           TITLE OF SECURITIES                    TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
             TO BE REGISTERED                 REGISTERED(1)        PER UNIT(2)      OFFERING PRICE(2)        FEE(3)
--------------------------------------------------------------------------------------------------------------------------
NationsCredit Grantor Trust Marine
  Receivable-Backed Certificates..........   $120,803,719.92         100.00%         $120,803,719.92       $36,607.19
------------------------------------------------------------------------------------------------------------------
NationsCredit Grantor Trust Recreational
  Vehicle Receivable-Backed
  Certificates............................   $48,386,535.24          100.00%         $48,386,535.24        $14,662.59
==================================================================================================================


(1) This Registration Statement also relates to market-making transactions that will be made by NationsBanc Montgomery Securities, Inc., an affiliate of the Registrant.
(2) Estimated solely for purposes of calculating the registration fee.

(3) $606.06 of which was previously paid.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1993 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


     THIS REGISTRATION STATEMENT CONTAINS (i) A PROSPECTUS RELATING TO A PUBLIC OFFERING BY NATIONSCREDIT GRANTOR TRUST 1997-2 (THE "TRUST") OF $120,803,719.92
AGGREGATE PRINCIPAL AMOUNT OF     % MARINE RECEIVABLE-BACKED CERTIFICATES (THE
"MARINE CERTIFICATES") AND $48,386,535.24 AGGREGATE PRINCIPAL AMOUNT OF     %
RECREATIONAL VEHICLE RECEIVABLE-BACKED CERTIFICATES (THE "RV CERTIFICATES" AND TOGETHER WITH THE MARINE CERTIFICATES, THE "CERTIFICATES"); AND (ii) CERTAIN PAGES OF A SECOND PROSPECTUS TO BE USED IN CONNECTION WITH OFFERS AND SALES RELATING TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES BY AN AFFILIATE OF THE REGISTRANT. THE PROSPECTUS RELATING TO THE CERTIFICATES FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING SUCH PROSPECTUS ARE ALTERNATE PAGES OF THE MARKET-MAKING PROSPECTUS RELATING TO THE CERTIFICATES. ALL OTHER PAGES OF THE PUBLIC OFFERING PROSPECTUS FOR THE CERTIFICATES ARE ALSO TO BE USED FOR THE MARKET-MAKING PROSPECTUS.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED OCTOBER 10, 1997


PROSPECTUS


                               NATIONSCREDIT LOGO



                                $169,190,255.16

                       NATIONSCREDIT GRANTOR TRUST 1997-2

         $120,803,719.92        % MARINE RECEIVABLE-BACKED CERTIFICATES


  $48,386,535.24        % RECREATIONAL VEHICLE RECEIVABLE-BACKED CERTIFICATES

                    NATIONSCREDIT SECURITIZATION CORPORATION
                                   DEPOSITOR

                NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA
                                    SERVICER


     The certificates issued by NationsCredit Grantor Trust 1997-2 (the "Trust")
and offered hereby will consist of (i)      % Marine Receivable-Backed
Certificates (the "Marine Certificates") and (ii)      % Recreational Vehicle
Receivable-Backed Certificates (the "RV Certificates" and together with the Marine Certificates, the "Certificates"). The Trust will be formed pursuant to a Pooling and Servicing Agreement (the "Agreement") to be entered into among NationsCredit Securitization Corporation, as Depositor (the "Depositor"), NationsCredit Commercial Corporation of America, as Servicer (the "Servicer"), and Bankers Trust Company, as Trustee and as Collateral Agent (in such capacities, the "Trustee" and the "Collateral Agent," respectively). The property of the Trust will be comprised of three separate sub-trusts. The first sub-trust will include a pool of marine retail installment sale contracts, secured by new and used boats, boat motors and boat trailers (the "Marine Contract Group" and each marine retail installment sale contract included in the Marine Contract Group being a "Marine Receivable"), all payments received or due thereunder after September 30, 1997 (the "Cutoff Date"), security interests in the boats and marine equipment financed by the Marine Receivables and certain other property as described under "The Trust." The second sub-trust will include a pool of recreational vehicle retail installment sale contracts secured by new and used recreational vehicles (the "RV Contract Group" and each recreational vehicle retail installment sale contract included in the RV Contract Group being a "RV Receivable" and each of the RV Receivables and the Marine Receivables being, the "Receivables"), all payments received or due thereunder after the Cutoff Date, security interests in the recreational vehicles financed by the RV Receivables and certain other property as described under "The Trust". The third sub-trust will include an irrevocable surety bond (the "Surety Bond"), guaranteeing the Monthly Interest Payment (as defined herein) and the Monthly Principal Payment (as defined herein), issued by Capital Markets Assurance Corporation (the "Surety Bond Issuer"). The Certificates will represent interests in the assets of the Trust as described under "The Trust." Except under the limited circumstances described under "The
Certificates -- Distributions on Certificates" and "Credit Enhancement," payments to the Marine Certificateholders will be based on payments from the Marine Contract Group and payments to the RV Certificateholders will be based on payments from the RV Contract Group. The Servicer will be responsible for servicing and maintaining custody of the Receivables. The aggregate principal balance of the Marine Receivables (the "Marine Pool Balance") as of the Cutoff Date was $120,803,719.92 (the "Initial Marine Pool Balance") and the aggregate principal balance of the RV Receivables (the "RV Pool Balance" and together with the Marine Pool Balance, the "Pool Balance") as of the Cutoff Date was $48,386,535.24 (the "Initial RV Pool Balance" and together with the Initial Marine Pool Balance, the "Initial Pool Balance").



                         (Continued on following page)


   FOR INFORMATION CONCERNING THE RISKS OF AN INVESTMENT IN THE CERTIFICATES,

                   SEE "RISK FACTORS" COMMENCING ON PAGE 11.

   THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT AN
     INTEREST IN OR OBLIGATION OF NATIONSCREDIT SECURITIZATION CORPORATION, NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA OR ANY AFFILIATE THEREOF.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

========================================================================================================================
                                                           PRICE TO             UNDERWRITING           PROCEEDS TO
                                                          PUBLIC(1)               DISCOUNT             TRUST(1)(2)
------------------------------------------------------------------------------------------------------------------------
Per Marine Receivables-Backed Certificate..........           %                      %                      %
------------------------------------------------------------------------------------------------------------------------
Per Recreational Vehicle Receivable-Backed
  Certificate......................................           %                      %                      %
------------------------------------------------------------------------------------------------------------------------
Total..............................................           $                      $                      $
========================================================================================================================


(1) Plus interest calculated at the applicable Pass-Through Rate from October 15, 1997.



(2) Before deducting expenses payable by the Depositor estimated at $480,000.00.



    The Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale, and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form
through the facilities of The Depository Trust Company, on or about October   ,
1997.

NATIONSBANC MONTGOMERY SECURITIES, INC.                     SALOMON BROTHERS INC


                                October   , 1997

(Continued from preceding page)



     The Marine Certificate Balance (as defined herein) as of the Closing Date (as defined herein) will equal $120,803,719.92 and the RV Certificate Balance (as defined herein) as of the Closing Date will equal $48,386,535.24. Principal
and interest to the extent of the Pass-Through Rate of (i)      % per annum on
the Marine Certificates will be distributed to holders of the Marine
Certificates ("Marine Certificateholders") and (ii)      % per annum on the RV
Certificates will be distributed to holders of the RV Certificates ("RV Certificateholders" and together with the Marine Certificateholders, the "Certificateholders") as of the day prior to each Distribution Date (each a "Record Date") on the 15th day of each month (or, if such day is not a business day, the next following business day), beginning November 17, 1997 (each a "Distribution Date"). The final scheduled Distribution Date of the Marine Certificates will be on April 15, 2014 (the "Marine Final Scheduled Distribution Date") and the final scheduled Distribution Date of the RV Certificates will be on November 15, 2013 (the "RV Final Scheduled Distribution Date").


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") WITH RESPECT TO THE CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS. FOR FURTHER INFORMATION REFERENCE IS MADE TO THE REGISTRATION STATEMENT AND AMENDMENTS THEREOF AND EXHIBITS THERETO, WHICH ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICE OF THE COMMISSION AT 450 FIFTH STREET N.W., WASHINGTON, D.C. 20549; NATWEST REGIONAL OFFICE, 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NEW YORK 10048; AND MIDWEST REGIONAL OFFICE, CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. COPIES OF THE REGISTRATION STATEMENT AND AMENDMENTS THEREOF AND EXHIBITS THERETO CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AT PRESCRIBED RATES AND ELECTRONICALLY THROUGH THE COMMISSION'S ELECTRONIC GATHERING AND RETRIEVAL SYSTEM AT THE COMMISSION'S WEB SITE (HTTP://WWW.SEC.GOV).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer on behalf of NationsCredit Grantor Trust 1997-2, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to NationsCredit Commercial Corporation of America, 225 E. John Carpenter Freeway, Irving, Texas 75062-2731, Attn:

Lawrence Angelilli. Telephone requests for such copies should be directed to NationsCredit Commercial Corporation of America at (972) 506-5026.

                  REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE


     Bankers Trust Company, as Trustee for the Certificateholders under the Pooling and Servicing Agreement, including the Standard Terms and Conditions of the Agreement (the "Agreement"), dated as of September 30, 1997, among the Depositor, the Servicer, the Trustee and the Collateral Agent, will provide to The Depository Trust Company ("DTC") for distribution to beneficial owners of the Certificates (each a "Certificate Owner") monthly and annual reports concerning the Receivables. See "The Certificates -- Statements to Certificateholders."

                               PROSPECTUS SUMMARY

     This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index for the location of the definitions of certain capitalized terms used herein.


Issuer:.......................   NationsCredit Grantor Trust 1997-2 (the
                                 "Trust") will be formed by the Depositor. The assets of the Trust will include the Marine
                                 Contract Group and the RV Contract Group and all payments received or due thereunder after September 30, 1997 (the "Cutoff Date");
                                 security interests in new and used boats, boat motors and boat trailers financed by the Marine
                                 Contract Group (collectively, "Boats");
                                 security interests in the new and used
                                 recreational vehicles financed by the RV
                                 Contract Group (collectively, "RVs"); certain bank accounts and the proceeds thereof, the Surety Bond described below; and certain other property described under "The Trust." See "The
                                 Trust," "NationsCredit Commercial's Portfolio of Marine Contracts and Recreational Vehicle
                                 Contracts" and "Risk Factors -- Lack of
                                 Perfected Security Interests in Boats and RVs."


                                 The Depositor shall cause the Trust to purchase the Receivables directly or indirectly from NationsCredit Commercial (as defined below) or its affiliates on or prior to the date of issuance of the Certificates (the "Closing Date").

Depositor:....................   NationsCredit Securitization Corporation (the
                                 "Depositor"), a wholly-owned subsidiary of
                                 NationsCredit Commercial Corporation of America
                                 ("NationsCredit Commercial"), which in turn is an indirect wholly-owned subsidiary of
                                 NationsCredit Corporation ("NationsCredit").
                                 See "The Depositor."

Servicer:.....................   NationsCredit Commercial (sometimes referred to
                                 herein as the "Servicer"), an indirect
                                 wholly-owned subsidiary of NationsCredit. See
                                 "The Servicer."


Securities Offered:...........   Each      % Marine Receivable-Backed
                                 Certificate (a "Marine Certificate") and
                                 each     % Recreational Vehicle Receivable-
                                 Backed Certificate (a "RV Certificate" and together with the Marine Certificates, the "Certificates") represents an interest in the assets of the Trust, in each case, as described under "The Trust." Except under the limited circumstances described under "The
                                 Certificates -- Distributions on Certificates" and "Credit Enhancement," payments to Marine
                                 Certificateholders will be based on payments from the Marine Contract Group and payments to RV Certificateholders will be based on payments from the RV Contract Group. Except under the limited circumstances described herein, the
                                 Certificates will be issued pursuant to the Agreement in book-entry form only and shall be available in denominations of $1,000 and integral multiples thereof. See "The
                                 Certificates -- General," "-- Book-Entry
                                 Registration" and "-- Definitive Certificates."


Pass-Through Rate:............   The Pass-Through Rate for the Marine
                                 Certificates shall equal      % per annum and
                                 the Pass-Through Rate for the RV Certifi
                                 cates shall equal      % per annum, in each
                                 case payable monthly at one-twelfth of the applicable annual rate.


Interest:.....................   On each Distribution Date, the Trustee shall
                                 provide for a pro rata distribution to the Certificateholders of record at the close of business on the Business Day prior to such Distribution Date (the "Record Date") of interest in an aggregate amount equal to one-twelfth of the product of the applicable
                                 Pass-Through Rate and the Marine Certificate
                                 Balance, in the case of the Marine
                                 Certificateholders, or the RV Certificate
                                 Balance, in the case of the RV
                                 Certificateholders, in each case as of the close of business on the prior Distribution
                                 Date (or in case of the first Distribution
                                 Date, the Marine Certificate Balance or the RV
                                 Certificate Balance, as applicable, as of the Closing Date). The amount of interest required to be distributed to the Marine
                                 Certificateholders being, the "Monthly Marine
                                 Interest Payment" and the amount of interest required to be distributed to the RV
                                 Certificateholders being, the "Monthly RV
                                 Interest Payment." The sum of the Monthly
                                 Marine Interest Payment and the Monthly RV
                                 Interest Payment is referred to herein as the "Monthly Interest Payment." See "The
                                 Certificates -- Distributions on Certificates."


Principal:....................   The Trustee shall provide for a pro rata
                                 distribution to the Marine Certificateholders of record as of the related Record Date (x) on each Distribution Date (except on the Marine
                                 Final Scheduled Distribution Date), an amount equal to the sum of (a) that portion of all collections received by the Servicer during the related Collection Period (as defined herein) on Marine Receivables allocable to principal
                                 (which shall not include the principal portion of proceeds from any recoveries or liquidations in respect of any Defaulted Marine Receivables
                                 (as defined herein) received in any Collection
                                 Period following the Collection Period in which such Marine Receivable became a Defaulted
                                 Marine Receivable), (b) Purchase Amounts (as defined herein) in respect of Marine
                                 Receivables allocable to principal and paid by the Depositor or the Servicer and (c) the principal balance of Defaulted Marine
                                 Receivables, which became Defaulted Marine
                                 Receivables during the related Collection
                                 Period and (y) on the Marine Final Scheduled
                                 Distribution Date, an amount necessary to reduce the Marine Certificate Balance to zero on such Distribution Date, (collectively, the "Monthly Marine Principal Payment"). See "The
                                 Certificates -- Distributions on
                                 Certificates -- Marine Distributions."

                                 The Trustee shall provide for a pro rata distribution to the RV Certificateholders of record as of the related Record Date (x) on each Distribution Date (except on the RV Final Scheduled Distribution Date), an amount equal to the sum of (a) that portion of all collections received by the Servicer during the related Collection Period on RV Receivables allocable to principal (which shall not include the principal portion of proceeds from any recoveries or liquidations in respect of any Defaulted RV Receivables (as defined herein), received in any Collection Period following the Collection Period in which such RV Receivable became a De-faulted RV Receivable), (b) Purchase Amounts in respect of RV Receivables allocable to principal and paid by the Depositor or the Servicer and (c) the principal balance of Defaulted RV Receivables, which became Defaulted RV Receivables during the related Collection Period and (y) on the RV Final Scheduled Distribution Date, an amount necessary to reduce the RV Certificate Balance to zero on such Distribution Date (collectively, the "Monthly RV Principal Payment" and together with the Monthly Marine Principal payment, the "Monthly Principal Payment"). See "The
                                 Certificates -- Distributions on
                                 Certificates -- RV Distributions."


Certificate Balance:..........   The "Marine Certificate Balance" shall equal on
                                 the Closing Date, $120,803,719.92 and
                                 thereafter shall equal the Marine Certificate
                                 Balance as of the Closing Date reduced by all principal distributions on the Marine
                                 Certificates. The "RV Certificate Balance" shall equal on the Closing Date, $48,386,535.24 and thereafter shall equal the RV Certificate
                                 Balance as of the Closing Date reduced by all principal distributions on the RV Certificates.
                                 The sum of the Marine Certificate Balance and the RV Certificate Balance shall equal the "Certificate Balance."



Distribution Date:............   The 15th day of each month (or if such 15th day
                                 is not a business day, the next following business day) commencing November 17, 1997.


Monthly Marine Servicing
Fee:..........................   On each Distribution Date, the Servicer shall
                                 receive a monthly fee equal to the product of one-twelfth of 0.75% (the "Servicing Fee Rate") and the Marine Pool Balance as of the last day of the prior Collection Period (or in the case of the first Distribution Date, the Initial
                                 Marine Pool Balance), plus certain late fees, prepayment charges and other administrative fees or similar charges. See "The
                                 Certificates -- Distributions on
                                 Certificates -- Marine Distributions."

Monthly RV Servicing Fee:.....   On each Distribution Date, the Servicer shall
                                 receive a monthly fee equal to the product of one-twelfth of 0.75% (the "Servicing Fee Rate") and the RV Pool Balance as of the last day of the prior Collection Period (or in the case of the first Distribution Date, the Initial RV
                                 Pool Balance), plus certain late fees,
                                 prepayment charges and other administrative fees or similar charges. See "The
                                 Certificates -- Distributions on
                                 Certificates -- RV Distributions."

Surety Bond:..................   The Servicer has obtained, for the benefit of
                                 the Trust, the Surety Bond, which will
                                 unconditionally guarantee the Monthly Interest
                                 Payment and the Monthly Principal Payment and under certain circumstances the Monthly
                                 Servicing Fee to the extent described herein.
                                 See "The Certificates -- Credit
                                 Enhancement -- The Surety Bond."

Marine Reserve Account:.......   The Depositor will establish and maintain with
                                 the Collateral Agent an account (the "Marine
                                 Reserve Account"). The Marine Reserve Account will not be part of the Trust, but will be pledged to the Trustee for the benefit of the Certificateholders and the Surety Bond Issuer.
                                 On the Closing Date an initial deposit will be made into the Marine Reserve Account and thereafter on each Distribution Date, the Marine Reserve Account will be augmented from payments in respect of Marine Receivables
                                 (or under certain circumstances, RV
                                 Receivables, as described under "The
                                 Certificates -- Credit Enhancement") allocable to interest received by the Servicer during the preceding Collection Period after distributions thereof in respect of the Monthly Marine
                                 Interest Payment, the Monthly Marine Servicing
                                 Fee (to the extent described herein), the principal balance of any Defaulted Marine
                                 Receivables (as defined herein), and any amounts owing to the Surety Bond Issuer allocable to the Marine Contract Group (as defined herein) under the Insurance and Reimbursement Agreement, dated as of September
                                 30, 1997, among the Surety Bond Issuer, the
                                 Depositor and the Servicer (the "Insurance
                                 Agreement") and the Agreement, and not paid, until the amount on deposit in the Marine
                                 Reserve Account is equal to a specified amount to be determined by the Surety Bond Issuer and the Rating Agencies (the "Specified Marine
                                 Reserve Account Requirement"). Amounts, if any, on deposit in the Marine Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution
                                 Date) in excess of the Specified Marine Reserve
                                 Account Requirement will be released to the Depositor. The Specified Marine Reserve Account
                                 Requirement and amounts on deposit or to be deposited into the Marine Reserve Account may be reduced, including to zero, or distributed in a different manner than described herein with the consent of the Surety Bond Issuer, as long as such reduction or change does not cause a downgrading or withdrawal of the then-current rating of any of the Certificates by a Rating
                                 Agency (as defined herein), but without prior notice to or the consent of any of the Certificateholders. Prospective purchasers of the Marine Certificates should not rely on any amounts being deposited into or available from the Marine Reserve Account or the RV Reserve
                                 Account (as defined below) in making a decision as to whether to purchase the Marine
                                 Certificates. See "The Certificates -- Credit
                                 Enhancement -- The Marine Reserve Account" and
                                 "Distributions on Certificates."



RV Reserve Account:...........   The Depositor will establish and maintain with
                                 the Collateral Agent an account (the "RV
                                 Reserve Account"). The RV Reserve Account will not be part of the Trust, but will be pledged to the Trustee for the benefit of the Certificateholders and the Surety Bond Issuer.
                                 On the Closing Date an initial deposit will be made into the RV Reserve Account and thereafter on each Distribution Date, the RV Reserve
                                 Account will be augmented from payments in respect of RV Receivables (or under certain circumstances, Marine Receivables, as described under "The Certificates -- Credit Enhancement") allocable to interest received by the Servicer during the preceding Collection Period after distributions thereof in respect of the Monthly
                                 RV Interest Payment, the Monthly RV Servicing
                                 Fee (to the extent described herein), the principal balance of any RV Defaulted
                                 Receivables (as defined herein), and any amounts owing to the Surety Bond Issuer allocable to the RV Contract Group (as defined herein) under the Insurance Agreement and the Agreement, and not paid, until the amount on deposit in the RV Reserve Account is equal to a specified amount to be determined by the Surety
                                 Bond Issuer and the Rating Agencies (the
                                 "Specified RV Reserve Account Requirement").
                                 Amounts, if any, on deposit in the RV Reserve
                                 Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified
                                 RV Reserve Account Requirement will be released to the Depositor. The Specified RV Reserve
                                 Account Requirement and amounts on deposit or to be deposited into the RV Reserve Account may be reduced, including to zero, or distributed in a different manner than described herein with the consent of the Surety Bond Issuer, as long as such reduction or change does not cause a downgrading or withdrawal of the then-current rating of any of the Certificates by a Rating
                                 Agency (as defined herein), but without prior notice to or the consent of any of the Certificateholders. Prospective purchasers of the Certificates should not rely on any amounts being deposited into or available from the RV
                                 Reserve Account or the Marine Reserve Account in making a decision as to whether to purchase the RV Certificates. See "The
                                 Certificates -- Credit Enhancement -- The RV
                                 Reserve Account" and "Distributions on
                                 Certificates."

Optional Purchase:............   The Servicer may purchase all the Marine
                                 Receivables in the Trust as of any Record Date on which the Marine Pool Balance shall decline to 5% or less of the Initial Marine Pool
                                 Balance, at a purchase price equal to the aggregate Purchase Amount of the Marine
                                 Receivables as of the beginning of the
                                 Collection Period related to such Record Date less the amount of all collections on the Receivables received by the Servicer during such Collection Period; provided, however, that the Servicer may not make any such purchase on any date on which there are outstanding draws under the Surety Bond which have not been reimbursed to the Surety Bond Issuer. See "The
                                 Certificates -- Termination."

                                 The Servicer may purchase all the RV
                                 Receivables in the Trust as of any Record Date on which the RV Pool Balance shall decline to 5% or less of the Initial RV Pool Balance, at a purchase price equal to the aggregate Purchase Amount of the RV Receivables as of the beginning of the Collection Period related to such Record Date less the amount of all collections on the Receivables received by the Servicer during such Collection Period; provided, however, that the Servicer may not make any such purchase on any date on which there are outstanding draws under the Surety Bond which have not been reimbursed to the Surety Bond Issuer. See "The
                                 Certificates -- Termination."


Surety Bond Issuer:...........   Capital Markets Assurance Corporation ("CapMAC"
                                 or the "Surety Bond Issuer"). See "The Surety
                                 Bond Issuer."

Trustee:......................   Bankers Trust Company (the "Trustee").


Lack of Perfected Security
Interests in Boats and RVs:...   Pursuant to the Agreement, the Servicer will
                                 represent and warrant that each Receivable created a first priority perfected security interest in the Boat or RV, as applicable, financed thereby in favor of NationsCredit
                                 Commercial. In connection with the sale of the

                                 Receivables, the security interests of
                                 NationsCredit Commercial in the Boats and RVs financed by the Receivables will be assigned to the Trust. Due to the administrative burden and expense, the certificates of title, in the case of Boats or RVs financed in states where security interests in boats or recreational vehicles are subject to certificate of title statutes, will not be endorsed to the Trust and the UCC-1 financing statements, in the case of Boats or RVs financed in states where security interests in boats or recreational vehicles are perfected by filing a UCC-1 financing statement, will not be amended to reflect the assignment to the Trust. In most states, an assignment such as that under the Agreement is an effective conveyance of a security interest without making any such endorsement or filing any such amendment. However, in certain states, in the absence of such procedures, the Trust may not have a perfected security interest in the Boats or RVs, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor (as defined herein). Moreover, statutory liens for repairs or unpaid taxes may have priority over security interests in Boats or RVs perfected under state law. As a result, the Marine Certificateholders or RV Certificateholders, as applicable, may be subject to delays in payments and may incur losses if any required payments under the Surety Bond are not made. See "Risk
                                 Factors -- Lack of Perfected Security Interests in Boats and RVs" and "Certain Legal Aspects of the Receivables."


Tax Status:...................   The Trust will be treated as a grantor trust
                                 for Federal income tax purposes, and will not be subject to Federal income tax.
                                 Certificateholders will report their pro rata shares of all income of the Trust, and, subject to certain limitations in the case of an individual Certificateholder, may deduct their pro rata shares of reasonable servicing and other fees of the Trust. Because tax consequences may vary based on the status or tax attributes of the Certificate Owner, prospective investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of
                                 Certificates. See "Certain Federal Income Tax
                                 Consequences."

ERISA Considerations:.........   The Certificates may be purchased by employee
                                 benefit plans that are subject to the Employee
                                 Retirement Income Security Act of 1974, as amended ("ERISA"), upon satisfaction of certain conditions described herein. Any benefit plan fiduciary considering the purchase of the Certificates should, among other things, consult with counsel in determining whether all required conditions have been satisfied. See
                                 "ERISA Considerations."

Rating:.......................   As a condition of issuance of the Certificates,
                                 the Marine Certificates and the RV Certificates shall be rated "Aaa" by Moody's Investors
                                 Service, Inc. ("Moody's") and "AAA" by Standard
                                 & Poor's Ratings Services, a Division of The
                                 McGraw-Hill Companies ("S&P") (each a "Rating
                                 Agency" and together, the "Rating Agencies").
                                 The ratings are based primarily on the credit rating of the Surety Bond Issuer and the value of the underlying related Receivables. Any rating assigned to the Certificates by a Rating

                                 Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders will receive the payments of interest and principal required to be made under the Agreement. The ratings take into consideration the Surety Bond, the characteristics of the related Receivables and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings are not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn entirely by the Rating Agencies if in their judgment circumstances in the future so warrant. See "Risk Factors -- Limitation on Credit Ratings."

                                  RISK FACTORS

     Prospective purchasers of the Certificates should consider carefully the following discussion of certain risks associated with an investment in the Certificates, as well as the other information set forth in this Prospectus.


     Limited Liquidity. There is currently no market for the Certificates. NationsBanc Montgomery Securities, Inc. and Salomon Brothers Inc (each, an "Underwriter") expect, but are not obligated, to make a market in the Certificates. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Certificates with liquidity of investment or that it will continue for the life of the Certificates.



     Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor, the Trustee, the Underwriters, NationsCredit Commercial or any of their respective affiliates. Neither the Receivables nor the Certificates will be insured or guaranteed by any governmental agency or instrumentality, the Depositor, the Underwriter, the Servicer, the Trustee or any of their respective affiliates and the Certificates will be payable only from assets of the Trust, the Marine Reserve Account or RV Reserve Account, as applicable, or paid pursuant to the Surety Bond.


     The Depositor will not be obligated in any way in respect of the Certificates. The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations. The Depositor and NationsCredit Commercial will, however, make certain representations and warranties in respect of the Receivables. In the event of an uncured breach of any such representation or warranty that materially adversely affects the interests of the Certificateholders or the Surety Bond Issuer, the Depositor or NationsCredit Commercial, as applicable, may, under certain circumstances, be obligated to repurchase such Receivable, as described under "The
Certificates -- Sale and Assignment of Receivables" herein.


     Lack of First Priority Security Interests in the Receivables. The sale of the Receivables to the Trust is subject to the perfection requirements of the Uniform Commercial Code (the "UCC") in effect in the States of Texas and Georgia. Under the Texas and Georgia UCC, security interests in the Receivables may be perfected by possession of the Receivables or by the filing of a UCC-1 financing statement. To facilitate servicing and to minimize administrative burden and expense, the Trustee will file UCC-1 financing statements to perfect the Trust's security interests in the receivables and NationsCredit Commercial as Servicer will maintain possession of all of the Receivables. Therefore, if NationsCredit Commercial sells and delivers any of the Receivables to another party, there is a risk that the purchaser could acquire an interest in the Receivables having priority over the Trust's interest. NationsCredit Commercial will covenant that it will not sell, pledge, transfer, deliver or otherwise dispose of any Receivable, except as provided under the Agreement. A security interest in the Receivables perfected by means of possession under certain circumstances would generally have priority over a security interest in the Receivables perfected by the filing of a UCC-1 financing statement. Pursuant to the Agreement, the Servicer will represent and warrant that the Trust has been assigned a valid, first priority perfected security or ownership interest in each Receivable conveyed to the Trust on the Closing Date. But such representations and warranties relate solely to the Receivables themselves and do not include the Boats or RVs that secure such Receivables. Also, certain liens, including certain tax liens, may, as a matter of law, have priority over perfected, first priority liens. In addition, if another person purchased any of the Receivables for new value without knowledge of the Trust's security interest and acquired possession of the Receivables in the ordinary course of such person's business, the purchaser's interest would be superior to the interest of the Trust. As provided in the Agreement, any breach of this covenant by NationsCredit Commercial that materially and adversely affects the Trust's interest in the Receivables and remains uncured will result in an obligation of NationsCredit Commercial to repurchase the affected Receivables. Pursuant to the Agreement, NationsCredit Commercial or the Servicer will be obligated to purchase any Receivable if there is a breach of a representation and warranty made by it that materially adversely affects the Trust's interest in such Receivable, unless such breach is cured as provided in the Agreement by the second Record Date following the discovery of such breach.


     Lack of Perfected Security Interests in Boats and RVs. When originated, each Marine Receivable and RV Receivable includes a security interest in the Boat or RV financed thereby, as applicable, and such interest is perfected under state law. The Servicer will make certain representations and warranties to the Trust with respect to the perfection and priority of the security interests of NationsCredit Commercial in the Boats and RVs, which representations and warranties will be subject to any statutory liens arising after the Closing Date. Due to the administrative burden and expense of (i) endorsing the certificate of title of each Boat and RV to reflect the Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Boats or RVs licensed in states where security interests in boats or recreational vehicles, as applicable, are subject to certificate of title statutes; and (ii) filing amendments to UCC-1 financing statements relating to each Boat and RV (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Boats or RVs licensed in states where security interests in boats or recreational vehicles, as applicable, are perfected by filing a UCC-1 financing statement; none of such certificates of title will be endorsed, delivered and filed, or UCC-1 financing statements amended. In most states an assignment such as that under the Agreement is an effective conveyance of a security interest without making any such endorsements or filing any such amendments. However, in certain states, in the absence of such procedures the Trust may not have a perfected security interest in the Boats or RVs licensed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the retail purchaser (the "Obligor") under a Receivable in UCC states. Additionally, because NationsCredit Commercial will not make the necessary endorsements, filings or recordations, there is a substantial risk that the Trust will not have a security interest in Boats registered in California, which represents 21.10% of the Initial Marine Pool Balance (based on the billing address of the Obligors), and if the absence of such security interest is asserted by an Obligor (or its representative), the Trust will not be entitled to any liquidation proceeds with respect to the related Boat. As a result, the Marine Certificateholders and RV Certificateholders may be subject to delays in payments and may incur losses with respect to the Marine Receivables if any required payments under the Surety Bond are not made. Boats registered in California may not relate to the geographic concentration of Marine Receivables in California because the concentration of such Marine Receivables is based solely on the billing address of the related Obligor. Moreover, statutory liens for repairs or unpaid taxes may have priority over security interests in Boats or RVs perfected under state law.



     Risk of Defenses and Risk Related to Repossession and Liquidation. Various Federal and state laws impose requirements and restrictions applicable to the origination and servicing of the Receivables. Violations of certain of those laws may give rise to claims and defenses by an Obligor against the Servicer or the Trust. In addition, an Obligor can assert against the Servicer or the Trust claims and defenses which the Obligor has against the seller of the Boat or RV, as applicable (the "Dealer"). The Servicer pursuant to the Agreement, will represent and warrant as of the Closing Date that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable laws with respect to the Receivables have been satisfied. State laws and court decisions also impose requirements and restrictions relating to repossession sales of boats and recreational vehicles and on obtaining deficiency judgments following such sales. Even if a Boat or RV securing a Receivable is successfully repossessed and sold, the full amount due on the Receivable may not be realized because of depreciation of or damage to the Boat or RV or because the resale value of the Boat or RV may vary significantly due to the limited markets for used boats or used recreational vehicles, seasonal factors and other economic and social factors. In sum, the Trust may not realize the full amount due on a Receivable because of the failure to endorse the certificate of title or to amend a UCC-1 financing statement, as the case may be, or the application of requirements and restrictions on repossession sales and deficiency judgments, or because of depreciation, damage or loss of a Boat or RV, the application of Federal and state bankruptcy and insolvency laws, or other factors. As a result, the Certificateholders may be subject to delays in payments and losses if any required payments under the Surety Bond are not made. See "Certain Legal Aspects of the Receivables."



     Concentration Risk. Based on the Initial Pool Balance, 21.10%, 9.80% and 9.11% of the Marine Receivables are billed to Obligors under Marine Receivables with billing addresses in California, Texas and Florida, respectively. Based on the Initial Pool Balance 23.04%, 10.92% and 8.29% of the RV Receivables are billed to Obligors under RV Receivables with billing addresses in California, Texas and Florida, respectively. An economic downturn may have an adverse effect on the ability of Obligors in such states to meet their payment obligations under the Marine Receivables or RV Receivables, as applicable. Because of the concentration of Receivables with Obligors with billing addresses in such states, losses on the related Receivables may be higher than would be the case if there were more geographic diversification among the Receivables and thus may result in accelerated payments of principal and reinvestment risk to the Marine Certificateholders or RV Certificateholders, as applicable.



     Prepayment Considerations. Full or partial prepayments on the Marine Receivables will have the effect of reducing the weighted average life of the Marine Certificates, while delinquencies under the Marine Receivables by the related Obligors and extensions of Marine Receivables by the Servicer will have the effect of increasing the weighted average life (but not the final maturity) of the Marine Certificates. Full or partial prepayments on the RV Receivables will have the effect of reducing the weighted average life of the RV Certificates, while delinquencies under the RV Receivables by the related Obligors and extensions of RV Receivables by the Servicer will have the effect of increasing the weighted average life (but not the final maturity) of the RV Certificates. The Receivables may be prepaid at any time without penalty. Prepayments may result from, among other things, the sale, refinancing, insured loss or other disposition of a Boat or RV, a Marine Receivable or RV Receivable becoming a Defaulted Receivable, the purchase of Marine Receivables or RV Receivables due to material breaches of the Depositor's or NationsCredit Commercial's representations and warranties or the exercise by the Servicer of its option to purchase all the (x) Marine Receivables as of any Record Date on which the Marine Pool Balance shall decline to 5% or less of the Initial Marine Pool Balance or (y) RV Receivables as of any Record Date on which the RV Pool Balance shall decline to 5% or less of the Initial RV Pool Balance. The actual maturity of the Marine Certificates or the RV Certificates could occur earlier than the Marine Final Scheduled Distribution Date and the RV Final Scheduled Distribution Date, respectively, since the rate of payments on the Marine Certificates and RV Certificates will depend on the rate of payments on the Marine Receivables and RV Receivables, respectively. In addition because of the cross-collateralization between the Marine Contract Group and the RV Contract Group a more rapid rate of prepayments on one contract group will have the effect of reducing the amount of excess spread available for cross-collateralization of the other contract group. No prediction can be made as to the actual rate of prepayments in respect of the Receivables. Prepayments are affected by numerous social, economic and other factors, including, for example, the seasonal nature of the marine and the recreational vehicle retail financing business. Marine Certificateholders and RV Certificateholders will bear all reinvestment risk resulting from prepayment of the Marine Receivables and the RV Receivables, respectively. See "The Receivables Pool -- Maturity and Prepayment Assumptions."


     Commingling Risk. While NationsCredit Commercial or an entity (a) into which NationsCredit Commercial is merged or consolidated, (b) which succeeds to the properties and assets of the Servicer substantially as a whole or (c) more than 50% of the voting stock of which is owned by NationsBank Corporation, which has executed an agreement of assumption to perform the obligations of the Servicer under the Insurance Agreement and the Agreement, is the Servicer, the Servicer may commingle collections held by it and may use such funds for its own purposes prior to the business day preceding each Distribution Date provided that all of the following conditions are satisfied: (i) there exists no Event of Default (as described below), (ii) if the Servicer does not have a short term debt rating or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections held by NationsCredit Commercial or such successor servicer, which is acceptable to the Rating Agencies and the Surety Bond Issuer and issued by an entity which has a short term debt or deposit rating, of at least A-1 from S&P and P-1 from Moody's, and (iii) the Servicer, the Trustee, the Depositor or the Surety Bond Issuer shall not have received notice from S&P or Moody's that failure to separate such funds will result in a reduction or withdrawal of the then current rating on the Certificates by either S&P or Moody's. If all the conditions contained in the preceding sentence are not met, the Servicer will deposit all payments on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Certificate Account not later than the second business day after receipt. In the event that the Servicer commingles collections, the Certificateholders will be subject to the risk of loss of such collections, including as a result of the bankruptcy or insolvency of the Servicer. It is anticipated that on the Closing Date NationsBank Corporation will furnish a guaranty that will permit NationsCredit Commercial to commingle funds.

     Limitation on Credit Ratings. As a condition of issuance of the Certificates, the Marine Certificates and the RV Certificates shall be rated "Aaa" by Moody's and "AAA" by S&P. The ratings are based primarily on the credit rating of the Surety Bond Issuer and the value of the underlying related Receivables. Any rating assigned to the Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders will receive the timely payments of interest and principal required to be made under the Agreement. The ratings take into consideration the Surety Bond, the characteristics of the related Receivables and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings are not a recommendation to buy, sell or hold securities and there is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn entirely by the Rating Agencies if in their judgment circumstances in the future so warrant. Any downgrade of the credit rating of the Surety Bond Issuer will likely result in a downgrade of the Certificates. None of the Depositor, NationsCredit Commercial or any of its affiliates have any obligation to maintain the credit rating of the Certificates. In the event the Surety Bond Issuer's claims paying ratings have been reduced by any of the Rating Agencies, the Depositor may, but it is not obligated to, upon payment of all amounts required to be paid to the Surety Bond Issuer pursuant to the Insurance Agreement and the Agreement either
(i) replace the Surety Bond with a financial guaranty insurance policy issued by another surety bond issuer, provided that the ratings on the claims paying ability of such replacement surety bond issuer are higher than those of the surety bond issuer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and confirmation that the ratings of the Certificates will be increased from their then-current levels (after giving effect to such reduction) as a result of such action shall have been obtained.


                                   THE TRUST


     The Depositor will establish the Trust prior to the Closing Date and cause the Trust to directly or indirectly purchase the Receivables from NationsCredit Commercial or its affiliates with the proceeds of the sale of the Certificates. The Servicer will initially service the Receivables pursuant to the Agreement, and will be compensated for acting as the Servicer. See "The
Certificates -- Servicing Compensation." To facilitate servicing and to minimize any administrative burden and expense, the Servicer will be appointed custodian for all the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the UCC-1 financing statements relating to the Boats or RVs nor amend the certificates of title of the Boats or RVs. NationsCredit Commercial will, however, indicate in its computer records that the Receivables have been sold and assigned to the Trust. See "Risk Factors -- Lack of Perfected Security Interests in Boats," "--Lack of First Priority Security Interests in the Receivables" and "Certain Legal Aspects of the Receivables." The Servicer has obtained the Surety Bond for the benefit of the Trust. The Surety Bond will unconditionally guarantee the Monthly Interest Payment and the Monthly Principal Payment and, under certain circumstances, the Monthly Servicing Fee to the extent described herein. See "The Certificates -- Credit Enhancement -- The Surety Bond" and "The Certificates -- Distributions on Certificates."



     The property of the Trust will be comprised of three separate sub-trusts. The first sub-trust will include (i) a pool of marine retail installment sale contracts secured by new and used boats, boat motors and boat trailers (the "Marine Contract Group" and each marine retail installment sale contract included in the Marine Contract Group being a "Marine Receivable") and all payments received or due thereunder after the Cutoff Date, (ii) security interests in the boats and marine equipment, (iii) such amounts as from time to time may be held in one or more trust accounts for the benefit of the Marine Certificateholders (collectively, the "Marine Certificate Account"), (iv) any proceeds from recourse to dealers on Marine Receivables, (v) any proceeds from claims on physical damage, credit life or disability insurance policies covering the Boats or Obligors related to the Marine Receivables, (vi) any property that shall have secured a Marine Receivable and that shall have been acquired by the Trustee and (vii) the proceeds of all of the foregoing. The second sub-trust will include (i) a pool of recreational vehicle retail installment sale contracts secured by new and used recreational vehicles, (the "RV Contract Group" and each recreational vehicle retail installment sale contract included in the RV Contract Group being a "RV Receivable" and each of the RV Receivables and the Marine Receivables being, the "Receivables") and all payments received or due thereunder after the Cutoff Date, (ii) security interests in the boats and recreational vehicle equipment, (iii) such amounts as from time to time may be held in one or more trust accounts for the benefit of the RV Certificateholders (collectively, the "RV Certificate Account"), (iv) any proceeds from recourse to dealers on RV Receivables, (v) any proceeds from claims on physical damage, credit life or disability insurance policies covering the RVs or Obligors related to the RV Receivables, (vi) any property that shall have secured a RV Receivable and that shall have been acquired by the Trustee and (vii) the proceeds of all of the foregoing. The third sub-trust will include the Surety Bond and all its proceeds. The Marine Certificateholders will have a fractional undivided ownership interest in all the assets of the first and third sub-trusts, referred to above and the RV Certificateholders will have a fractional undivided ownership interest in all of the assets of the second and third sub-trusts referred to above.



     The Receivables were originated by the Dealers and purchased by NationsCredit Commercial pursuant to agreements with the Dealers ("Dealer Agreements"), are serviced by the Servicer, and evidence indirect financings made available to the Obligors. During the term of the Agreement, the Servicer may not substitute any other marine or recreational vehicle retail installment sale contract for any Receivable sold to the Trust.


            NATIONSCREDIT COMMERCIAL'S PORTFOLIO OF MARINE CONTRACTS
                       AND RECREATIONAL VEHICLE CONTRACTS

GENERAL

     The following describes certain general origination, servicing, and collection policies and procedures applied by NationsCredit Commercial and its predecessor companies with respect to marine retail installment sale contracts ("marine contracts") and recreational vehicle retail installment sale contracts ("recreational vehicle contracts"). Marine contracts and recreational vehicle contracts are each referred to herein as "contracts."


     NationsCredit Commercial purchases on a regular basis marine contracts and recreational vehicle contracts directly or indirectly from approximately 1,500 retail boat dealers or finance subsidiaries of manufacturers who regularly initiate and sell marine contracts to NationsCredit Commercial pursuant to the terms of approved dealer agreements and approximately 300 retail recreational vehicle dealers or finance subsidiaries of manufacturers who regularly initiate and sell recreational vehicle contracts to NationsCredit Commercial pursuant to the terms of approved dealer agreements, respectively. NationsCredit Commercial services such contracts. No marine contract or recreational vehicle contract is purchased from a dealer until the credit application from the obligor is submitted to NationsCredit Commercial and is reviewed, evaluated, and approved by one of NationsCredit Commercial's credit analysts in accordance with NationsCredit Commercial's underwriting policies and procedures. NationsCredit Commercial's evaluation of credit applicants is intended to assess the applicant's willingness and ability to repay the amounts due on the contract and
(i) in the case of recreational vehicle contracts, the adequacy of the recreational vehicle as collateral, or (ii) in the case of marine contracts, the adequacy of the boat (which may include the boat, motor and trailer) or, in a small minority of cases, the boat motor or trailer by itself, as collateral. References to "boats" herein include the boat motor and trailer with respect to each boat, and the separately financed boat motors or trailers, unless the context otherwise indicates.


     Recreational vehicles are either motor homes, travel trailers, or truck campers.

     Motor homes. Motor Homes are recreational vehicles built on or as an integral part of a self-propelled motor vehicle chassis. A motor home may provide kitchen, sleeping and bathroom facilities, may be equipped with the ability to store and carry fresh water and sewage, and may be one of the following types:


          Motor Home, Class A: The living unit has been entirely constructed on a bare, specially designed motor vehicle chassis. The unit comes equipped with all conveniences such as sleeping, kitchen and toilet facilities, 110-volt electrical hookup, and fresh water and sewage storage.

          Van Camper, Class B: A panel-type truck to which the manufacturer adds two or more of the following conveniences: sleeping, kitchen and toilet facilities. The manufacturer also may add a 110-volt electrical hookup, fresh water storage, city water hookup or a top extension to provide more head room.

          Motor Home, Class C: This unit is built on an automotive manufactured van frame with an attached cab section. The manufacturer completes the body section containing the living area and attaches it to the cab section.


     Travel Trailers. Travel trailers are trailers designed to be towed by a motorized vehicle (automobile, van or pickup truck) and are of such size and weight as not to require a special highway movement permit. A travel trailer is designed to provide temporary living quarters for recreational, camping or travel use, does not require permanent on-site hookup, and can be one of the following types:

          Conventional Travel Trailer: This unit ranges typically from 12 feet to 35 feet in length and is towed by means of a bumper or frame hitch attached to the towing vehicle.


          Fifth-Wheel Travel Trailer: This unit can be equipped the same as the conventional travel trailer, but is constructed with a raised forward section that allows a bi-level floor plan. This style is designed to be towed by a pickup truck equipped with a device known as a fifth-wheel hitch.


          Folding Camper Trailer: This unit is smaller than a conventional travel trailer. The unit, when unfolded, provides sleeping facilities and sometimes other conveniences.

     Truck Campers. Truck campers are units designed to be mounted in the bed of a pickup truck and provide sleeping quarters and sometimes other conveniences.


UNDERWRITING



     The credit application, which requests the liabilities, income, and credit and employment history of the applicant, is reviewed for completeness and compliance with NationsCredit Commercial's credit guidelines for marine contracts and recreational vehicle contracts purchased from Dealers. In response to recessionary forces that adversely impacted marine and recreational vehicle collateral values in 1990, 1991 and 1992, NationsCredit Commercial (as its predecessor company) instituted tighter underwriting criteria in 1992, including an increase in the downpayment requirements on both new and used boats and recreational vehicles. Also, in 1992 NationsCredit Commercial (as its predecessor company) completed a process of reducing the number of its offices and the number of its employees with credit authority as a means to improve consistency and control over credit approvals. In December of 1993, NationsCredit Commercial instituted an upfront scoring system which has resulted in more consistent underwriting standards and has provided more management control over decisions affecting credit approvals. NationsCredit Commercial's current guidelines, which are based primarily on credit scoring criteria, are intended to provide a basis for credit decisions, but are not meant to supersede the credit judgment of the credit analysts in both approval and denial decisions. Consequently, certain contracts may not comply with all NationsCredit Commercial guidelines, but will be within prescribed limits for which exceptions to the guidelines are permitted. In all cases, NationsCredit Commercial will review a current credit report issued by an independent credit reporting agency, and where deemed necessary, will confirm income and employment data, on each applicant. Unless otherwise indicated the same servicing and collection practices are used by NationsCredit Commercial on all marine contracts and recreational vehicle contracts.



     Each contract arises from a credit sale of a new or used boat or recreational vehicle. In most cases, NationsCredit Commercial will not purchase a contract relating to a new boat or new recreational vehicle if after at least a 10% (0% for both marine contracts and recreational vehicle contracts originated prior to January 1, 1990) downpayment by the obligor the amount financed under the contract exceeds the sum of (a) (i) 115% of dealer invoice up to $25,000 and (ii) 110% of dealer invoice over $25,000, plus (b) the cost to the customer of any dealer-installed options, extended warranty plans, credit life and disability insurance and sales tax.

     NationsCredit Commercial will generally not purchase a contract secured by a used boat or used recreational vehicle after a downpayment by the obligor of at least 10% if the amount financed under the contract exceeds 100% of the "NADA (National Automobile Dealers Association) Wholesale Price" or if the amount financed under the contract exceeds the total sales price to the obligor. While NationsCredit Commercial reviews the sales price of each used boat or recreational vehicle financed, resale prices for used boats or recreational vehicles vary significantly based upon individual circumstances.



     Each Dealer from which NationsCredit Commercial purchases marine contracts or recreational vehicle contracts has been selected by NationsCredit Commercial based on such Dealer's financial and operating history. Such Dealers have made representations and warranties to NationsCredit Commercial with respect to the contracts and the security interests in the boats or recreational vehicles, as applicable, relating thereto but not to the creditworthiness of the obligors or the collectibility of such contracts. NationsCredit Commercial has a right of recourse against such Dealers who breach such representations and warranties to require them to repurchase such contracts. In determining whether to exercise such right, NationsCredit Commercial considers the prior performance of the Dealer and other business and commercial considerations. NationsCredit Commercial is obligated to enforce such rights with respect to Dealer Agreements relating to the Marine Receivables or RV Receivables only to the extent of such customary practices.



     Each contract has an original term of 180 payments or less and generally provides for equal monthly payments which amortize the full amount of such contract, however, under certain specialized programs the first payment can be deferred beyond forty-five days. The contracts can be prepaid at any time without prepayment penalty. All contracts are either simple interest or precomputed contracts. As payments are received under a simple interest contract, the finance charges accrued to date are paid first and the remaining amount of the payment is applied to reduce the unpaid amount financed. Accordingly, if an obligor pays the fixed monthly payment on a simple interest contract in advance of the due date, the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the obligor pays the fixed monthly payment on a simple interest contract after its due date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. Adjustments are made in the amount of the final scheduled payment with respect to each simple interest contract to reflect the larger or smaller allocations of payments to the amount financed under the contract as a result of early or late payments. On a precomputed contract the allocation of principal and interest is consistently applied to the obligor's balance in accordance with a pre-determined schedule regardless of when the payment is received. A late fee may be charged on both precomputed contracts and simple interest contracts for each payment received following a grace period after the due date. Precomputed contracts that are not paid in full by their final scheduled payment date typically will accrue finance charges thereafter until payment in full, but not necessarily at the contract annual percentage rate ("APR").



SERVICING



     Once NationsCredit Commercial has purchased a contract from a dealer it may, on a case-by-case basis, permit an extension with respect to the due date of the marine contract or recreational vehicle contract. NationsCredit Commercial's policy sets certain guidelines on such extensions which include the following: (a) generally a contract may not be extended during the first six months of its term; (b) each extension of a contract shall be for a period not to exceed one month; (c) a contract may not be extended more than three times in any twelve-month period; and (d) a contract may not be extended for more than fourteen one-month periods during its life. Pursuant to the Agreement, the Servicer will not be permitted to extend, rewrite or otherwise modify the payment terms of a Marine Receivable or RV Receivable; provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Marine Receivable or RV Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine contracts or recreational vehicle contracts that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Marine

Receivable or RV Receivable shall not cause the term of any such Receivable to extend beyond the last day of the Collection Period preceding the Marine Final Scheduled Distribution Date or the RV Final Scheduled Distribution Date, as applicable.



     Extensions represent the deferral of a monthly payment until the month after the final maturity date of the marine contracts or recreational vehicle contract. The fee payable by the obligor which will effect such a deferral varies by state in accordance with each state's applicable laws. Such fees, if any, will be included as part of the Trust's assets; provided however that the Trustee will agree to hold any such amounts for the benefit of the Servicer and any payments received with respect thereto will not be passed through to Certificateholders, but will instead be promptly remitted to the Servicer upon receipt.


     NationsCredit Commercial will also permit one deferral known as a "delinquency cure" over the life of a marine contract or recreational vehicle contract. A delinquency cure will permit the obligor to postpone the due date of past-due monthly installments of principal and interest when three consecutive regularly scheduled payments are received on a timely basis, and will extend the final maturity date of the contract by the number of months equal to the number of payments deferred, unless the extended final maturity date goes beyond the last day of the Collection Period preceding the Marine Final Scheduled Distribution Date or the RV Final Scheduled Distribution Date, as applicable. NationsCredit Commercial does not receive a fee from the obligor for a delinquency cure.


     Collection activities with respect to delinquent contracts are performed in a centralized environment by collection personnel and under current practices, collection personnel generally initiate contact, by mail, with obligors whose marine contracts or recreational vehicle contracts have become more than five days delinquent. In the event that such mail contact fails to resolve the delinquency, NationsCredit Commercial generally begins to contact the obligor periodically by telephone after the contract becomes ten days delinquent. After a marine contract or recreational vehicle contract has been delinquent for 60 days, a process to repossess the collateral is commenced. After repossession, the obligor generally has an additional 15 days (subject to variance under state law) to satisfy the obligor's obligations under the marine contract or recreational vehicle contract before the boat or recreational vehicle, as applicable, is subject to resale.



     Losses may occur in connection with delinquent contracts and can arise in several ways, such as the inability of NationsCredit Commercial to locate the boat or recreational vehicle to be repossessed, a decline in the market value of the boat or recreational vehicle at the time of repossession and liquidation or the costs incurred by NationsCredit Commercial in effecting repossession and liquidation. NationsCredit Commercial uses the following rules for recognizing losses on delinquent marine contracts or recreational vehicle contracts: within the first 91 days that a contract becomes past due the fair market value of the boat or recreational vehicle is reviewed and established for management purposes, to determine the appropriate carrying value, defined as the NADA Wholesale Price, or the manager's assessment of the collateral value, whichever is less. At the time of repossession, the boat or recreational vehicle is again evaluated for its collateral value, and the status of the account is updated to reflect this valuation. In the event that the valuation of the boat or recreational vehicle at the time of repossession is less than the total balance outstanding on the contract, then a charge-off of that difference is incurred at that time. If a repossessed boat or recreational vehicle that secures a contract with a balance of $10,000 or less is not resold within 90 days of repossession or within 180 days, in the case of a contract with a balance of greater than $10,000, the entire carrying value of the boat or recreational vehicle will be charged-off, and the contract will be written off in its entirety. If a repossessed boat or recreational vehicle is resold within 90 or 180 days, as the case may be, of repossession for less than the carrying value of the boat or recreational vehicle, then a charge-off of such difference is incurred at that time. When the boat or recreational vehicle is eventually resold, the proceeds from the sale, less the expenses associated with collection, repossession, and sale, where permitted by law, will represent a recovery on the final disposition of the contract. Upon repossession of the boat or recreational vehicle, any deficiency remaining will be pursued to the extent deemed practical and to the extent permitted by law. Prior to January 1996, NationsCredit Commercial's charge-off policy was to write down marine contracts or recreational vehicle contracts to fair market value of the collateral at the time of repossession and charge-off contract balances related to repossessed collateral not sold within 90 days of repossession. The charge-off policies and the servicing and collection practices of NationsCredit Commercial may change again over time in accordance with NationsCredit Commercial's business judgment.


PHYSICAL DAMAGE INSURANCE



     The marine contract or recreational vehicle contract requires the obligor to maintain insurance covering physical damage to the boat or recreational vehicle, respectively. Such insurance typically names NationsCredit Commercial as loss payee and insures the boat or recreational vehicle against loss or damage due to fire, theft and other physical damage and marine risks. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary. Prior to May 1, 1997, in the event an obligor did not maintain adequate insurance coverage and the outstanding balance and months remaining to maturity on the marine contract or recreational vehicle contract were greater than $10,000 and 6 months, respectively, NationsCredit Commercial may have purchased a collateral protection insurance policy on behalf of the obligor. Such obligors are billed monthly by NationsCredit Commercial for such policy. The principal balance of certain of the Receivables will include the outstanding amount of premiums of collateral protection insurance purchased by NationsCredit Commercial on behalf of any Obligors on or prior to the Cutoff Date. Such amounts amortize over a period of twelve months rather than over the remaining term of the Receivable. Since May 1, 1997, NationsCredit Commercial has not purchased collateral protection insurance on behalf of obligors, but NationsCredit Commercial requires obligors to maintain insurance covering physical damage to the boat or recreational vehicle. Further, NationsCredit Commercial will not, during the term of any contract with an outstanding balance of less than $10,000, verify if insurance has been maintained by the obligor. However, NationsCredit Commercial may or may not, during the term of any contract with an outstanding balance of greater than or equal to $10,000, verify if insurance has been maintained by the obligor. NationsCredit Commercial's practices regarding the purchase of collateral protection insurance on behalf of obligors and its verification of insurance maintained by obligors may change over time in accordance with changes in applicable law or its business judgment.



     In accordance with NationsCredit Commercial's normal practices and procedures, payments by or on behalf of obligors are allocated first to late payment fees and extension fees, second to interest accrued on the contracts, third to principal due on the contracts, fourth to collateral protection insurance premiums and certain other amounts due on physical damage insurance policies, fifth to administrative charges, if any, and sixth to the remaining principal balance.


DELINQUENCY AND LOSS EXPERIENCE


     The tables set forth below indicate the delinquency and loss experience for each of the last three calendar years and for each of the six months ended June 30, 1997 and June 30, 1996, for (i) marine contracts that were purchased by NationsCredit Commercial from Dealers, and prior to January 1, 1993, were not securitized (the "Marine Contract Portfolio") and (ii) recreational vehicle contracts that were purchased by NationsCredit Commercial from Dealers (the "RV Contract Portfolio" and together with the Marine Contract Portfolio, the "Contract Portfolio"). As of June 30, 1997 there were 37,971 marine contracts in the Marine Contract Portfolio with an aggregate principal balance of approximately $427,422,000 and 4,481 recreational vehicle contracts in the RV Contract Portfolio with an aggregate principal balance of approximately $59,511,000. The delinquency experience and credit loss experience percentages may be affected by the size and relative lack of seasoning of the marine contracts and recreational vehicle contracts originated in 1995 and 1996 and the first two quarters of 1997. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Marine Receivables or RV Receivables in the future and no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience of the Receivables.

       DELINQUENCY AND LOSS EXPERIENCE FOR THE MARINE CONTRACT PORTFOLIO

                                                         MARINE CONTRACT DELINQUENCY EXPERIENCE
                                                                 (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------------------------------
                                                         AS OF JUNE 30,                    AS OF DECEMBER 31,
                                          ---------------------------------------------   ---------------------
                                                  1997                    1996                   1996(1)
                                          ---------------------   ---------------------   ---------------------
                                           NUMBER     AGGREGATE    NUMBER     AGGREGATE    NUMBER     AGGREGATE
                                          OF MARINE   PRINCIPAL   OF MARINE   PRINCIPAL   OF MARINE   PRINCIPAL
                                          CONTRACTS    BALANCE    CONTRACTS    BALANCE    CONTRACTS    BALANCE
                                          ---------   ---------   ---------   ---------   ---------   ---------
Portfolio...............................   37,971     $427,422     32,975     $366,938     34,207     $368,306
Period of Delinquency
30-59 Days..............................      602        6,227        661        7,016      1,043       11,221
60-89 Days..............................      125        1,144        104          986        231        2,211
90 Days or More.........................      178        1,920        127        1,162        286        3,275
                                           ------     --------     ------     --------     ------     --------
Total Delinquency.......................      905     $  9,291        892     $  9,164      1,560     $ 16,707
                                           ======     ========     ======     ========     ======     ========
Total Delinquency as a Percent of the
  Portfolio.............................                  2.17%                   2.50%                   4.54%

                                             MARINE CONTRACT DELINQUENCY EXPERIENCE
                                                     (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------
                                                       AS OF DECEMBER 31,
                                          ---------------------------------------------
                                                  1995                    1994
                                          ---------------------   ---------------------
                                           NUMBER     AGGREGATE    NUMBER     AGGREGATE
                                          OF MARINE   PRINCIPAL   OF MARINE   PRINCIPAL
                                          CONTRACTS    BALANCE    CONTRACTS    BALANCE
                                          ---------   ---------   ---------   ---------
Portfolio...............................   31,836     $359,681     32,267     $361,237
Period of Delinquency
30-59 Days..............................      695        7,962        597        5,674
60-89 Days..............................      171        1,947        159        1,344
90 Days or More.........................      195        2,178        142        1,197
                                           ------     --------     ------     --------
Total Delinquency.......................    1,061     $ 12,087        898     $  8,215
                                           ======     ========     ======     ========
Total Delinquency as a Percent of the
  Portfolio.............................                  3.36%                   2.27%


---------------

(1) A third party vendor error in billing statement distribution contributed to a one month increase in delinquencies in December 1996.


                                                     MARINE CONTRACT CREDIT LOSS EXPERIENCE
                                                             (DOLLARS IN THOUSANDS)
                                              ----------------------------------------------------
                                               SIX MONTHS ENDED
                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                              -------------------   ------------------------------
                                                1997       1996       1996       1995       1994
                                              --------   --------   --------   --------   --------
Average Portfolio During the Period(1)......  $398,737   $362,190   $364,836   $366,736   $322,413
Average Number of Marine Contracts
  Outstanding During the Period(2)..........    36,131     32,337     32,975     32,270     27,324
Net Losses..................................  $  1,928   $  1,623   $  3,455   $  3,645   $  2,745
Annualized Net Losses as a Percent of
  Average Amount Outstanding................      0.97%      0.90%      0.95%      0.99%      0.85%


---------------


(1) Calculated as the average of the principal balances of the marine contracts at the end of each month during the period indicated.



(2) Calculated as the average number of outstanding marine contracts at the end of each month during the period indicated.


         DELINQUENCY AND LOSS EXPERIENCE FOR THE RV CONTRACT PORTFOLIO

                                                           RV CONTRACT DELINQUENCY EXPERIENCE
                                                                 (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------------------------------
                                                         AS OF JUNE 30,                    AS OF DECEMBER 31,
                                          ---------------------------------------------   ---------------------
                                                  1997                    1996                   1996(1)
                                          ---------------------   ---------------------   ---------------------
                                           NUMBER     AGGREGATE    NUMBER     AGGREGATE    NUMBER     AGGREGATE
                                            OF RV     PRINCIPAL     OF RV     PRINCIPAL     OF RV     PRINCIPAL
                                          CONTRACTS    BALANCE    CONTRACTS    BALANCE    CONTRACTS    BALANCE
                                          ---------   ---------   ---------   ---------   ---------   ---------
Portfolio...............................    4,481      $59,511      4,346      $59,341      3,952      $52,625
Period of Delinquency
30-59 Days..............................       70          928        121        2,067        126        1,611
60-89 Days..............................       11          186         19          203         31          615
90 Days or More.........................       25          627         44          706         44          673
                                            -----      -------      -----      -------      -----      -------
Total Delinquency.......................      106      $ 1,741        184      $ 2,976        201      $ 2,899
                                            =====      =======      =====      =======      =====      =======
Total Delinquency as a Percent of the
  Portfolio.............................                  2.93%                   5.02%                   5.51%

                                               RV CONTRACT DELINQUENCY EXPERIENCE
                                                     (DOLLARS IN THOUSANDS)
                                          ---------------------------------------------
                                                       AS OF DECEMBER 31,
                                          ---------------------------------------------
                                                  1995                    1994
                                          ---------------------   ---------------------
                                           NUMBER     AGGREGATE    NUMBER     AGGREGATE
                                            OF RV     PRINCIPAL     OF RV     PRINCIPAL
                                          CONTRACTS    BALANCE    CONTRACTS    BALANCE
                                          ---------   ---------   ---------   ---------
Portfolio...............................    4,792      $67,579      5,804      $84,661
Period of Delinquency
30-59 Days..............................      152        2,123        144        1,919
60-89 Days..............................       43          521         35          408
90 Days or More.........................       28          353         20          150
                                            -----      -------      -----      -------
Total Delinquency.......................      223      $ 2,997        199      $ 2,477
                                            =====      =======      =====      =======
Total Delinquency as a Percent of the
  Portfolio.............................                  4.43%                   2.93%


---------------

(1) A third party vendor error in billing statement distribution contributed to a one month increase in delinquencies in December 1996.

                                                         RV CONTRACT CREDIT LOSS EXPERIENCE
                                                               (DOLLARS IN THOUSANDS)
                                                   -----------------------------------------------
                                                   SIX MONTHS ENDED
                                                       JUNE 30,          YEAR ENDED DECEMBER 31,
                                                   -----------------   ---------------------------
                                                    1997      1996      1996      1995      1994
                                                   -------   -------   -------   -------   -------
Average Portfolio During the Period(1)...........  $55,065   $63,544   $59,749   $76,322   $93,855
Average Number of RV Contracts Outstanding During
  the Period(2)..................................    4,147     4,583     4,362     5,305     6,319
Net Losses.......................................  $   592   $   800   $ 1,490   $ 1,210   $ 2,253
Annualized Net Losses as a Percent of Average
  Amount Outstanding.............................     2.15%     2.52%     2.49%     1.58%     2.40%


---------------


(1) Calculated as the average of the principal balances of the recreational vehicle contracts at the end of each month during the period indicated.



(2) Calculated as the average number of outstanding recreational vehicle contracts at the end of each month during the period indicated.


                              THE RECEIVABLES POOL

MARINE CONTRACT GROUP


     The Marine Contract Group includes marine contracts from NationsCredit Commercial's Marine Contract Portfolio (other than marine contracts sold in prior NationsCredit securitization transactions) meeting the following criteria as of the Cutoff Date: (i) each Marine Receivable provides for level monthly payments (provided that the payment in the first or last month in the life of the Marine Receivable may be minimally different from the level payment) that fully amortize the principal amount of such Marine Receivable (as long as each scheduled payment is made when due) by maturity and pay interest at the APR;
(ii) each Marine Receivable provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes any accrued but unpaid interest due pursuant to the terms of the related marine contract through the date of prepayment in an amount at least equal to the APR;
(iii) each Marine Receivable has an APR of not less than 8.0002% and not greater than 19.0035%; (iv) each Marine Receivable has an original term of not more than 180 payments; (v) each Marine Receivable has a remaining term of not more than 180 payments; (vi) each Marine Receivable has a remaining principal balance of not greater than $50,000; (vii) each Marine Receivable has been originated in the United States by a Dealer for a retail sale of a Boat in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto and is denominated in U.S. dollars; (viii) with respect to each Marine Receivable, the related Obligor has obtained physical damage insurance covering the Boat and such Obligor is required under the terms of the Marine Receivable to maintain such insurance; (ix) each Marine Receivable constitutes "chattel paper" under the UCC; and (x) no Boat related to any Marine Receivables shall be required to be documented under the Ship Mortgage Act of 1920, as amended (the "Ship Mortgage Act").



     The receivable composition, geographic distribution, distribution by APR, distribution by original term, distribution by remaining term, distribution by original principal balance, distribution by remaining principal balance, distribution by age, distribution by quarter of origination, distribution by new and used collateral, distribution by contract type and distribution by period of delinquency of the Marine Receivables as of the Cutoff Date are as set forth in the following tables:



                RECEIVABLE COMPOSITION -- MARINE CONTRACT GROUP



WEIGHTED                      NUMBER OF     AVERAGE        WEIGHTED          WEIGHTED
AVERAGE    INITIAL MARINE      MARINE      PRINCIPAL        AVERAGE          AVERAGE
  APR       POOL BALANCE     RECEIVABLES    BALANCE      ORIGINAL TERM    REMAINING TERM
--------   ---------------   -----------   ----------   ---------------   --------------
 11.552%   $120,803,719.92      10,957     $11,025.26   128.71 payments   99.98 payments

                GEOGRAPHIC DISTRIBUTION -- MARINE CONTRACT GROUP


                                                        PERCENT OF
                                          NUMBER       TOTAL NUMBER       AGGREGATE        PERCENT OF
                                         OF MARINE      OF MARINE         PRINCIPAL      INITIAL MARINE
STATE(1)                                RECEIVABLES   RECEIVABLES(2)       BALANCE       POOL BALANCE(2)
--------                                -----------   --------------   ---------------   ---------------
Alabama...............................       393            3.59%      $  4,619,445.27         3.82%
Alaska................................        14            0.13             93,350.21         0.08
Arizona...............................       434            3.96          6,426,742.71         5.32
Arkansas..............................       397            3.62          3,331,482.62         2.76
California............................     1,876           17.12         25,486,225.68        21.10
Colorado..............................       118            1.08          1,436,646.95         1.19
Connecticut...........................        86            0.78            924,316.71         0.77
Delaware..............................        26            0.24            182,350.36         0.15
Florida...............................       997            9.10         11,010,470.18         9.11
Georgia...............................       573            5.23          6,012,377.71         4.98
Hawaii................................         2            0.02             20,341.33         0.02
Idaho.................................         8            0.07            112,597.82         0.09
Illinois..............................       186            1.70          1,757,778.44         1.46
Indiana...............................        34            0.31            397,964.08         0.33
Iowa..................................        30            0.27            316,631.94         0.26
Kansas................................       169            1.54          1,313,979.09         1.09
Kentucky..............................        70            0.64            663,977.73         0.55
Louisiana.............................        84            0.77            593,263.29         0.49
Maine.................................        50            0.46            472,765.51         0.39
Maryland..............................       296            2.70          3,308,520.75         2.74
Massachusetts.........................       211            1.93          2,321,477.78         1.92
Michigan..............................        28            0.26            268,918.11         0.22
Minnesota.............................        32            0.29            236,076.19         0.20
Mississippi...........................        91            0.83            806,755.01         0.67
Missouri..............................       414            3.78          3,335,392.95         2.76
Montana...............................        11            0.10             85,030.24         0.07
Nebraska..............................        43            0.39            334,944.64         0.28
Nevada................................       247            2.25          3,141,227.25         2.60
New Hampshire.........................        38            0.35            285,974.58         0.24
New Jersey............................       192            1.75          2,027,150.62         1.68
New Mexico............................        90            0.82          1,148,174.57         0.95
New York..............................       187            1.71          2,262,243.23         1.87
North Carolina........................       745            6.80          7,450,878.56         6.17
North Dakota..........................         2            0.02             24,553.17         0.02
Ohio..................................        29            0.26            301,213.87         0.25
Oklahoma..............................       144            1.31          1,435,179.09         1.19
Oregon................................       229            2.09          2,611,408.47         2.16
Pennsylvania..........................       181            1.65          1,792,466.42         1.48
Rhode Island..........................        38            0.35            405,370.40         0.34
South Carolina........................       206            1.88          1,964,668.29         1.63
South Dakota..........................        10            0.09             96,072.00         0.08
Tennessee.............................       192            1.75          1,767,843.15         1.46
Texas.................................     1,136           10.37         11,838,703.08         9.80
Utah..................................        48            0.44            618,100.44         0.51
Vermont...............................         3            0.03             28,648.10         0.02
Virginia..............................       303            2.77          3,125,661.02         2.59
Washington............................       182            1.66          1,772,274.39         1.47
Washington, DC........................         3            0.03             40,725.15         0.03
West Virginia.........................        25            0.23            201,349.65         0.17
Wisconsin.............................        20            0.18            217,371.20         0.18
Wyoming...............................        22            0.20            273,677.43         0.23
Other.................................        12            0.11            102,962.49         0.09
                                          ------          ------       ---------------       ------
          Total.......................    10,957          100.00%      $120,803,719.92       100.00%
                                          ======          ======       ===============       ======


---------------

(1) Based on the current billing addresses of the Obligors on the Marine Receivables.

(2) The sum of the individual percentages may not add to 100% because of rounding.

                  DISTRIBUTION BY APR -- MARINE CONTRACT GROUP


                                                        PERCENT OF
                                          NUMBER       TOTAL NUMBER       AGGREGATE        PERCENT OF
                                         OF MARINE      OF MARINE         PRINCIPAL      INITIAL MARINE
                 APR                    RECEIVABLES   RECEIVABLES(1)       BALANCE       POOL BALANCE(1)
                 ---                    -----------   --------------   ---------------   ---------------
 8.0001% --  9.0000%..................       253            2.31%      $  4,286,574.91         3.55%
 9.0001% -- 10.0000%..................     1,143           10.43         18,017,922.36        14.92
10.0001% -- 11.0000%..................     2,091           19.08         29,770,761.92        24.64
11.0001% -- 12.0000%..................     2,481           22.64         30,216,208.85        25.01
12.0001% -- 13.0000%..................     2,209           20.16         20,205,371.31        16.73
13.0001% -- 14.0000%..................     1,527           13.94         11,381,827.13         9.42
14.0001% -- 15.0000%..................       944            8.62          5,447,032.62         4.51
15.0001% -- 16.0000%..................       205            1.87          1,057,074.15         0.88
16.0001% -- 17.0000%..................        76            0.69            319,953.24         0.26
17.0001% -- 18.0000%..................        26            0.24             93,659.82         0.08
18.0001% -- 19.0000%..................         1            0.01              5,123.61         0.00(2)
19.0001% -- 20.0000%..................         1            0.01              2,210.00         0.00(2)
                                          ------          ------       ---------------       ------
          Total.......................    10,957          100.00%      $120,803,719.92       100.00%
                                          ======          ======       ===============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.


(2) Represents less than .005% but greater than zero.


             DISTRIBUTION BY ORIGINAL TERM -- MARINE CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER       AGGREGATE        PERCENT OF
                                          OF MARINE      OF MARINE         PRINCIPAL      INITIAL MARINE
ORIGINAL TERM (PAYMENTS)                 RECEIVABLES   RECEIVABLES(1)       BALANCE       POOL BALANCE(1)
------------------------                 -----------   --------------   ---------------   ---------------
  1 --  12..............................       68            0.62%      $    940,177.66         0.78%
 13 --  24..............................      167            1.52            363,588.93         0.30
 25 --  36..............................      200            1.83            846,089.67         0.70
 37 --  48..............................      520            4.75          2,248,685.99         1.86
 49 --  60..............................      364            3.32          2,931,691.65         2.43
 61 --  72..............................      327            2.98          2,643,233.76         2.19
 73 --  84..............................    1,500           13.69         10,057,032.55         8.33
 85 --  96..............................      173            1.58          1,456,657.83         1.21
 97 -- 108..............................       72            0.66            599,172.87         0.50
109 -- 120..............................    4,233           38.63         40,870,673.72        33.83
121 -- 132..............................       16            0.15            185,733.98         0.15
133 -- 144..............................    2,501           22.83         36,609,121.57        30.30
145 -- 156..............................        4            0.04             98,280.46         0.08
157 -- 168..............................        3            0.03             58,549.36         0.05
169 -- 180..............................      809            7.38         20,895,029.92        17.30
                                           ------          ------       ---------------       ------
          Total.........................   10,957          100.00%      $120,803,719.92       100.00%
                                           ======          ======       ===============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

            DISTRIBUTION BY REMAINING TERM -- MARINE CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER       AGGREGATE        PERCENT OF
                                          OF MARINE      OF MARINE         PRINCIPAL      INITIAL MARINE
REMAINING TERM (PAYMENTS)                RECEIVABLES   RECEIVABLES(1)       BALANCE       POOL BALANCE(1)
-------------------------                -----------   --------------   ---------------   ---------------
  1 --  12..............................      333            3.04%      $  1,343,785.17         1.11%
 13 --  24..............................    1,194           10.90          3,805,167.03         3.15
 25 --  36..............................    1,062            9.69          5,341,471.92         4.42
 37 --  48..............................      782            7.14          4,657,325.33         3.86
 49 --  60..............................    1,805           16.47         16,256,226.65        13.46
 61 --  72..............................      453            4.13          4,431,710.01         3.67
 73 --  84..............................    1,365           12.46         15,633,218.64        12.94
 85 --  96..............................      381            3.48          6,711,261.06         5.56
 97 -- 108..............................       72            0.66          1,097,744.21         0.91
109 -- 120..............................    1,913           17.46         27,354,025.20        22.64
121 -- 132..............................       46            0.42          1,170,444.15         0.97
133 -- 144..............................    1,120           10.22         21,037,241.24        17.41
145 -- 156..............................        8            0.07            183,104,36         0.15
157 -- 168..............................        8            0.07            245,688.33         0.20
169 -- 180..............................      415            3.79         11,535,306.62         9.55
                                            -----          ------       ---------------       ------
          Total.........................   10,957          100.00%      $120,803,719.92       100.00%
                                            =====          ======       ===============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

 DISTRIBUTION BY ORIGINAL RECEIVABLE PRINCIPAL BALANCE -- MARINE CONTRACT GROUP


                                                        PERCENT OF
                                          NUMBER       TOTAL NUMBER       AGGREGATE        PERCENT OF
                                         OF MARINE      OF MARINE         PRINCIPAL      INITIAL MARINE
ORIGINAL RECEIVABLE PRINCIPAL BALANCE   RECEIVABLES   RECEIVABLES(1)       BALANCE       POOL BALANCE(1)
-------------------------------------   -----------   --------------   ---------------   ---------------
$     0.01 -- $ 5,000.00..............       699            6.38%      $  1,808,053.14         1.50%
$ 5,000.01 -- $10,000.00..............     1,808           16.50         10,044,342.26         8.31
$10,000.01 -- $15,000.00..............     4,079           37.23         35,692,681.80        29.55
$15,000.01 -- $20,000.00..............     2,560           23.36         33,550,604.98        27.77
$20,000.01 -- $25,000.00..............       986            9.00         17,925,220.56        14.84
$25,000.01 -- $30,000.00..............       460            4.20         10,613,249.23         8.79
$30,000.01 -- $35,000.00..............       172            1.57          4,602,919.53         3.81
$35,000.01 -- $40,000.00..............        93            0.85          2,919,913.50         2.42
$40,000.01 -- $45,000.00..............        59            0.54          2,036,726.04         1.69
$45,000.01 -- $50,000.00..............        41            0.37          1,610,008.88         1.33
                                          ------          ------       ---------------       ------
          Total.......................    10,957          100.00%      $120,803,719.92       100.00%
                                          ======          ======       ===============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

DISTRIBUTION BY REMAINING RECEIVABLE PRINCIPAL BALANCE -- MARINE CONTRACT GROUP


                                                        PERCENT OF
                                          NUMBER       TOTAL NUMBER       AGGREGATE        PERCENT OF
                                         OF MARINE      OF MARINE         PRINCIPAL      INITIAL MARINE
REMAINING RECEIVABLE PRINCIPAL BALANCE  RECEIVABLES   RECEIVABLES(1)       BALANCE       POOL BALANCE(1)
--------------------------------------  -----------   --------------   ---------------   ---------------
$     0.01 -- $ 5,000.00..............     2,393           21.84%      $  7,234,802.63         5.99%
$ 5,000.01 -- $10,000.00..............     3,106           28.35         23,278,986.59        19.27
$10,000.01 -- $15,000.00..............     2,805           25.60         34,459,188.07        28.52
$15,000.01 -- $20,000.00..............     1,468           13.40         25,276,794.52        20.92
$20,000.01 -- $25,000.00..............       687            6.27         15,209,901.45        12.59
$25,000.01 -- $30,000.00..............       280            2.56          7,648,235.54         6.33
$30,000.01 -- $35,000.00..............       126            1.15          4,043,388.45         3.35
$35,000.01 -- $40,000.00..............        53            0.48          1,965,184.93         1.63
$40,000.01 -- $45,000.00..............        29            0.26          1,218,929.93         1.01
$45,000.01 -- $50,000.00..............        10            0.09            468,307.81         0.39
                                          ------          ------       ---------------       ------
          Total.......................    10,957          100.00%      $120,803,719.92       100.00%
                                          ======          ======       ===============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

                  DISTRIBUTION BY AGE -- MARINE CONTRACT GROUP


                                                        PERCENT OF
                                          NUMBER       TOTAL NUMBER       AGGREGATE        PERCENT OF
                                         OF MARINE      OF MARINE         PRINCIPAL      INITIAL MARINE
MONTHS SINCE ORIGINATION                RECEIVABLES   RECEIVABLES(1)       BALANCE       POOL BALANCE(1)
------------------------                -----------   --------------   ---------------   ---------------
  0.01 --   6.00......................     5,097           46.52%      $ 66,296,272.45        54.88%
  6.01 --  12.00......................       571            5.21          8,822,994.37         7.30
 12.01 --  18.00......................        43            0.39            471,081.81         0.39
 18.01 --  24.00......................        43            0.39            366,011.62         0.30
 24.01 --  30.00......................        83            0.76            687,853.36         0.57
 30.01 --  36.00......................        57            0.52            537,555.73         0.44
 36.01 --  42.00......................       102            0.93            872,349.64         0.72
 42.01 --  48.00......................        44            0.40            562,753.86         0.47
 48.01 --  54.00......................       123            1.12          1,583,171.27         1.31
 54.01 --  60.00......................       337            3.08          3,279,022.44         2.71
 60.01 --  66.00......................     1,519           13.86         14,067,355.39        11.64
 66.01 --  72.00......................       683            6.23          5,942,292.17         4.92
 72.01 --  78.00......................        24            0.22            148,462.72         0.12
 78.01 --  84.00......................         4            0.04             60,606.63         0.05
 84.01 --  90.00......................       706            6.44          6,060,334.61         5.02
 90.01 --  96.00......................       642            5.86          5,692,368.98         4.71
 96.01 -- 102.00......................       650            5.93          4,360,459.99         3.61
102.01 -- 108.00......................        78            0.71            393,458.59         0.33
108.01 -- 114.00......................       105            0.96            337,661.00         0.28
114.01 -- 120.00......................        35            0.32            202,346.96         0.17
120.01 -- 126.00......................         9            0.08             42,818.69         0.04
126.01 -- 132.00......................         2            0.02             16,487.64         0.01
                                          ------          ------       ---------------       ------
          Total.......................    10,957          100.00%      $120,803,719.92       100.00%
                                          ======          ======       ===============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

        DISTRIBUTION BY QUARTER OF ORIGINATION -- MARINE CONTRACT GROUP


                                                        PERCENT OF
                                          NUMBER       TOTAL NUMBER       AGGREGATE        PERCENT OF
                                         OF MARINE      OF MARINE         PRINCIPAL      INITIAL MARINE
ORIGINATION QUARTER (QUARTER/YEAR)      RECEIVABLES   RECEIVABLES(1)       BALANCE       POOL BALANCE(1)
----------------------------------      -----------   --------------   ---------------   ---------------
1/87..................................         2            0.02%      $     16,487.64         0.01%
2/87..................................         6            0.05             34,174.27         0.03
3/87..................................         3            0.03              8,644.42         0.01
4/87..................................         4            0.04             48,594.57         0.04
1/88..................................        31            0.28            153,752.39         0.13
2/88..................................        59            0.54            154,865.74         0.13
3/88..................................        47            0.43            187,490.27         0.16
4/88..................................        10            0.09             61,703.37         0.05
1/89..................................        73            0.67            354,180.82         0.29
2/89..................................       218            1.99          1,173,881.57         0.97
3/89..................................       429            3.92          3,176,468.94         2.63
4/89..................................       171            1.56          1,662,796.68         1.38
1/90..................................       495            4.52          4,239,705.73         3.51
2/90..................................       579            5.28          5,046,012.22         4.18
3/90..................................       100            0.91            787,177.83         0.65
4/90..................................         1            0.01              2,113.18         0.00(2)
1/91..................................         3            0.03             58,493.45         0.05
2/91..................................        14            0.13            100,186.19         0.08
3/91..................................        10            0.09             48,276.53         0.04
4/91..................................        75            0.68            775,059.57         0.64
1/92..................................       628            5.73          5,319,999.95         4.40
2/92..................................       965            8.81          8,942,061.53         7.40
3/92..................................       536            4.89          5,000,527.14         4.14
4/92..................................       203            1.85          1,957,052.05         1.62
1/93..................................       132            1.20          1,293,969.76         1.07
2/93..................................        70            0.64            876,578.63         0.73
3/93..................................        53            0.48            706,592.64         0.58
4/93..................................        17            0.16            285,980.83         0.24
1/94..................................        27            0.25            276,773.03         0.23
2/94..................................        66            0.60            564,573.93         0.47
3/94..................................        36            0.33            307,775.71         0.25
4/94..................................        10            0.09            112,193.38         0.09
1/95..................................        51            0.47            443,166.02         0.37
2/95..................................        62            0.57            600,655.97         0.50
3/95..................................        17            0.16             69,393.72         0.06
4/95..................................         8            0.07             47,339.00         0.04
1/96..................................        35            0.32            318,672.62         0.26
2/96..................................        35            0.32            420,838.73         0.35
3/96..................................         8            0.07             50,243.08         0.04
4/96..................................       128            1.17          1,423,540.65         1.18
1/97..................................       447            4.08          7,468,175.15         6.18
2/97..................................     2,888           26.36         37,770,860.92        31.27
3/97..................................     2,205           20.12         28,456,690.10        23.56
                                          ------          ------       ---------------       ------
          Total.......................    10,957          100.00%      $120,803,719.92       100.00%
                                          ======          ======       ===============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.


(2) Represents less than .005% but greater than zero.

        DISTRIBUTION BY NEW AND USED COLLATERAL -- MARINE CONTRACT GROUP


                                                         PERCENT OF
                                            NUMBER      TOTAL NUMBER      AGGREGATE        PERCENT OF
                                           OF MARINE     OF MARINE        PRINCIPAL      INITIAL MARINE
         NEW OR USED COLLATERAL           RECEIVABLES   RECEIVABLES        BALANCE        POOL BALANCE
         ----------------------           -----------   ------------   ---------------   --------------
New.....................................      9,949         90.80%     $111,683,571.73       92.45  %
Used....................................      1,008          9.20         9,120,148.19        7.55
                                            -------        ------      ---------------        ------
          Total.........................     10,957        100.00%     $120,803,719.92      100.00  %
                                            =======        ======      ===============        ======



             DISTRIBUTION BY CONTRACT TYPE -- MARINE CONTRACT GROUP



                                                         PERCENT OF
                                            NUMBER      TOTAL NUMBER      AGGREGATE        PERCENT OF
                                           OF MARINE     OF MARINE        PRINCIPAL      INITIAL MARINE
             CONTRACT TYPE                RECEIVABLES   RECEIVABLES        BALANCE        POOL BALANCE
             -------------                -----------   ------------   ---------------   --------------
Simple Interest Marine Receivables......      8,359         76.29%     $ 97,240,539.21       80.49  %
Precomputed Marine Receivables..........      2,598         23.71        23,563,180.71       19.51
                                            -------        ------      ---------------        ------
          Total.........................     10,957        100.00%     $120,803,719.92      100.00  %
                                            =======        ======      ===============        ======



         DISTRIBUTION BY PERIOD OF DELINQUENCY -- MARINE CONTRACT GROUP



                                                         PERCENT OF
                                            NUMBER      TOTAL NUMBER      AGGREGATE        PERCENT OF
                                           OF MARINE     OF MARINE        PRINCIPAL      INITIAL MARINE
                                          RECEIVABLES   RECEIVABLES        BALANCE        POOL BALANCE
                                          -----------   ------------   ---------------   --------------
Marine Contract Group...................     10,957        100.00%     $120,803,719.92      100.00  %
Period of Delinquency
  30-59 Days............................        179          1.63%     $  1,818,680.68        1.51  %
  60-89 Days............................          4          0.04%     $     30,227.50        0.03  %
  90 Days or More.......................          1          0.01%     $     12,811.15        0.01  %


RV CONTRACT GROUP


     The RV Contract Group includes recreational vehicle contracts from NationsCredit Commercial's RV Contract Portfolio meeting the following criteria as of the Cutoff Date: (i) each RV Receivable provides for level monthly payments (provided that the payment in the first or last month in the life of the RV Receivable may be minimally different from the level payment) that fully amortize the principal amount of such RV Receivable (as long as each scheduled payment is made when due) by maturity and pay interest at the APR; (ii) each RV Receivable provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes any accrued but unpaid interest due pursuant to the terms of the related recreational vehicle contract through the date of prepayment in an amount at least equal to the APR;
(iii) each RV Receivable has a fixed APR of not less than 8.0000% and not greater than 20.5001%; (iv) each RV Receivable has an original term of not more than 180 payments; (v) each RV Receivable has a remaining term of not more than 180 payments; (vi) each RV Receivable has been originated in the United States by a Dealer for the retail sale of a RV in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto and is denominated in U.S. dollars; (vii) with respect to each RV Receivable, the related Obligor has obtained physical damage insurance covering the RV and such Obligor is required under the terms of the RV Receivable to maintain such insurance; and (viii) each RV Receivable constitutes "chattel paper" under the UCC.

     The receivable composition, geographic distribution, distribution by APR, distribution by original term, distribution by remaining term, distribution by original principal balance, distribution by remaining principal balance, distribution by age, distribution by quarter of origination, distribution by new and used collateral, distribution by contract type and distribution by period of delinquency of the RV Contract Group as of the Cutoff Date are as set forth in the following tables:



                  RECEIVABLE COMPOSITION -- RV CONTRACT GROUP



WEIGHTED                      NUMBER       AVERAGE        WEIGHTED          WEIGHTED
AVERAGE      INITIAL RV        OF RV      PRINCIPAL        AVERAGE          AVERAGE
  APR       POOL BALANCE    RECEIVABLES    BALANCE      ORIGINAL TERM    REMAINING TERM
--------   --------------   -----------   ----------   ---------------   --------------
 11.521%   $48,386,535.24      3,791      $12,763.53   140.99 payments   98.09 payments

                  GEOGRAPHIC DISTRIBUTION -- RV CONTRACT GROUP


                                                          PERCENT OF
                                            NUMBER       TOTAL NUMBER      AGGREGATE        PERCENT OF
                                             OF RV          OF RV          PRINCIPAL        INITIAL RV
                STATE(1)                  RECEIVABLES   RECEIVABLES(2)      BALANCE       POOL BALANCE(2)
                --------                  -----------   --------------   --------------   ---------------
Alabama.................................       101             2.66%     $ 1,189,707.06         2.46%
Alaska..................................         4             0.11           85,847.51         0.18
Arizona.................................       139             3.67        1,972,056.43         4.08
Arkansas................................        70             1.85        1,033,048.65         2.13
California..............................       792            20.89       11,150,012.79        23.04
Colorado................................       173             4.56        2,370,801.42         4.90
Connecticut.............................        37             0.98          244,455.83         0.51
Delaware................................         4             0.11           58,980.33         0.12
Florida.................................       241             6.36        4,013,538.15         8.29
Georgia.................................       150             3.96        1,699,710.51         3.51
Idaho...................................        12             0.32          173,750.89         0.36
Illinois................................        57             1.50          765,598.33         1.58
Indiana.................................        13             0.34          219,075.96         0.45
Iowa....................................         6             0.16           74,556.19         0.15
Kansas..................................        35             0.92          452,276.49         0.93
Kentucky................................        16             0.42          254,269.84         0.53
Louisiana...............................        20             0.53          272,934.39         0.56
Maine...................................        19             0.50          290,110.26         0.60
Maryland................................        58             1.53          687,425.54         1.42
Massachusetts...........................        19             0.50          276,106.77         0.57
Michigan................................        66             1.74        1,031,675.97         2.13
Minnesota...............................        47             1.24          646,121.49         1.34
Mississippi.............................        30             0.79          404,523.24         0.84
Missouri................................        76             2.00          761,190.19         1.57
Montana.................................         6             0.16           72,042.16         0.15
Nebraska................................        18             0.47          152,186.92         0.31
Nevada..................................        69             1.82          828,592.55         1.71
New Hampshire...........................        23             0.61          286,329.36         0.59
New Jersey..............................        16             0.42          323,118.56         0.67
New Mexico..............................        96             2.53        1,124,988.51         2.33
New York................................        87             2.29        1,086,653.26         2.25
North Carolina..........................       232             6.12        2,300,921.68         4.76
North Dakota............................         3             0.08           21,130.44         0.04
Ohio....................................        30             0.79          473,176.23         0.98
Oklahoma................................        17             0.45          191,185.36         0.40
Oregon..................................        82             2.16          881,077.62         1.82
Pennsylvania............................        39             1.03          564,609.52         1.17
Rhode Island............................         3             0.08           58,276.62         0.12
South Carolina..........................        49             1.29          549,192.76         1.14
South Dakota............................         1             0.03           13,814.03         0.03
Tennessee...............................        67             1.77          701,829.37         1.45
Texas...................................       481            12.69        5,283,240.99        10.92
Utah....................................        26             0.69          372,457.17         0.77
Vermont.................................        21             0.55          247,789.37         0.51
Virginia................................        62             1.64          773,625.25         1.60
Washington..............................       124             3.27        1,261,167.93         2.61
West Virginia...........................        23             0.61          260,884.76         0.54
Wisconsin...............................         3             0.08           45,902.67         0.09
Wyoming.................................        27             0.71          360,884.13         0.75
Other...................................         1             0.03           23,683.79         0.05
                                            ------           ------      --------------       ------
          Total.........................     3,791           100.00%     $48,386,535.24       100.00%
                                            ======           ======      ==============       ======


---------------

(1) Based on the current billing addresses of the Obligors on the RV
    Receivables.

(2) The sum of the individual percentages may not add to 100% because of rounding.

                    DISTRIBUTION BY APR -- RV CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER      AGGREGATE        PERCENT OF
                                            OF RV          OF RV          PRINCIPAL        INITIAL RV
                  APR                    RECEIVABLES   RECEIVABLES(1)      BALANCE       POOL BALANCE(1)
                  ---                    -----------   --------------   --------------   ---------------
 7.0001% --  8.0000%...................         1             0.03%     $    39,299.72         0.08%
 8.0001% --  9.0000%...................       160             4.22        3,396,782.76         7.02
 9.0001% -- 10.0000%...................       518            13.66        8,224,185.68        17.00
10.0001% -- 11.0000%...................       680            17.94        9,577,945.32        19.79
11.0001% -- 12.0000%...................       720            18.99        9,075,443.24        18.76
12.0001% -- 13.0000%...................       767            20.23        9,486,041.22        19.60
13.0001% -- 14.0000%...................       582            15.35        6,037,364.42        12.48
14.0001% -- 15.0000%...................       237             6.25        1,783,999.14         3.69
15.0001% -- 16.0000%...................        96             2.53          643,401.84         1.33
16.0001% -- 17.0000%...................        22             0.58           96,478.11         0.20
17.0001% -- 18.0000%...................         6             0.16           15,414.14         0.03
18.0001% -- 19.0000%...................         1             0.03            3,727.74         0.01
20.0001% -- 21.0000%...................         1             0.03            6,451.91         0.01
                                            -----           ------      --------------       ------
          Total........................     3,791           100.00%     $48,386,535.24       100.00%
                                            =====           ======      ==============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

               DISTRIBUTION BY ORIGINAL TERM -- RV CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER      AGGREGATE        PERCENT OF
                                            OF RV          OF RV          PRINCIPAL        INITIAL RV
       ORIGINAL TERM (PAYMENTS)          RECEIVABLES   RECEIVABLES(1)      BALANCE       POOL BALANCE(1)
       ------------------------          -----------   --------------   --------------   ---------------
  1 --  12.............................         5             0.13%     $    11,500.33         0.02%
 13 --  24.............................        25             0.66           47,019.03         0.10
 25 --  36.............................        69             1.82          241,015.56         0.50
 37 --  48.............................       227             5.99          831,974.67         1.72
 49 --  60.............................       243             6.41        1,546,005.09         3.20
 61 --  72.............................        95             2.51          727,947.53         1.50
 73 --  84.............................       533            14.06        3,593,387.88         7.43
 85 --  96.............................        69             1.82          747,042.96         1.54
 97 -- 108.............................        18             0.47          116,856.13         0.24
109 -- 120.............................     1,145            30.20       11,286,659.07        23.33
121 -- 132.............................         3             0.08           64,024.71         0.13
133 -- 144.............................       701            18.49       10,249,958.23        21.18
145 -- 156.............................         4             0.11           69,327.27         0.14
157 -- 168.............................         2             0.05           27,631.96         0.06
169 -- 180.............................       652            17.20       18,826,184.82        38.91
                                            -----           ------      --------------       ------
          Total........................     3,791           100.00%     $48,386,535.24       100.00%
                                            =====           ======      ==============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

              DISTRIBUTION BY REMAINING TERM -- RV CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER      AGGREGATE        PERCENT OF
                                            OF RV          OF RV          PRINCIPAL        INITIAL RV
       REMAINING TERM (PAYMENTS)         RECEIVABLES   RECEIVABLES(1)      BALANCE       POOL BALANCE(1)
       -------------------------         -----------   --------------   --------------   ---------------
  1 --  12.............................       146             3.85%     $   225,708.47         0.47%
 13 --  24.............................       267             7.04        1,033,197.54         2.14
 25 --  36.............................       321             8.47        1,917,298.33         3.96
 37 --  48.............................       344             9.07        2,322,245.58         4.80
 49 --  60.............................       419            11.05        3,756,790.09         7.76
 61 --  72.............................       321             8.47        3,954,630.64         8.17
 73 --  84.............................       589            15.54        8,015,163.22        16.56
 85 --  96.............................       244             6.44        4,949,120.77        10.23
 97 -- 108.............................       117             3.09        1,689,605.68         3.49
109 -- 120.............................       488            12.87        6,884,578.35        14.23
121 -- 132.............................        59             1.56        1,409,875.29         2.91
133 -- 144.............................       331             8.73        7,342,664.39        15.18
145 -- 156.............................        21             0.55          792,466.93         1.64
157 -- 168.............................        18             0.47          544,101.97         1.12
169 -- 180.............................       106             2.80        3,549,087.99         7.33
                                           ------           ------      --------------       ------
          Total........................     3,791           100.00%     $48,386,535.24       100.00%
                                           ======           ======      ==============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

   DISTRIBUTION BY ORIGINAL RECEIVABLE PRINCIPAL BALANCE -- RV CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER      AGGREGATE        PERCENT OF
                                            OF RV          OF RV          PRINCIPAL        INITIAL RV
ORIGINAL RECEIVABLE PRINCIPAL BALANCE    RECEIVABLES   RECEIVABLES(1)      BALANCE       POOL BALANCE(1)
-------------------------------------    -----------   --------------   --------------   ---------------
$      0.01 -- $  5,000.00.............       265             6.99%     $   756,946.20         1.56%
$  5,000.01 -- $ 10,000.00.............       818            21.58        4,627,824.55         9.56
$ 10,000.01 -- $ 15,000.00.............     1,093            28.83       10,352,072.03        21.39
$ 15,000.01 -- $ 20,000.00.............       570            15.04        7,292,407.47        15.07
$ 20,000.01 -- $ 25,000.00.............       257             6.78        4,106,183.84         8.49
$ 25,000.01 -- $ 30,000.00.............       215             5.67        4,078,106.82         8.43
$ 30,000.01 -- $ 35,000.00.............       167             4.41        3,726,834.09         7.70
$ 35,000.01 -- $ 40,000.00.............       138             3.64        3,534,269.67         7.30
$ 40,000.01 -- $ 45,000.00.............       100             2.64        3,066,446.12         6.34
$ 45,000.01 -- $ 50,000.00.............        63             1.66        2,173,778.65         4.49
$ 50,000.01 -- $ 55,000.00.............        42             1.11        1,669,297.21         3.45
$ 55,000.01 -- $ 60,000.00.............        27             0.71        1,099,541.46         2.27
$ 60,000.01 -- $ 65,000.00.............        12             0.32          496,638.66         1.03
$ 65,000.01 -- $ 70,000.00.............        10             0.26          481,475.65         1.00
$ 70,000.01 -- $ 75,000.00.............         5             0.13          274,763.00         0.57
$ 80,000.01 -- $ 85,000.00.............         1             0.03           72,494.91         0.15
$ 85,000.01 -- $ 90,000.00.............         4             0.11          282,407.77         0.58
$ 95,000.01 -- $100,000.00.............         2             0.05          121,141.14         0.25
$100,000.01 -- $105,000.00.............         1             0.03           54,216.95         0.11
$135,000.01 -- $140,000.00.............         1             0.03          119,689.05         0.25
                                            -----           ------      --------------       ------
       Total...........................     3,791           100.00%     $48,386,535.24       100.00%
                                            =====           ======      ==============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

  DISTRIBUTION BY REMAINING RECEIVABLE PRINCIPAL BALANCE -- RV CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER      AGGREGATE        PERCENT OF
                                            OF RV          OF RV          PRINCIPAL        INITIAL RV
REMAINING RECEIVABLE PRINCIPAL BALANCE   RECEIVABLES   RECEIVABLES(1)      BALANCE       POOL BALANCE(1)
--------------------------------------   -----------   --------------   --------------   ---------------
$      0.01 -- $  5,000.00.............       776            20.47%     $ 2,441,095.74         5.04%
$  5,000.01 -- $ 10,000.00.............     1,076            28.38        7,982,389.75        16.50
$ 10,000.01 -- $ 15,000.00.............       865            22.82       10,657,729.10        22.03
$ 15,000.01 -- $ 20,000.00.............       401            10.58        6,964,386.74        14.39
$ 20,000.01 -- $ 25,000.00.............       258             6.81        5,750,817.41        11.89
$ 25,000.01 -- $ 30,000.00.............       163             4.30        4,454,234.98         9.21
$ 30,000.01 -- $ 35,000.00.............        90             2.37        2,905,376.20         6.00
$ 35,000.01 -- $ 40,000.00.............        66             1.74        2,462,271.68         5.09
$ 40,000.01 -- $ 45,000.00.............        38             1.00        1,616,431.83         3.34
$ 45,000.01 -- $ 50,000.00.............        23             0.61        1,079,890.54         2.23
$ 50,000.01 -- $ 55,000.00.............        17             0.45          888,195.57         1.84
$ 55,000.01 -- $ 60,000.00.............         8             0.21          453,919.36         0.94
$ 60,000.01 -- $ 65,000.00.............         4             0.11          252,465.94         0.52
$ 65,000.01 -- $ 70,000.00.............         2             0.05          134,871.60         0.28
$ 70,000.01 -- $ 75,000.00.............         2             0.05          145,496.93         0.30
$ 75,000.01 -- $ 80,000.00.............         1             0.03           77,272.82         0.16
$115,000.01 -- $120,000.00.............         1             0.03          119,689.05         0.25
                                           ------           ------      --------------       ------
          Total........................     3,791           100.00%     $48,386,535.24       100.00%
                                           ======           ======      ==============       ======


---------------
(1) The sum of the individual percentages may not add to 100% because of rounding.

                    DISTRIBUTION BY AGE -- RV CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER      AGGREGATE        PERCENT OF
                                            OF RV          OF RV          PRINCIPAL        INITIAL RV
MONTHS SINCE ORIGINATION                 RECEIVABLES   RECEIVABLES(1)      BALANCE       POOL BALANCE(1)
------------------------                 -----------   --------------   --------------   ---------------
  0.01 --   6.00.......................     1,099            28.99%     $$13,812,101.48       28.55%
  6.01 --  12.00.......................       442            11.66        5,511,321,27        11.39
 12.01 --  18.00.......................       209             5.51        1,921,053.31         3.97
 18.01 --  24.00.......................       144             3.80        1,364,299.96         2.82
 24.01 --  30.00.......................       118             3.11        1,291,945.89         2.67
 30.01 --  36.00.......................       128             3.38        1,550,490.81         3.20
 36.01 --  42.00.......................       256             6.75        3,639,318.17         7.52
 42.01 --  48.00.......................       128             3.38        1,766,437.70         3.65
 48.01 --  54.00.......................       112             2.95        1,495,100.28         3.09
 54.01 --  60.00.......................        16             0.42          167,976.85         0.35
 60.01 --  66.00.......................        37             0.98          346,752.66         0.72
 66.01 --  72.00.......................        39             1.03          606,576.30         1.25
 72.01 --  78.00.......................        18             0.47          121,414.09         0.25
 78.01 --  84.00.......................         8             0.21          105,323.85         0.22
 84.01 --  90.00.......................       188             4.96        2,828,973.12         5.85
 90.01 --  96.00.......................       200             5.28        2,924,038.48         6.04
 96.01 -- 102.00.......................       249             6.57        3,593,178.49         7.43
102.01 -- 108.00.......................       154             4.06        2,212,923.86         4.57
108.01 -- 114.00.......................       132             3.48        1,711,615.11         3.54
114.01 -- 120.00.......................        86             2.27        1,046,712.51         2.16
120.01 -- 126.00.......................        22             0.58          287,540.43         0.59
126.01 -- 132.00.......................         6             0.16           81,440.62         0.17
                                           ------           ------      --------------       ------
          Total........................     3,791           100.00%     $48,386,535.24       100.00%
                                           ======           ======      ==============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

          DISTRIBUTION BY QUARTER OF ORIGINATION -- RV CONTRACT GROUP


                                                         PERCENT OF
                                           NUMBER       TOTAL NUMBER      AGGREGATE        PERCENT OF
                                            OF RV          OF RV          PRINCIPAL        INITIAL RV
  ORIGINATION QUARTER (QUARTER/YEAR)     RECEIVABLES   RECEIVABLES(1)      BALANCE       POOL BALANCE(1)
  ----------------------------------     -----------   --------------   --------------   ---------------
1/87...................................         6             0.16%     $    81,440.62         0.17%
2/87...................................        12             0.32          167,176.10         0.35
3/87...................................        11             0.29          124,664.25         0.26
4/87...................................        26             0.69          265,530.70         0.55
1/88...................................        62             1.64          802,112.87         1.66
2/88...................................        70             1.85          940,323.61         1.94
3/88...................................        61             1.61          782,460.99         1.62
4/88...................................        47             1.24          650,975.62         1.35
1/89...................................       114             3.01        1,660,220.20         3.43
2/89...................................       135             3.56        1,792,561.41         3.70
3/89...................................       109             2.88        1,710,836.45         3.54
4/89...................................        66             1.74          913,238.14         1.89
1/90...................................       135             3.56        2,046,541.51         4.23
2/90...................................       141             3.72        2,029,897.08         4.20
3/90...................................        42             1.11          718,443.07         1.48
4/90...................................         1             0.03            9,743.12         0.02
1/91...................................         7             0.18           95,580.73         0.20
2/91...................................         6             0.16           17,935.65         0.04
3/91...................................        12             0.32          103,478.44         0.21
4/91...................................        11             0.29          165,932.53         0.34
1/92...................................        29             0.76          447,541.25         0.92
2/92...................................        23             0.61          258,806.65         0.53
3/92...................................        13             0.34           81,048.53         0.17
4/92...................................         9             0.24           87,340.34         0.18
1/93...................................         7             0.18           80,636.51         0.17
2/93...................................        32             0.84          444,367.44         0.92
3/93...................................        82             2.16        1,067,396.42         2.21
4/93...................................        50             1.32          721,341.24         1.49
1/94...................................        79             2.08        1,064,022.39         2.20
2/94...................................       161             4.25        2,340,988.37         4.84
3/94...................................        95             2.51        1,323,703.47         2.74
4/94...................................        44             1.16          498,819.88         1.03
1/95...................................        82             2.16        1,043,964.68         2.16
2/95...................................        63             1.66          642,603.20         1.33
3/95...................................        54             1.42          596,085.76         1.23
4/95...................................        37             0.98          449,722.38         0.93
1/96...................................       108             2.85          935,195.47         1.93
2/96...................................       117             3.09          961,877.72         1.99
3/96...................................        91             2.40          938,557.70         1.94
4/96...................................        83             2.19        1,017,565.42         2.10
1/97...................................       371             9.79        4,683,056.57         9.68
2/97...................................       784            20.68       10,347,740.43        21.39
3/97...................................       303             7.99        3,275,060.33         6.77
                                           ------           ------      --------------       ------
          Total........................     3,791           100.00%     $48,386,535.24       100.00%
                                           ======           ======      ==============       ======


---------------

(1) The sum of the individual percentages may not add to 100% because of rounding.

          DISTRIBUTION BY NEW AND USED COLLATERAL -- RV CONTRACT GROUP


                                                          PERCENT OF
                                             NUMBER      TOTAL NUMBER     AGGREGATE       PERCENT OF
                                              OF RV         OF RV         PRINCIPAL       INITIAL RV
         NEW OR USED COLLATERAL            RECEIVABLES   RECEIVABLES       BALANCE       POOL BALANCE
         ----------------------            -----------   ------------   --------------   ------------
New......................................     3,028          79.87%     $39,442,646.38       81.52%
Used.....................................       763          20.13        8,943,888.86       18.48
                                             ------         ------      --------------      ------
          Total..........................     3,791         100.00%     $48,386,535.24      100.00%
                                             ======         ======      ==============      ======



               DISTRIBUTION BY CONTRACT TYPE -- RV CONTRACT GROUP



                                                          PERCENT OF
                                             NUMBER      TOTAL NUMBER     AGGREGATE       PERCENT OF
                                              OF RV         OF RV         PRINCIPAL       INITIAL RV
              CONTRACT TYPE                RECEIVABLES   RECEIVABLES       BALANCE       POOL BALANCE
              -------------                -----------   ------------   --------------   ------------
Simple Interest RV Receivables...........     3,289          86.76%     $42,103,402.97       87.01%
Precomputed RV Receivables...............       502          13.24        6,283,132.27       12.99
                                             ------         ------      --------------      ------
          Total..........................     3,791         100.00%     $48,386,535.24      100.00%
                                             ======         ======      ==============      ======



           DISTRIBUTION BY PERIOD OF DELINQUENCY -- RV CONTRACT GROUP



                                                          PERCENT OF
                                             NUMBER      TOTAL NUMBER     AGGREGATE       PERCENT OF
                                              OF RV         OF RV         PRINCIPAL       INITIAL RV
                                           RECEIVABLES   RECEIVABLES       BALANCE       POOL BALANCE
                                           -----------   ------------   --------------   ------------
RV Contract Group........................     3,791         100.00%     $48,386,535.24      100.00%
Period of Delinquency
  30-59 Days.............................        49           1.29%     $   654,245.82        1.35%


MATURITY AND PREPAYMENT ASSUMPTIONS


     Full and partial prepayments on the Marine Receivables will have the effect of reducing the weighted average life of the Marine Certificates, while delinquencies by Obligors under the Marine Receivables, as well as extensions and deferrals on the Marine Receivables, will have the effect of increasing the weighted average life of the Marine Certificates. Full and partial prepayments on the RV Receivables will have the effect of reducing the weighted average life of the RV Certificates, while delinquencies by Obligors under the RV Receivables, as well as extensions and deferrals on the RV Receivables will have the effect of increasing the weighted average life of the RV Certificates. The Marine Receivables and the RV Receivables may be prepaid at any time without penalty and the mandatory prepayment of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Boat or RV, as applicable, financed by such Receivable or such Receivable becoming a Defaulted Marine Receivable or Defaulted RV Receivable (as defined herein). While no assurance can be given as to the rate of prepayments or as to whether there will be a significant amount of prepayments, NationsCredit Commercial has experienced substantial levels of prepayments on its portfolios of marine contracts and recreational vehicle contracts in the past. Based on the historical performance of NationsCredit Commercial's portfolio of marine contracts, the average effective term of such contracts is approximately one-third of their scheduled contractual term. Based on the historical performance of NationsCredit Commercial's portfolio of recreational vehicle contracts, the average effective term of such contracts is approximately one-third of their scheduled contractual term. NationsCredit Commercial's historical prepayment experience on its Marine Contract Portfolio has also reflected seasonal variations due to the seasonal nature of the retail marine finance business, with higher levels of prepayments in the beginning of the boating season during the spring and early summer. NationsCredit Commercial's historical prepayment experienced on its RV Contract Portfolio has also reflected seasonal variations due to the seasonal nature of the retail recreational vehicle finance business, with higher levels of prepayments in the beginning of the recreational vehicle season during the spring and early summer. Although NationsCredit

Commercial expects significant levels of prepayments to continue, no assurance can be given as to the level or timing of prepayments because prepayments are affected by numerous social, economic and other factors and because historical prepayment experience is not necessarily indicative of future prepayments. Marine Certificateholders will bear all reinvestment risk resulting from prepayments on the Marine Receivables and RV Certificateholders will bear all reinvestment risk resulting from prepayments on the RV Receivables.

                  CERTIFICATE FACTORS AND TRADING INFORMATION

     The "Marine Certificate Factor" is a seven-digit decimal figure, which the Servicer will compute each month, equal to the Marine Certificate Balance on such date of determination, divided by the initial Marine Certificate Balance. The "RV Certificate Factor" is a seven-digit decimal figure, which the Servicer will compute each month, equal to the RV Certificate Balance on such date of determination divided by the initial RV Certificate Balance. The Marine Certificate Factor and the RV Certificate Factor will be 1.0000000 as of the Cutoff Date; thereafter, the Marine Certificate Factor and the RV Certificate Factor will decline to reflect reductions in the Marine Certificate Balance and the RV Certificate Balance, respectively. The amount of a Certificateholder's pro rata share of the Marine Certificate Balance or the RV Certificate Balance, as applicable, for a given month can be determined by multiplying the original denomination of such holder's Certificate by the Marine Certificate Factor or the RV Certificate Factor, as applicable, for that month. The Marine Certificate Factor and the RV Certificate Factor will be made available on the eighth business day of each month (the "Determination Date").

     Pursuant to the Agreement, Certificateholders will receive monthly reports concerning the payments received on the applicable Receivables, the Marine Certificate Balance and the RV Certificate Balance, the Marine Certificate Factor and the RV Certificate Factor, and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates -- Statements to Certificateholders."

                                USE OF PROCEEDS


     The net proceeds to be received by the Trust from the sale of the Certificates will be applied to the purchase of the Receivables and to make the initial deposit in the Marine Reserve Account and the RV Reserve Account.


                                 THE DEPOSITOR

     The Depositor, NationsCredit Securitization Corporation, is a wholly-owned subsidiary of NationsCredit Commercial Corporation of America, which, in turn, is indirectly wholly-owned by NationsCredit Corporation ("NationsCredit"). The Depositor was incorporated in Delaware in 1995. The Depositor is organized for the limited purpose of purchasing, among other things, retail marine installment sale contracts and recreational vehicle installment sale contracts and transferring such contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Depositor are located at 225 E. John Carpenter Freeway, Irving, TX 75062-2731 and its telephone number is (972) 506-5026.


     The Depositor has taken and will take steps in structuring the transaction contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by NationsCredit Commercial under the United States Bankruptcy Code or similar applicable state law ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Depositor with those of NationsCredit Commercial. These steps include or will include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation or an amendment thereto containing certain limitations, including restricting the nature of the Depositor's business, requiring the Depositor to maintain records and books of account separate from those of NationsCredit Commercial, to refrain from commingling its assets with those of NationsCredit Commercial and to refrain from holding itself out as having agreed to pay, or being liable for, the debts of NationsCredit Commercial. In addition, the Depositor's certificate of incorporation will contain a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors, including at least one outside director. The Depositor intends to follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Depositor should be consolidated with those of NationsCredit Commercial. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Certificates (and possible reductions in the amount of such distributions) could occur.

                                  THE SERVICER

     The Servicer, NationsCredit Commercial Corporation of America ("NationsCredit Commercial"), was incorporated in 1992 under the laws of the State of North Carolina. NationsCredit Commercial engages in the financing of dealer inventory of consumer goods which include such products as boats, boat motors and trailers, musical instruments, consumer electronics and appliances, residential heating and air conditioning equipment, lawn and garden equipment, manufactured housing units, and recreational vehicles. In support of its inventory financing of boat and recreational vehicle dealers, NationsCredit Commercial purchases marine retail installment sale contracts and recreational vehicle retail installment sale contracts. NationsCredit Commercial is an indirect wholly-owned subsidiary of NationsCredit, which in turn is a wholly-owned subsidiary of NationsBank Corporation.

     On February 1, 1993, NationsBank Corporation, through its subsidiary NationsBanc Financial Services Corporation, acquired certain of the assets and assumed certain of the liabilities of Chrysler First Inc., a subsidiary of Chrysler Financial Corporation. NationsCredit Commercial represents operations which were formerly subsidiaries of Chrysler First Inc.

     The principal office of the Servicer is located at 3350 Cumberland Circle, N.W., Suite 1000 Atlanta, GA 30339.

                             THE SURETY BOND ISSUER


     CapMAC is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's, "AAA" by S&P, "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps") and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). NEITHER HOLDINGS NOR ANY OF ITS STOCKHOLDERS IS OBLIGATED TO PAY ANY CLAIMS UNDER ANY SURETY BOND ISSUED BY CAPMAC OR ANY DEBTS OF CAPMAC OR TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS.

     CapMAC is regulated by the Superintendent of Insurance of the State of New York. In addition, CapMAC is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that CapMAC may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. CapMAC is subject to periodic regulatory examinations by the same regulatory authorities.

     CapMAC's obligations under the Surety Bond may be reinsured. Such reinsurance does not relieve CapMAC of any of its obligations under the Surety Bond.

     THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK STATE INSURANCE LAW.

     As of December 31, 1996 and 1995, CapMAC had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $260 million and $240 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires CapMAC to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by CapMAC.



     The financial statements of CapMAC prepared in accordance with generally accepted accounting principles as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 and the unaudited financial statements of CapMAC as of and for the six-month periods ended June 30, 1997 and 1996 are made part of this Prospectus beginning at F-1 and F-20, respectively. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, are filed with the Insurance Department of the State of New York and are available upon request from CapMAC.



     CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.


                                THE CERTIFICATES


     The Certificates offered hereby will be issued pursuant to the Agreement. Copies of the Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Trustee at Bankers Trust Company, Four Albany Street, New York, New York 10006; Attention Corporate Trust and Agency Group Structured Transactions. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.


GENERAL


     In general, it is intended that Marine Certificateholders receive, on each Distribution Date, the aggregate payments of principal, consisting of the aggregate collected principal payments, full and partial prepayments on the Marine Receivables (other than Marine Receivables for which the Servicer or NationsCredit Commercial has made a payment of the Purchase Amount in a Collection Period (as defined below) prior to the related Collection Period) received by the Servicer during the Collection Period, the principal balance of Defaulted Marine Receivables which became Defaulted Receivables during the related Collection Period and interest at one-twelfth the applicable Pass-Through Rate on the Marine Certificate Balance, as of the close of business on the prior Distribution Date. Marine Certificateholders shall receive accelerated payments of principal as a result of (a) the application of certain insurance proceeds, (b) a repurchase by NationsCredit Commercial or a purchase by the Servicer of Marine Receivables, (c) payments made in respect of Defaulted Marine Receivables from (i) excess interest, (ii) amounts on deposit in the Marine Reserve Account, (iii) amounts on deposit in the RV Reserve Account, (iv) draws on the Surety Bond, or, (v) if payments are not made as required under the Surety Bond, upon the repossession and liquidation of the Boat, or other enforcement measures taken with respect to a Defaulted Marine Receivable and (d) upon the repossession and liquidation of the Boat, if such repossession and liquidation is prior to the date the related Marine Receivable becomes a Defaulted Marine Receivable. Except as described under "-- Distributions on Certificates -- Marine Distributions," payments of interest and principal on the Marine Certificates will be based on collections (including liquidation proceeds) in respect of the Marine Receivables received during the related Collection Period. See "The Certificates -- Sale and Assignment of Receivables," "-- Credit Enhancement -- The Surety Bond," "-- Credit Enhancement -- The Marine Reserve Account", "-- Credit Enhancement -- The RV Reserve Account " and
"-- Servicing Procedures."



     In general, it is intended that RV Certificateholders receive, on each Distribution Date, the aggregate payments of principal, consisting of the aggregate collected principal payments, full and partial prepayments on the RV Receivables (other than RV Receivables for which the Servicer or NationsCredit Commercial has made a payment of the Purchase Amount in a Collection Period prior to the related Collection Period) received by the Servicer during the preceding Collection Period, the principal balance of Defaulted RV Receivables which became Defaulted Receivables during the related Collection Period and interest at one-twelfth the applicable Pass-Through Rate on the RV Certificate Balance, as of the close of business on the prior Distribution Date. RV Certificateholders shall receive accelerated payments of principal as a result of (a) the application of certain insurance proceeds, (b) a repurchase by NationsCredit Commercial or a purchase by the Servicer of RV Receivables, (c) payments made in respect of Defaulted RV Receivables from (i) excess interest, (ii) amounts on deposit in the RV Reserve Account, (iii) amounts on deposit in the Marine Reserve Account, (iv) draws on the Surety Bond, or, (v) if payments are not made as required under the Surety Bond, upon the repossession and liquidation of the RV, or other enforcement measures taken with respect to a Defaulted RV Receivable and (d) upon the repossession and liquidation of the RV, if such repossession and liquidation is prior to the date the related RV Receivable becomes a Defaulted RV Receivable. Except as described under "-- Distributions on Certificates -- RV Distributions," payments of interest and principal on the RV Certificates will be based on collections (including liquidation proceeds) in respect of the RV Receivables received during the Collection Period. See "The Certificates -- Sale and Assignment of Receivables," "-- Credit Enhancement -- The Surety Bond,"
"-- Credit Enhancement -- The RV Reserve Account," "-- Credit Enhancement -- RV Marine Account," and "-- Servicing Procedures."


     "Collection Period" means with respect to any Distribution Date, a period which is the preceding calendar month.

     The Marine Certificates and the RV Certificates will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company ("DTC," and together with any successor depository selected by the Depositor, the "Depository") except as set forth below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to action by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and"-- Definitive Certificates."

BOOK-ENTRY REGISTRATION


     The Marine Certificates will be available for purchase in book-entry form in minimum denominations representing $1,000 of the initial Marine Certificate Balance and in integral multiples thereof equal to the percentage obtained by dividing the denomination of the Marine Certificate by the Initial Marine Pool Balance. The RV Certificates will be available for purchase in book-entry form in minimum denominations representing $1,000 of the initial RV Certificate Balance and in integral multiples thereof equal to the percentage obtained by dividing the denomination of the RV Certificate by the Initial RV Pool Balance.


     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through Direct Participants and Indirect Participants. Under a book-entry format Certificateholders may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since distributions with respect to the Certificateholders will be forwarded by Bankers Trust Company as paying agent, or its successor in such capacity (the "Paying Agent") to Cede, the nominee of DTC will then forward such distributions to its Direct Participants who in turn will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.


     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Direct Participants and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain banks, trust companies and other persons approved by it the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the absence of physical certificates for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of the Certificate Balance only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form (the "Definitive Certificates"), to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 50% of the Certificate Balance advise the Trustee and DTC through Direct Participants in writing that the continuation of a book-entry system through any Depository is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any events described in the immediately preceding paragraph, the Trustee shall notify all Certificate Owners through DTC of the occurrence of any such event and of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the registered holders of such Definitive Certificates as Certificateholders under the Agreement (the "Holders").

     If Definitive Certificates are issued, distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the preceding

Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution mailed to Holders.


     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee in New York, New York. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. Bankers Trust Company will initially be designated as the registrar for the Certificates.


     Certificates held by the Depositor or the Servicer shall not be counted in any vote or action requiring the consent of Certificateholders under the Agreement.

SALE AND ASSIGNMENT OF RECEIVABLES

     On the date of issuance of the Certificates (the "Closing Date"), the Depositor will cause the Trust to purchase the Receivables directly or indirectly from NationsCredit Commercial or its affiliates. Each Receivable purchased by the Trust will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such purchase, execute, authenticate and deliver the Certificates.


     The representations and warranties, with respect to the Receivables made by either NationsCredit Commercial or the Depositor as of the Closing Date shall include, among others, that such Receivable (a) shall have been originated in the United States by a Dealer for the retail sale of a Boat, in the case of Marine Receivables, or a RV, in the case of RV Receivables, in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall be denominated in U.S. dollars, (b) shall have created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of NationsCredit Commercial in the related Boat (other than in the case of boat motors subject to certificate of title statutes that provide for perfection of the security interests in such boat motors by the filing of a UCC-1 financing statement), in the case of Marine Receivables, or related RV, in the case of RV Receivables, which security interest has been assigned to the Depositor and shall be validly assignable by the Depositor to the Trustee, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security,
(d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the APR, (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes any accrued but unpaid interest due pursuant to the terms of the related contract through the date of prepayment in an amount at least equal to the APR, (f) and the sale of the related Boat, in the case of Marine Receivables, or the related RV, in the case of RV Receivables, shall have complied at the time it was originated or made, and at the date of issuance of the Certificates shall comply, in all material respects with all requirements of applicable Federal, State, and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Trade Commission Credit Practices Rule, State unfair and deceptive trade practice laws, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other applicable consumer credit, equal credit opportunity and disclosure laws and (g) shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity. As of the second (or, at the Depositor's or NationsCredit Commercial's option, as applicable, the first) Record Date following the discovery by or notice to the Depositor or NationsCredit Commercial of a breach of any representation or warranty made by the Depositor or NationsCredit Commercial, as applicable, that materially and adversely affects the interests of the Certificateholders in a Receivable, the Depositor or NationsCredit Commercial, as applicable, unless it cures the breach, will repurchase or purchase, as applicable, the Receivable from the Trustee, at a price equal to the unpaid principal balance owed by the Obligor plus accrued interest calculated at a rate equal to the sum of the applicable Pass-Through Rate plus the Marine Servicing Fee Rate or the RV Servicing Fee Rate, as applicable (the "Purchase Amount"). The repurchase and the purchase obligations are a general and unsecured obligation of the Depositor and NationsCredit Commercial, respectively, and will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach. Any failure on the part of NationsCredit Commercial or the Depositor to pay the Purchase Amount of any Receivable when required will not be covered by collections from Receivables or payments under the Surety Bond.


     To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, on behalf of the Trust, will appoint NationsCredit Commercial as custodian of all the Receivables. NationsCredit Commercial's and its applicable affiliate's accounting records and computer systems will reflect the ultimate sale and assignment of the Receivables to the Trustee. UCC-1 financing statements reflecting the sale and assignment of the Receivables to the Trustee will be filed. Because the Receivables will remain in NationsCredit Commercial's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables in the ordinary course of its business without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Risk Factors -- Lack of First Priority Security Interests in the Receivables." Due to the administrative burden and expense: the certificates of title, in the case of Boats or RVs financed in states where security interests in boats or recreational vehicles, as applicable, are subject to certificate of title statutes, will not be endorsed; and the UCC-1 financing statements, in the case of Boats or RVs financed in states where security interests in boats or recreational vehicles, as applicable, are perfected by filing a UCC-1 financing statement, will not be amended. In the absence of such procedures, the Trust may not have a perfected security interest in the Boats or RVs, as applicable, financed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor in UCC states. With respect to Boats or RVs documented under certificate of title states, the validity of the security interest against the original Obligor is less clear. See "Risk Factors -- Lack of Perfected Security Interests in Boats and RVs.

ACCOUNTS

     The Servicer will establish and maintain with the Trustee one or more accounts, in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the Marine Contract Group will be deposited, and from which all distributions with respect to the Marine Contract Group and the Marine Certificates will be made (collectively, the "Marine Certificate Account").

     The Servicer will establish and maintain with the Trustee one or more accounts, in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the RV Receivables will be deposited and from which all distributions with respect to the RV Receivables and the RV Certificates will be made (collectively, the "RV Certificate Account").

     The Marine Certificate Account and the RV Certificate Account shall be maintained with the Trustee so long as (i) the Trustee's deposits have a rating acceptable to each Rating Agency or (ii) each of the Marine Certificate Account and the RV Certificate Account is maintained as a fully segregated trust account. If at any time the conditions in clauses (i) or (ii) above are not satisfied, the Servicer shall, with the Trustee's assistance as necessary, cause the Marine Certificate Account and the RV Certificate Account to be moved to a bank which can satisfy such conditions.

SERVICING PROCEDURES


     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement, will perform such collection procedures as it follows with respect to marine contracts, in the case of Marine Receivables, and recreational vehicle contracts, in the case of RV Receivables, that it services for itself and others. See "Certain Legal Aspects of the Receivables." Consistent with the Agreement, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine contracts and recreational vehicle contracts, as applicable, that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the last day of the Collection Period preceding the Final Scheduled Distribution Date. See "NationsCredit Commercial's Portfolio of Marine Contracts and Recreational Vehicle Contracts." Such arrangements may result in the Servicer purchasing the Receivable for its Purchase Amount. If required payments under the Surety Bond are not made, the Servicer would follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which the Servicer determines that eventual payment in full is unlikely. The Servicer may sell the Boat or RV, as applicable, securing a Receivable at a public or private sale, or take any other action permitted by applicable law.



     The Servicer will covenant in the Agreement that: (i) the Servicer will not release a Boat or RV, as applicable, securing a Receivable from the security interest granted by the related Receivable in whole or in part, except upon payment in full by the related Obligor; (ii) the Servicer will not impair the rights of the Certificateholders in any Receivable; (iii) the Servicer will not increase or decrease the amount of any scheduled payment on a Receivable or the principal balance of a Receivable (except with respect to a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment) or the APR of any Receivable; (iv) the Servicer will not sell, pledge, transfer, deliver or otherwise dispose of any Receivable, except as provided in the Agreement; (v) the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and will follow such collection procedures as it follows with respect to all comparable marine contracts and recreational vehicle contracts, as applicable, that it services for itself and others; and (vi) the Servicer will not extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine contracts and recreational vehicle contracts, as applicable, that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the last day of the Collection Period preceding the Final Scheduled Marine Distribution Date or Final Scheduled RV Distribution Date.



     In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the Certificateholders or the Surety Bond Issuer in a Receivable, the Servicer, unless such breach has been cured by the second Record Date (or, at the Servicer's election, the first Record Date) following the date on which the Servicer becomes aware of, or receives written notice of such breach or earlier in certain circumstances, will be required to purchase the Receivable from the Trustee on the business day prior to the Distribution Date related to such Record Date or earlier under certain circumstances. The purchase price will be the Purchase Amount as of the last day of the Collection Period preceding the date of such purchase. The purchase obligation is a general unsecured obligation of the Servicer and will constitute the sole remedy available to the Certificateholders, the Trust or the Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Agreement related thereto. Any failure of the Servicer to pay the Purchase Amount of any Receivable when required will not be covered by collections from Receivables or payments under the Surety Bond.

COLLECTIONS ON RECEIVABLES


     While NationsCredit Commercial or an entity (a) into which NationsCredit Commercial is merged or consolidated, (b) which succeeds to the properties and assets of the Servicer substantially as a whole, or (c) more than 50% of the voting stock of which is, directly or indirectly, owned by NationsBank Corporation, which has executed an agreement of assumption to perform the obligations of the Servicer under the Insurance Agreement and the Agreement, is the successor to the Servicer, the Servicer may commingle collections held by it and may use such funds for its own purposes prior to the business day preceding each Distribution Date provided that all of the following conditions are satisfied: (i) there exists no Event of Default (as described below); (ii) if the Servicer does not have a short-term debt rating or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections held by NationsCredit Commercial or such successor, which is acceptable to the Rating Agencies and the Surety Bond Issuer and is issued by an entity which has a short-term debt rating or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's; and (iii) the Servicer, the Trustee, the Depositor and the Surety Bond Issuer shall not have received notice from S&P or Moody's that failure to separate such funds will result in a reduction or withdrawal of the then-current rating on the Marine Certificates or the RV Certificates by either S&P or Moody's. If all the conditions contained in the preceding sentence are not met, (i) the Servicer will deposit all payments on the Marine Contract Group (from whatever source) and all proceeds of the Marine Contract Group collected during each Collection Period into the Marine Certificate Account not later than the second business day after receipt and (ii) the Servicer will deposit all payments on the RV Contract Group (from whatever source) and all proceeds of the RV Contract Group collected during each Collection Period into the RV Certificate Account not later than the second business day after receipt. It is anticipated that on the Closing Date, NationsBank Corporation will furnish a guaranty that will permit NationsCredit Commercial to commingle funds. The Depositor or the Servicer, as applicable, will deposit the aggregate Purchase Amount of Marine Receivables repurchased by the Depositor or purchased by the Servicer into the Marine Certificate Account and deposit the aggregate Purchase Amount of RV Receivables repurchased by the Depositor or purchased by the Servicer into the RV Certificate Account, in each case, on or before the business day preceding the applicable Distribution Date. Pending deposit into the Marine Certificate Account and the RV Certificate Account, as applicable, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer. See "Risk Factors -- Commingling Risk."



     In accordance with NationsCredit Commercial's normal practices and procedures, payments made by or on behalf of an Obligor on a Receivable during a Collection Period shall be applied first to late payment fees and extension fees, second to interest accrued on the Receivable, third to principal due on the Receivable during or prior to the related Collection Period, fourth to administrative charges, if any, and fifth to the remaining principal balance. Late payment and extension fees, if any, and other administrative fees will be included as part of the Trust's assets; provided, however that the Trustee will agree to hold any such amounts for the benefit of the Servicer and any payments received with respect thereto will not be passed through to Certificateholders, but will instead be promptly remitted to the Servicer upon receipt.


SERVICING COMPENSATION

     The Servicer will be entitled to receive the Monthly Marine Servicing Fee and the Monthly RV Servicing Fee with respect to each Distribution Date, equal to the product of (i) one-twelfth the Marine Servicing Fee Rate multiplied by the Marine Pool Balance in the case of the Monthly Marine Servicing Fee and (ii) one-twelfth the RV Servicing Fee Rate multiplied by the RV Pool Balance, in the case of the Monthly RV Servicing Fee, in each case as of the last day of the prior Collection Period (or, in the case of the first Distribution Date, the Initial Marine Pool Balance or the Initial RV Pool Balance, as applicable). The Trustee, as provided above, will remit to the Servicer any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables. Payments by or on behalf of Obligors will be allocated to payments of principal, interest and late fees in accordance with the Servicer's normal practices and procedures.

     The Monthly Marine Servicing Fee and the Monthly RV Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of marine retail installment sale contracts and recreational vehicle retail installment sale contracts as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults, and monitoring the collateral. The Monthly Marine Servicing Fee and the Monthly RV Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, and providing information to the appropriate party relating to Federal income taxes. The Monthly Marine Servicing Fee and the Monthly RV Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. The Trust will not be responsible for fees and expenses of any subservicer.

DISTRIBUTIONS ON CERTIFICATES

     On or before the Determination Date, the Servicer will inform the Trustee of the amount of aggregate collections on the Marine Receivables in the Marine Contract Group and the aggregate amount of collections on the RV Receivables in the RV Contract Group (other than Receivables purchased by the Servicer or repurchased by NationsCredit Commercial) including all refunds received by the Servicer with respect to any refunded portion of any extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the principal amount of each of the Marine Receivables and the RV Receivables; the aggregate Purchase Amount of Marine Receivables and the aggregate Purchase Amount of RV Receivables required to be repurchased by NationsCredit Commercial or required to be purchased by the Servicer; the aggregate amounts to be drawn on the Marine Reserve Account and the RV Reserve Account; the aggregate payments to be made under the Surety Bond; the Monthly Marine Servicing Fee and the Monthly RV Servicing Fee; all with respect to the preceding Collection Period.


     Marine Distributions. On the Distribution Date, the Trustee will distribute from the Marine Certificate Account pro rata to the Marine Certificateholders of record as of the preceding Record Date, the Servicer, the Surety Bond Issuer, the Collateral Agent and the Depositor the following amounts in the following order of priority to the extent of funds available therefor:



          (i) to the Marine Certificateholders, an amount equal to one-twelfth of the product of (x) the applicable Pass-Through Rate and (y) the Marine Certificate Balance as of the close of business on the prior Distribution Date (or in the case of the first Distribution Date, the Initial Marine Pool Balance) (the "Monthly Marine Interest Payment"), and any carry-over Monthly Marine Interest Payment from prior Distribution Dates;


          (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount equal to one-twelfth of the product of
     (x) the Marine Servicing Fee Rate and (y) the Marine Pool Balance as of the last day of the prior Collection Period (or, in the case of the first Distribution Date, the Initial Marine Pool Balance) ("Monthly Marine Servicing Fee") and any carry-over Monthly Marine Servicing Fee from prior Distribution Dates;


          (iii) to the Marine Certificateholders, (x) on any Distribution Date, except the Marine Final Scheduled Distribution Date, an amount equal to (a) that portion of all collections received by the Servicer during the related Collection Period on Marine Receivables allocable to principal (which shall not include the principal portion of proceeds from any recoveries or liquidations in respect of Defaulted Marine Receivables), (b) Purchase Amounts allocable to principal with respect to the Marine Receivables and paid by the Depositor or the Servicer with respect to the related Collection Period, (c) the principal balance of Defaulted Marine Receivables, which became Defaulted Marine Receivables during the related Collection Period and (d) any amounts specified in clauses (a), (b) and (c) payable but not paid on a prior Distribution Date and (y) on the Marine Final Scheduled Distribution Date, an amount necessary to reduce the Marine Certificate Balance to zero on such Distribution Date (collectively, the "Monthly Marine Principal Payment");

          (iv) if NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, the Monthly Marine Servicing Fee for such Distribution Date and any carry-over Monthly Marine Servicing Fee from prior Distribution Dates;


          (v) to the Surety Bond Issuer, any amounts owing to the Surety Bond Issuer under the Insurance Agreement and the Agreement allocable to the Marine Contract Group and not paid;


          (vi) to the RV Certificateholders, an amount, if any, up to the shortfall, between (x) the amount paid to RV Certificateholders on such Distribution Date pursuant to clause (i) of the definition of "RV Distributions" and (y) the Monthly RV Interest Payment for such Distribution Date and any carry-over Monthly RV Interest Payment from prior Distribution Dates;



          (vii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount, if any, up to the shortfall between
     (x) the amount paid to the Servicer on such Distribution Date pursuant to clause (ii) of the definition of "RV Distributions," and (y) the Monthly RV Servicing Fee for such Distribution Date and any carry-over Monthly RV Servicing Fee from prior Distribution Dates;



          (viii) to the RV Certificateholders, an amount, if any, up to the shortfall between (x) the amount paid to the RV Certificateholders on such Distribution Date pursuant to clause (iii) of the definition of "RV Distributions" and (y) the Monthly RV Principal Payment for such Distribution Date;



          (ix) if NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, an amount, if any, up to the shortfall between
     (x) the amount paid to the servicer on such Distribution Date pursuant to clause (iv) of the definition of "RV Distributions" and (y) the Monthly RV Servicing Fee for such Distribution Date and any carry-over Monthly RV Servicing Fee from prior Distribution Dates;



          (x) to the Surety Bond Issuer, an amount, if any, up to the shortfall between (x) the amount paid to the Surety Bond Issuer on such Distribution Date pursuant to clause (v) of the definition of "RV Distributions," and
     (y) amounts owing to the Surety Bond Issuer under the Insurance and Reimbursement Agreement allocable to the RV Contract Group and not paid;



          (xi) to the Collateral Agent, an amount, if any, up to the lesser of
     (x) the RV Cross-Support Amount for such Distribution Date and (y) the shortfall, if any, between the Specified RV Reserve Account Requirement and the amount on deposit in the RV Reserve Account on such Distribution Date after giving effect to the distribution set forth in clause (xii) of the definition of "RV Distributions," for deposit into the RV Reserve Account;



          (xii) to the Collateral Agent, an amount up to the shortfall, if any, between the Specified Marine Reserve Account Requirement for such Distribution Date and the amount on deposit in the Marine Reserve Account on such Distribution Date without giving effect to the distributions, if any, on such Distribution Date set forth in clauses (xi) and (xiii) of the definition of "RV Distributions;"



          (xiii) to the Collateral Agent, an amount up to the shortfall, if any, between the Specified RV Reserve Account Requirement for such Distribution Date and the amount on deposit in the RV Reserve Account on such Distribution Date, after giving effect to the distributions, if any, set forth in clause (xi) above and clause (xii) of the definition of "RV Distributions" for deposit into the RV Reserve Account; and


          (xiv) to the Depositor, any remaining amounts.

     The distributions set forth in clauses (i) through (xiv) above shall be the "Marine Distributions."


     RV Distributions. On the Distribution Date, the Trustee will distribute from the RV Certificate Account pro rata to the RV Certificateholders of record as of the preceding Record Date, the Servicer, the Surety Bond Issuer, the Collateral Agent and the Depositor the following amounts in the following order of priority to the extent available therefor:


          (i) to the RV Certificateholders, an amount equal to one-twelfth of the product of (x) the applicable Pass-Through Rate and (y) the RV Certificate Balance as of the close of business on the prior

     Distribution Date (or, in the case of the first Distribution Date, the Initial RV Pool Balance) (the "Monthly RV Interest Payment"), and any carry-over Monthly RV Interest Payment from prior Distribution Dates;


          (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount equal to one-twelfth of the product of
     (x) the RV Servicing Fee Rate and (y) the RV Pool Balance as of the last day of the prior Collection Period (or, in the case of the first Distribution Date, the Initial RV Pool Balance) (the "Monthly RV Servicing Fee") and any carry-over Monthly RV Servicing Fee from prior Distribution Dates;


          (iii) to the RV Certificateholders, (x) on any Distribution Date, except the RV Final Scheduled Distribution Date, an amount equal to (a) that portion of all collections received by the Servicer during the related Collection Period on RV Receivables allocable to principal (which shall not include the principal portion of proceeds from any recoveries or liquidations in respect of Defaulted RV Receivables), (b) Purchase Amounts allocable to principal with respect to the RV Receivables and paid by the Depositor or the Servicer with respect to the related Collection Period,
     (c) the principal balance of Defaulted RV Receivables, which became Defaulted RV Receivables during the related Collection Period and (d) any amounts specified in clauses (a), (b) and (c) payable but not paid on a prior Distribution Date and (y) on the RV Final Scheduled Distribution Date, an amount necessary to reduce the RV Certificate Balance to zero on such Distribution Date (collectively, the "Monthly RV Principal Payment");



          (iv) if NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, the Monthly RV Servicing Fee for such Distribution Date and any carry-over Monthly RV Servicing Fee from prior Distribution Dates;


          (v) to the Surety Bond Issuer, any amounts owing to the Surety Bond Issuer under the Insurance Agreement and the Agreement allocable to the RV Contract Group and not paid;


          (vi) to the Marine Certificateholders, an amount, if any, up to the shortfall between (x) the amount paid to the Marine Certificateholders on such Distribution Date pursuant to clause (i) of the definition of "Marine Distributions" and (y) the Monthly Marine Interest Payment for such Distribution Date and any carry-over Monthly Marine Interest Payment from prior Distribution Dates;



          (vii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount, if any, up to the shortfall between
     (x) the amount paid to the Servicer on such Distribution Date pursuant to clause (ii) of the definition of "Marine Distributions" and (y) the Monthly Marine Servicing Fee for such Distribution Date and any carry-over Monthly Marine Servicing Fee from prior Distribution Dates;



          (viii) to the Marine Certificateholders, an amount, if any, up to the shortfall between (x) the amount paid to Marine Certificateholders on such Distribution Date pursuant to clause (iii) of the definition of "Marine Distributions" and (y) the Monthly Marine Principal Payment for such Distribution Date;



          (ix) if NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, an amount, if any, up to the shortfall between
     (x) the amount paid to the Servicer on such Distribution Date pursuant to clause (iv) of the definition of "Marine Distributions" and (y) the Monthly Marine Servicing Fee for such Distribution Date and any carryover Monthly Marine Servicing Fee from prior Distribution Dates;



          (x) to the Surety Bond Issuer, an amount if any up to the shortfall between (x) the amount paid to the Surety Bond Issuer on such Distribution Date pursuant to clause (v) of the definition of "Marine Distributions" and
     (y) amounts owing to the Surety Bond Issuer under the Insurance and Reimbursement Agreement allocable to the Marine Contract Group and not paid;



          (xi) to the Collateral Agent, an amount, if any, up to the lesser of
     (x) the Marine Cross-Support Amount for such Distribution Date and (y) the shortfall, if any, between the Specified Marine Reserve

     Account Requirement for such Distribution Date and the amount on deposit in the Marine Reserve Account on such Distribution Date after giving effect to the distribution, set forth in clause (xii) of the definition of "Marine Distributions," for deposit into the Marine Reserve Account;



          (xii) to the Collateral Agent, an amount up to the shortfall, if any, between the Specified RV Reserve Account Requirement for such Distribution Date and the amount on deposit in the RV Reserve Account on such Distribution Date without giving effect to the distributions, if any, on such Distribution Date set forth in clauses (xi) and (xiii) of the definition of "Marine Distributions;"



          (xiii) to the Collateral Agent, an amount up to the shortfall, if any, between the Specified Marine Reserve Account Requirement for such Distribution Date and the amount on deposit in the Marine Reserve Account on such Distribution Date, after giving effect to the distributions for such Distribution Date, if any, pursuant to in clause (xi) above and clause
     (xii) of the definition of "Marine Distributions" for deposit into the Marine Reserve Account; and


          (xiv) to the Depositor, any remaining amounts.

     The distributions set forth in clauses (i) through (xiv) above shall be the "RV Distributions."

     Marine Distributions and RV Distributions. The aggregate amount of Monthly Marine Principal Payments will not exceed the unpaid principal balance of the Marine Certificates and the aggregate amount of Monthly RV Principal Payments will not exceed the unpaid principal balance of the RV Certificates.

     The Surety Bond Issuer will unconditionally and irrevocably guarantee payment of the Monthly Marine Interest Payment, the Monthly RV Interest Payment, the Monthly Marine Principal Payment, the Monthly RV Principal Payment and under certain circumstances the Monthly Marine Servicing Fee and the Monthly RV Servicing Fee. See "-- Credit Enhancement -- The Surety Bond."

     The Monthly Marine Interest Payment is calculated on the Marine Certificate Balance, which shall decline by the amount of principal distributions made on the Marine Certificates. The Monthly RV Interest Payment is calculated on the RV Certificate Balance, which shall decline by the amount of principal distributions made on the RV Certificates. To the extent that payments on the Receivables and amounts on deposit in the Marine Reserve Account and the RV Reserve Account are not sufficient to cover the entire principal amount of Defaulted Receivables and payments under the Surety Bond are not made, Certificateholders will incur a loss and interest will not be paid on the amount of such loss.

     As an administrative convenience, the Servicer will be permitted to make the deposit of (a) collections and the aggregate Purchase Amount for or with respect to the Collection Period and (b) the Purchase Amount for any optional purchase of the Receivables (as described herein) net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account for the amount of any such purchase to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually.

     Any amounts released to the Depositor pursuant to clause (xiv) of the definition of "Marine Distributions" and "RV Distributions" above shall not be property of the Trust thereafter, and the Depositor shall have no obligation to return such amounts to the Trust in the event insufficient funds are available on any subsequent Distribution Date to distribute to Certificateholders the Monthly Interest Payment, any carry-over Monthly Interest Payment, the Monthly Principal Payment or any carry-over Monthly Principal Payment.

     The following chart sets forth the application of the foregoing provisions to the November 1997 Distribution Date:



October 1-October 31.................  Collection Period. The Servicer receives monthly payments, prepayments and other proceeds in respect
                                       of the Receivables.
November 11..........................  Determination Date. The Servicer notifies the Trustee of the amounts to be distributed on the Distribution
                                       Date.
November 14..........................  Record Date. Distributions on the Distribution Date
                                       are made to Certificateholders of record at the close
                                       of business on this date.
November 17..........................  Distribution Date. The Trustee distributes to Marine
                                       Certificateholders amounts payable in respect of the
                                       Marine Certificates as described above and the
                                       Trustee distributes to RV Certificateholders amounts
                                       payable in respect of the RV Certificates as
                                       described above.


     "Defaulted Receivable" means a Marine Receivable or a RV Receivable as to which either (x) the Servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (y) (1) 90 or more days have elapsed since the related Boat or RV, as applicable, has been repossessed by the Servicer, in the case of any Marine Receivable or RV Receivable, as applicable, with a Principal Balance of $10,000 or less as of the day such Boat or RV, as applicable, was repossessed by the Servicer or (2) 180 or more days have elapsed since the related Boat or RV, as applicable, has been repossessed by the Servicer, in the case of any Marine Receivable or RV Receivable, as applicable, with a Principal Balance of greater than $10,000 as of the day such Boat or RV, as applicable, was repossessed by the Servicer.

     "Defaulted Marine Receivable" means a Defaulted Receivable which is a Marine Receivable.

     "Defaulted RV Receivable" means a Defaulted Receivable which is a RV Receivable.


     "Marine Cross-Support Amount" on any Distribution Date shall equal the amount withdrawn from the Marine Reserve Account to make RV Distributions on prior Distribution Dates and is payable to the Collateral Agent for deposit into the Marine Reserve Account under the terms of the Agreement.



     "RV Cross-Support Amount" on any Distribution Date shall equal the amount withdrawn from the RV Reserve Account to make Marine Distributions on prior Distribution Dates and is payable to the Collateral Agent for deposit into the RV Reserve Account under the terms of the Agreement.


CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the Certificateholders consists of the Surety Bond, the application of excess interest, the Marine Reserve Account and the RV Reserve Account.


     The Surety Bond. On or before the Closing Date, the Depositor will cause the Surety Bond to be issued by the Surety Bond Issuer pursuant to the provisions of the Agreement and the Insurance and Reimbursement Agreement (the "Insurance Agreement") among the Depositor, the Servicer and the Surety Bond Issuer. The Surety Bond will unconditionally and irrevocably guarantee the timely payment of (i) the Monthly Interest Payment, (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, the Monthly Marine Servicing Fee and the Monthly RV Servicing Fee and (iii) the Monthly Principal Payment.



     The Trustee will demand payment under the Surety Bond (or the Surety Bond Issuer will otherwise make available) for deposit into the Marine Certificate Account with respect to any Distribution Date to the extent there are not sufficient amounts available from (a) collections on Marine Receivables, (b) amounts, if any, to be distributed pursuant to clauses (vi), (vii) and (viii) of the definition of "RV Distributions," (c) amounts on deposit in the Marine Reserve Account and (d) after the amounts on deposit in the Marine Reserve Account have been reduced to zero, amounts on deposit in the RV Reserve Account to the extent available, to make distributions in respect of (i) the Monthly Marine Interest Payment, (ii) if NationsCredit

Commercial or an affiliate thereof is not the Servicer, the Monthly Marine Servicing Fee and (iii) the Monthly Marine Principal Payment.

     Without duplication of any of the foregoing, on the Marine Final Scheduled Distribution Date, the Surety Bond will unconditionally guarantee the payment of the outstanding Marine Certificate Balance (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date).


     The Trustee will demand payment under the Surety Bond (or the Surety Bond Issuer will otherwise make available) for deposit into the RV Certificate Account with respect to any Distribution Date to the extent there are not sufficient amounts available from (a) collections on RV Receivables, (b) amounts, if any, to be distributed pursuant to clauses (vi), (vii) and (viii) of the definition of "Marine Distributions," (c) amounts on deposit in the RV Reserve Account and (d) after the amounts on deposit in the RV Reserve Account have been reduced to zero, amounts on deposit in the Marine Reserve Account to the extent available, to make distributions in respect of (i) the Monthly RV Interest Payment, (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, the Monthly RV Servicing Fee and (iii) the Monthly RV Principal Payment.


     Without duplication of any of the foregoing, on the RV Final Scheduled Distribution Date, the Surety Bond will unconditionally guarantee the payment of the outstanding RV Certificate Balance (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date).

     In the event the Marine Reserve Account and the RV Reserve Account is exhausted or otherwise unavailable, in the absence of payments under the Surety Bond, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust.


     In the event the Surety Bond Issuer's claims paying ratings have been reduced by any of the Rating Agencies, the Depositor may, but it is not obligated to, upon payment of all amounts required to be paid to the Surety Bond Issuer pursuant to the Insurance Agreement and the Agreement either (i) replace the Surety Bond with a financial guaranty insurance policy issued by another surety bond issuer, provided that the ratings on the claims paying ability of such replacement surety bond issuer are higher than those of the surety bond issuer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and confirmation that the ratings of the Certificates will be increased from their then-current levels (after giving effect to such reduction) as a result of such action shall have been obtained.



     So long as a Surety Bond Issuer Default has occurred and is continuing, any provision giving the Surety Bond Issuer the right to direct, appoint or consent to, approve of, or take any action under the Agreement shall be inoperative during the period of such Surety Bond Issuer Default and such right shall instead vest in the Trustee acting at the direction of the Certificateholders evidencing not less than 51% of the Certificate Balance as of the most recent Record Date.


     "Surety Bond Issuer Default" means the failure of the Surety Bond Issuer to make a payment required under the Surety Bond in accordance with its terms.

     Payment of claims under the Surety Bond will be made by the Surety Bond Issuer following Receipt by the Surety Bond Issuer of the appropriate notice for payment on the later to occur of (a) 11:00 a.m., New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 11:00 a.m., New York City time, on the Business Day immediately preceding the relevant Distribution Date.

     The terms "Receipt" and "Received," with respect to the Surety Bond, means actual delivery to the Surety Bond Issuer, prior to 2:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 2:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day.

     If a payment guaranteed by the Surety Bond Issuer is voided pursuant to a final and non-appealable order (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of the Certificates (an "Avoided

Payment"), the Surety Bond Issuer will pay an amount equal to such Avoided Payment, upon receipt by the Surety Bond Issuer from the Trustee of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Trustee is required to return any such payment or portion thereof during the term of the Surety Bond because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to the Surety Bond Issuer, irrevocably assigning to the Surety Bond Issuer all rights and claims of the Trustee relating to or arising under such Avoided Payment and (z) a notice for payment appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee directly.

     Notwithstanding the foregoing, in no event shall the Surety Bond Issuer be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Certificates, prior to the time the Surety Bond Issuer would have been required to make a payment in respect of such principal in the absence of such Preference Event.

     The Surety Bond Issuer shall make payments due in respect of Avoided Payments prior to 1:00 p.m., New York City time, on the second Business Day following the Surety Bond Issuer's Receipt of the documents required under clauses (x) through (z) of the second preceding paragraph.

     Under the Surety Bond, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York and the State of Georgia are authorized or obligated by law or executive order to be closed.

     "Insolvency Proceeding" means the commencement, after the Closing Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against any person, or the commencement, after the Closing Date, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings of or relating to any Person.


     The terms of the Surety Bond cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust, the Depositor or the Servicer. The Surety Bond may not be canceled or revoked prior to the time it is terminated in accordance with its express terms. The Surety Bond is governed by the laws of the State of New York.


     THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK STATE INSURANCE LAW.


     Marine Excess Interest. The weighted average interest rate for the Marine Receivables will be higher than the Pass-Through Rate on the Marine Certificates and since the Marine Pool Balance will generally equal the Marine Certificate Balance, the Marine Contract Group will be generating excess interest relative to Monthly Marine Interest Payment. To the extent available, excess interest from the Marine Contract Group will be used to pay the amounts set forth in clause (ii) of the definition of "Marine Distributions," to pay any amounts consisting of the principal balance of Defaulted Marine Receivables in clause
(iii) of the definition of "Marine Distributions," to pay the amounts set forth in clauses (iv) through (xiv) of the definition of "Marine Distributions." See "-- Distributions on Certificates" and, to the extent necessary, on the Marine Final Scheduled Distribution Date, to reduce the principal balance of the Marine Certificates to zero. The amount of excess interest on the Marine Receivables will depend on the rate and timing of payments on the Marine Receivables (including prepayments) in respect thereof.



     RV Excess Interest. The weighted average interest rate for the RV Receivables will be higher than the Pass-Through Rate on the RV Certificates and since the RV Pool Balance will generally equal the RV Certificate Balance, the RV Contract Group will be generating excess interest relative to Monthly RV Interest Payment. To the extent available, excess interest from the RV Contract Group will be used to pay the amounts set forth in clause (ii) of the definition of "RV Distributions," to pay any amounts consisting of the principal balance of Defaulted RV Receivables in clause (iii) of the definition of "RV Distributions," to pay the amounts set forth in clauses (iv) through (xiv) of the definition of "RV Distributions." See "-- Distribution on Certificates" and to the extent necessary, on the RV Final Scheduled Distribution Date, to reduce the principal balance of the RV Certificates to zero. The amount of excess interest on the RV Receivables will depend on the rate and timing of payments on the RV Receivables (including prepayments) in respect thereof.


     The Marine Reserve Account. The Depositor will establish and maintain with the Collateral Agent an account (the "Marine Reserve Account"). The Marine Reserve Account will not be part of the Trust, but will be pledged to the Trustee for the benefit of the Certificateholders and the Surety Bond Issuer. On the Closing Date an initial deposit will be made into the Marine Reserve Account and thereafter will be augmented on each Distribution Date first from payments on Marine Receivables allocable to interest on deposit in the Marine Certificate Account with respect to the preceding Collection Period after distributions on such Distribution Date in respect of the amounts set forth in clauses (i) through (xi) of the definition of "Marine Distributions," until the amount on deposit in the Marine Reserve Account is equal to a specified amount to be determined by the Surety Bond Issuer and the Rating Agencies (the "Specified Marine Reserve Account Requirement") and second, if necessary, from RV Distributions to the extent described under "-- Distributions, on the Certificates -- RV Distributions." Amounts, if any, on deposit in the Marine Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Marine Reserve Account Requirement will be released to the Depositor. The Specified Marine Reserve Account Requirement and amounts on deposit or to be deposited into the Marine Reserve Account may be reduced, including to zero, or distributed in a different manner than described herein with the consent of the Surety Bond Issuer as long as such reduction or change does not cause a downgrade or withdrawal of the then-current rating of the Marine Certificates or the RV Certificates by either Moody's or S&P, but without prior notice to or the consent of the Marine Certificateholders or the RV Certificateholders. Prospective purchasers of the Marine Certificates or the RV Certificateholders should not rely on any amounts being deposited into or being available from the Marine Reserve Account in making a decision on whether to purchase the Marine Certificates or the RV Certificateholders.

     The RV Reserve Account. The Depositor will establish and maintain with the Collateral Agent an account (the "RV Reserve Account"). The RV Reserve Account will not be part of the Trust, but will be pledged to the Trustee for the benefit of the Certificateholders and the Surety Bond Issuer. On the Closing Date an initial deposit will be made into the RV Reserve Account and thereafter will be augmented on each Distribution Date first from payments on RV Receivables allocable to interest on deposit in the RV Certificate Account with respect to the preceding Collection Period after distributions on such Distribution Date in respect of the amounts set forth in clauses (i) through
(xi) of the definition of "RV Distributions," until the amount on deposit in the RV Reserve Account is equal to a specified amount to be determined by the Surety Bond Issuer and the Rating Agencies (the "Specified RV Reserve Account Requirement") and second, if necessary, from Marine Distributions to the extent described under "-- Distributions on Certificates -- Marine Distributions." Amounts, if any, on deposit in the RV Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified RV Reserve Account Requirement will be released to the Depositor. The Specified RV Reserve Account Requirement and amounts on deposit or to be deposited into the RV Reserve Account may be reduced, including to zero, or distributed in a different manner than described herein with the consent of the Surety Bond Issuer as long as such reduction or change does not cause a downgrade or withdrawal of the then-current rating of the Marine Certificates or the RV Certificates by either Moody's or S&P, but without prior notice to or the consent of the Marine Certificateholders or the RV Certificateholders. Prospective purchasers of the Marine Certificates or the RV Certificates should not rely on any amounts being deposited into or being available from the RV Reserve Account in making a decision on whether to purchase the Marine Certificates or the RV Certificates.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Marine Certificateholder of record, a statement to Certificateholders furnished pursuant to the Agreement, setting forth for the related Collection Period relating to such Distribution Date the following information (stated in the case of items (i), (ii), and (iii) on the basis of $1,000 initial principal amount) as of such Distribution Date:


          (i) the amount of the Marine Certificateholder's distribution which constitutes the Monthly Marine Principal Payment (including any carry-over Monthly Marine Principal);



          (ii) the amount of the Marine Certificateholder's distribution which constitutes the Monthly Marine Interest Payment (including any carry-over Monthly Marine Interest);



          (iii) the Marine Certificateholder's pro rata portion of the Monthly Marine Servicing Fee (including any carry-over Monthly Marine Servicing
     Fee);


          (iv) the Marine Certificate Balance and the Marine Certificate Factor as of the close of business on such Distribution Date; and

          (v) the Marine Pool Balance as of the last day of the related Collection Period.

     On each Distribution Date, the Trustee will include with each distribution to each RV Certificateholder of record, a statement to Certificateholders furnished pursuant to the Agreement, setting forth for the related Collection Period relating to such Distribution Date the following information (stated in the case of items (i), (ii), and (iii) on the basis of $1,000 initial principal amount) as of such Distribution Date:


          (i) the amount of the RV Certificateholder's distribution which constitutes the Monthly RV Principal Payment (including any carry-over Monthly RV Principal);



          (ii) the amount of the RV Certificateholder's distribution which constitutes the Monthly RV Interest Payment (including any carry-over Monthly RV Interest);



          (iii) the RV Certificateholder's pro rata portion of the Monthly RV Servicing Fee (including any carry-over Monthly RV Servicing Fee);


          (iv) the RV Certificate Balance and the RV Certificate Factor as of the close of business on such Distribution Date; and

          (v) the RV Pool Balance as of the last day of the related Collection Period.


     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee shall mail to each Person who at any time during such calendar year shall have been a Marine Certificateholder or RV Certificateholder, a statement containing the annual total for the amounts set forth in clauses (i), (ii) and (iii) of the two preceding paragraphs for the purposes of such Marine Certificateholder's or RV Certificateholder's preparation of Federal income tax returns. See "Certain Federal Income Tax Consequences."


EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee and the Surety Bond Issuer on or before March 31 of each year, beginning March 31, 1998, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 of the preceding year with certain standards relating to the servicing of the Receivables.

     The Agreement will also provide for delivery to the Trustee and the Surety Bond Issuer, on or before March 31 of each year, commencing March 31, 1998 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Trustee notice of certain Events of Default under the Agreement.

     Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER


     The Agreement will provide that NationsCredit Commercial may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance of such duties by NationsCredit Commercial is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed NationsCredit Commercial's servicing obligations and duties under the Agreement. The Servicer may delegate all or any part of its servicing obligations under the Agreement to another person provided that no such delegation shall relieve the Servicer of any of its obligations or liabilities under the Agreement. NationsCredit Commercial employs NationsCredit Financial Services Corporation to collect on deficiency balances related to charged-off marine contracts and charged-off recreational vehicle contracts including in respect of any Receivables.



     The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Agreement and that, in its opinion, may involve it in any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.


     Under the circumstances specified in the Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by NationsBank Corporation, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Agreement.

EVENTS OF DEFAULT


     "Events of Default" under the Agreement will consist of: (i) any failure by the Servicer to deliver to the Trustee for distribution to the Marine Certificateholders or the RV Certificateholders any proceeds or payment required to be delivered under the terms of the Marine Certificates or the RV Certificates, as applicable, and the Agreement, which failure continues unremedied for three business days after written notice from the Trustee is received by the Servicer or after discovery by an officer of the Servicer; or
(ii) any failure by the Servicer or the Depositor, as the case may be, duly to observe or to perform in any material respect any other covenant or agreement set forth in the Marine Certificates, the RV Certificates or the Agreement which failure materially and adversely affects the rights of Marine Certificateholders or RV Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer or the Depositor, as the case may be, by the Trustee or (2) to the Servicer or the Depositor, as the case may be, and to the Trustee by the Surety Bond Issuer; or (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or the Depositor and certain actions by the Servicer or the Depositor indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations or (iv) any representation or warranty by the Servicer in the Agreement shall prove to have been incorrect in any material respect when made which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Surety Bond Issuer, and as a result of which the interests thereunder of Certificateholders are materially and adversely affected. The Surety Bond Issuer may give the Trustee and the Servicer notice of any Event of Default under the Agreement.

RIGHTS UPON EVENT OF DEFAULT; SERVICER TRANSFER


     As long as an Event of Default under the Agreement remains unremedied, the Surety Bond Issuer may terminate all the rights and obligations of the Servicer under the Agreement (a "Servicer Transfer"), whereupon a successor servicer appointed by the Trustee and consented to by the Surety Bond Issuer in writing or the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of marine and recreational vehicle retail installment sale contracts. The Trustee, with the consent of the Surety Bond Issuer, may make such arrangements for compensation to be paid on each Distribution Date, which shall be negotiated on an arms-length basis, but in no event may be greater than the product of one-twelfth of 1.0% and the Certificate Balance as of such Distribution Date.



     In addition, the Agreement will also provide that the Surety Bond Issuer, with notice in writing to the Servicer, may effect a Servicer Transfer upon the occurrence of any of the following events: (a) the Depositor or Servicer, as the case may be, shall fail to pay when due any amount payable by it in connection with the transactions contemplated by the Agreement or the Insurance Agreement which failure shall have continued for three Business Days after receipt of notice thereof by the Depositor or the Servicer, as the case may be; (b) an Event of Default occurs under the Agreement; (c) the Surety Bond Issuer determines that the performance of the Servicer under the Agreement is not, in the opinion of the Surety Bond Issuer, in conformity with the Servicing Standards; (d) if, with respect to any Distribution Date, the Net Credit Loss Ratio exceeds 3.5%; (e) the Servicer shall enter into any merger, consolidation or other corporate transaction pursuant to which the debt of the surviving entity (or if such debt is not rated, the debt of its ultimate parent) is rated below investment grade by either Rating Agency; (f) NationsBank Corporation ceases to maintain a majority ownership interest in NationsCredit Corporation and the debt of the new holder of the majority ownership interest in NationsCredit Corporation is rated below investment grade by either Rating Agency; (g) NationsCredit Corporation shall enter into any merger, consolidation or other corporate transaction pursuant to which the debt of the surviving entity (or if such debt is not rated, the debt of its ultimate parent) is rated below investment grade by either Rating Agency; or (h) NationsCredit Corporation ceases to maintain a direct or indirect majority ownership interest in the Servicer and the debt of the new holder of the majority ownership interest in the Servicer is rated below investment grade by either Rating Agency.



     "Net Credit Loss Ratio" means, for any Collection Period, a fraction (expressed as an annualized percentage) (i) the numerator of which is an amount equal to (A) the sum of the aggregate gross losses with respect to the Receivables recognized in such Collection Period and the preceding two Collection Periods, as determined in accordance with the Servicer's normal practices, less any recoveries received during such Collection Period and the preceding two Collection Periods, divided by (B) a factor of three, and (ii) the denominator of which is an amount equal to (A) the sum of the Pool Balance in effect as of the last day of such Collection Period and the Pool Balances as in effect as of the last day of each of the preceding three Collection Periods, divided by (B) a factor of four.



     "Servicing Standards" means, at any time, the quality of the Servicer's (or in the event that a subservicer performs servicing operations on behalf of the Servicer, such subservicer's) performance with respect to (i) compliance with the terms and conditions of the Agreement, and (ii) adequacy, measured in accordance with industry standards and current and historical standards of the Servicer (or such subservicer) in respect of all marine receivables and recreational vehicle receivables serviced by the Servicer (or such subservicer), regardless of whether such receivables are owned by the Servicer (or such subservicer), of the Servicer's (or such subservicer's) servicing of the Receivables. The Surety Bond Issuer may audit the Servicer's books, records and procedures to determine the Servicer's compliance with the Agreement.


WAIVER OF PAST DEFAULTS

     So long as no Surety Bond Issuer Default has occurred and is continuing, the Surety Bond Issuer may, on behalf of all the Certificateholders, waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments to the respective Certificate Account in accordance with the Agreement. No such waiver shall impair such Certificateholders' rights or the Surety Bond Issuer's rights with respect to subsequent defaults.

AMENDMENT


     The Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Certificateholders or the Surety Bond Issuer, to cure any ambiguity, correct or supplement any provision therein, or to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Marine Certificateholder or RV Certificateholder or the Surety Bond Issuer. The Agreement may also be amended by the Depositor, the Servicer and the Trustee with the consent of the Surety Bond Issuer and Holders of Certificates evidencing not less than 51% of the Certificate Balance as of the most recent Record Date for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders or the Surety Bond Issuer; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Marine Receivables or the RV Receivables or distributions that are required to be made on any Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of the holders of all Certificates then outstanding. The Marine Certificateholders will evidence approximately 71.40% of the initial Certificate Balance and the RV Certificateholders will evidence approximately 28.60% of the initial Certificate Balance, therefore as of the Closing Date, the Marine Certificateholders will have the right to consent to amendments of the Agreement as described above without the approval of any of the RV Certificateholders.


LIST OF CERTIFICATEHOLDERS


     Upon written request of the Servicer or the Surety Bond Issuer, the Trustee will provide to the Servicer or the Surety Bond Issuer within 15 days after receipt of such request in writing, a list of the names and addresses of all Certificateholders of record of the Trust as of the most recent Record Date. Upon written request by three or more Certificateholders or by Holders of Certificates evidencing not less than 25% of the Certificate Balance as of the most recent Record Date, and upon compliance by such Certificateholders with certain other provisions of the Agreement, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.


     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION


     The respective obligations of the Servicer, the Depositor, the Trustee and the Trust created pursuant to the Agreement will terminate upon (i) the payment in full or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables or (ii) the payment to the Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the payment to the Surety Bond Issuer of all amounts required to be paid to it pursuant to the Agreement and the Insurance Agreement or (iii) disposition of all property held by the Trust. In order to avoid excessive administrative expense, the Servicer or its successor may purchase (i) all the Marine Receivables in the Trust as of any Record Date on which the Marine Pool Balance shall decline to 5% or less of the Initial Marine Pool Balance, at a purchase price equal to the aggregate Purchase Amount of the Marine Receivables, as of the beginning of the Collection Period related to such Record Date plus the appraised value of any other property held by the Trust allocable to the Marine Contract Group less the amount of all collections on the Marine Receivables received by the Servicer during such Collection Period and
(ii) all the RV Receivables in the Trust as of any Record Date on which the RV Pool Balance shall decline to 5% or less of the Initial RV Pool Balance, at a purchase price equal to the aggregate Purchase Amount of the RV Receivables as of the beginning of the Collection Period related to such Record Date plus the appraised value of any other property held by the Trust allocable to the RV Contract Group less the amount of all collections on the RV Receivables received by the Servicer during such Collection Period; provided, however that in each case the Servicer may not make any such purchase on any date on which there are outstanding amounts under the Insurance Agreement or the Agreement, which have not been paid to the Surety Bond Issuer. Exercise of such rights will effect early retirement of the Marine Certificates or the RV Certificates, as applicable. The Trustee will give written notice of any termination of the Trust or repurchased of the Marine Contract Group or the RV Contract Group to each Certificateholder of record of the Trust. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Holder's Certificate at any office or agency of the Trustee specified in the notice of termination. After termination, any funds remaining in the Trust after the Trustee has taken certain measures to locate Certificateholders and such measures have failed, will be distributed to the United Way of Metropolitan Dallas.


DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the authentication of the Certificates), or any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into a Certificate Account. The Trustee has not independently verified the Receivables. If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it is only required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as specified in the Agreement.


     The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the Certificateholders evidencing not less than 25% of the Certificate Balance as of the most recent Record Date have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.


THE TRUSTEE

     Bankers Trust Company is the Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, may hold Certificates in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


     The Trustee may resign at any time. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act, or becomes insolvent. In any such circumstances, the Servicer will be obligated to appoint a successor trustee. Any such successor must be an eligible Servicer or an affiliate of an eligible Servicer, which eligible Servicer is willing to act as Servicer upon a Servicer Transfer, and such successor or affiliate must have a net worth of at least $50,000,000 and its

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

regular business must include the servicing of marine and recreational vehicle retail installment sale contracts. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee and with the prior written consent of the Surety Bond Issuer.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will further provide that the Trustee will be entitled to indemnification by the Depositor and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement). The Agreement will further provide that the Depositor and the Servicer will indemnify the Trustee for certain taxes that may be asserted in connection with the transaction.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

LACK OF FIRST PRIORITY SECURITY INTERESTS IN THE RECEIVABLES


     The Receivables are "chattel paper" as defined in the UCC in effect in the States of Texas and Georgia. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Servicer will cause the filing of an appropriate UCC-1 financing statement to be made with the appropriate governmental authorities in the States of Texas and Georgia and other appropriate jurisdictions to give notice of the Trust's purchase of the Receivables. Certain liens, including certain tax liens, may, as a matter of law, have priority over perfected, first priority liens.


     Pursuant to the Agreement, the Servicer will have custody of the Receivables following the sale of the Receivables to the Trust. The original Receivables will not be physically marked to indicate that such Receivables have been sold to the Trust. If, through inadvertence or otherwise, another party purchased (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest and took possession of the Receivables, the purchaser may acquire an interest in the Receivables superior to the interest of the Trust. The Servicer will, however, indicate in its computer records that the Receivables have been sold and assigned to the Trust.

     Under the Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds. See "Risk Factors -- Lack of First Priority Security Interests in the Receivables."

LACK OF PERFECTED SECURITY INTERESTS IN BOATS

     The Marine Receivables were originated by Dealers. NationsCredit Commercial acquired the Marine Receivables directly or indirectly from Dealers or finance subsidiaries of manufacturers and directly or indirectly sold the Marine Receivables to the Trust. NationsCredit Commercial is the assignee and secured party under the Marine Receivables. NationsCredit Commercial takes actions as it deems prudent under the laws of the state in which the Boat is located to perfect NationsCredit Commercial's security interest in the Boat.

     Generally, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfectly securing interests in documented boats. The Servicer will represent and warrant in the Agreement that none of the Boats are required to be documented under the Ship Mortgage Act.

     NationsCredit Commercial takes such measures as it deems prudent to perfect its security interest in each Boat under the laws of the state in which the Boat is registered. Typically, a Dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each Boat at the time of sale if the Boat is subject to a certificate of title statute. When a UCC-1 financing statement is filed, the Dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by NationsCredit Commercial. Where under state law a filing or other action is required to perfect a security interest and if NationsCredit Commercial, because of clerical error or otherwise, has failed to take such action with respect to a Boat, NationsCredit Commercial will not have a perfected security interest in the Boat under such law and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Boat, holders of perfected security interests and the bankruptcy trustee of the Obligor. NationsCredit Commercial's state law security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials. In addition, under certain certificate of title statutes NationsCredit Commercial must perfect its security interest in boat motors otherwise subject to certificate of title statutes under the UCC. NationsCredit Commercial as a general matter does not separately perfect its interest in such boat motors under the UCC and therefore NationsCredit Commercial does not generally have a perfected security interest in motors used on Boats where the perfection of a security interest in the Boats themselves are otherwise determined under certificate of title statutes.


     If the security interest in the Boat is perfected under a certificate of title statute and an Obligor moves to a state other than the state in which the Boat is registered, under the laws of most certificate of title states the perfection of the security interest in the Boat would continue for a brief period of time after such relocation. A majority of states issuing certificates of title on boats require surrender of a certificate of title to re-register a boat. In those states that also provide for possession of the certificate of title by the secured party, NationsCredit Commercial must surrender possession of the certificate of title for the Boat to be re-registered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either NationsCredit Commercial is in possession of a certificate of title that must be surrendered to re-register the Boat or NationsCredit Commercial receives notice of any surrender of the certificate of title by another person, NationsCredit Commercial would then have the opportunity to continue the perfection of the security interest in the Boat in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for re-registration of a Boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of marine contracts, NationsCredit Commercial generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not note the secured party's lien. Similarly, when an Obligor sells a Boat, under the laws of many states, the purchaser cannot re-register the Boat unless NationsCredit Commercial surrenders possession of the certificate of title and accordingly NationsCredit Commercial will have an opportunity to require satisfaction of the related Marine Receivable before release of the lien.


     If NationsCredit Commercial has perfected NationsCredit Commercial's security interest by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, NationsCredit Commercial files a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain NationsCredit Commercial's perfected security interest. NationsCredit Commercial takes steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the Boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue NationsCredit Commercial's security interest. NationsCredit Commercial generally takes steps to effect such re-perfection upon notification of an address change. Generally, in both title states and in non-title states,

NationsCredit Commercial will not re-perfect a state law security interest which has expired or where the Obligor has moved if the Marine Receivable has a small balance, a short remaining term and the Obligor has a good payment record.

     Under the laws of many states, liens for storage and repairs performed on a boat and certain tax liens take priority even over a perfected state law security interest. The Servicer will represent and warrant in the Agreement with respect to the Marine Receivables sold to the Trust that, as of the Closing Date, to the best of the Servicer's knowledge, no such liens or claims are pending or threatened with respect to a Boat which may be or become prior to or equal with the lien of the related Marine Receivable. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Servicer to repurchase the Marine Receivable secured by such Boat.

     Because NationsCredit Commercial continues to service the Marine Receivables, the Obligors on the Marine Receivables are not notified of the purchase of the Marine Receivables by the Trust and no action is taken to record the transfer of the security interests from NationsCredit Commercial to the Trust. Due to the administrative burden and expense of (i) endorsing the certificate of title of each Boat to reflect the Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Boats licensed in states where security interests in boats are subject to certificate of title statutes; and
(ii) filing amendments to UCC-1 financing statements relating to each Boat (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement, none of such certificates of title will be endorsed, delivered and filed, or UCC-1 financing statements amended. In most states, such an assignment would be an effective conveyance of such a security interest and the new secured party would succeed to NationsCredit Commercial's rights as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of NationsCredit Commercial's on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Boat or subsequent lenders who take a security interest in the Boat. There exists a risk, however, in not identifying the Trust as the new secured party on the Certificate of title, that the Trust may in some states (such as California) be subordinate to claims of creditors or the receiver of NationsCredit Commercial in the event of the insolvency of NationsCredit Commercial and that, through fraud or negligence, the security interest of such Trust could be released by NationsCredit Commercial as security holder of record.

     The Servicer will represent and warrant in the Agreement with respect to the Trust that there shall exist a valid, subsisting and enforceable first priority perfected security interest in each Boat in favor of the Trust, as of the Closing Date, and that such security interest will be assigned to the Trust. In the event of a material adverse breach of such warranty, the only recourse of the Trust against the Servicer would be to require the Servicer to repurchase the Marine Receivable secured by the Boat involved. See "The
Certificates -- Sale and Assignment of Receivables."

LACK OF PERFECTED SECURITY INTERESTS IN RVS

     The RV Receivables were originated by Dealers. NationsCredit Commercial acquired the RV Receivables directly or indirectly from Dealers or finance subsidiaries of manufacturers and directly or indirectly sold the RV Receivables to the Trust. NationsCredit Commercial is the assignee and secured party under the RV Receivables. NationsCredit Commercial takes actions as it deems prudent under the laws of the state in which the RV is located to perfect NationsCredit Commercial's security interest in the RV.

     Generally, perfection rules relating to security interests in recreational vehicles are governed under state certificate of title statutes (Alabama, Connecticut, Georgia, Maine, Massachusetts, Minnesota, Mississippi, New Hampshire, New York, Rhode Island and Vermont have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act) or by the vehicle registration laws of the state in which each recreational vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreational vehicles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the certificate of title and payment of a fee to the state motor vehicle authority, depending on the particular state law. In states in which perfection of a security interest in a particular motor vehicle is not governed by a certificate of title statute, perfection is usually accomplished by filing pursuant to the provisions of the UCC. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers are not subject to certain titling and vehicle registration laws and a security interest in such recreational vehicles is perfected by filing pursuant to the provisions of the UCC. In most states[, including California], a security interest in a recreational vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     NationsCredit Commercial takes such measures as it deems prudent to perfect its security interest in each RV under the laws of the state in which the RV is registered. Typically, a Dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each RV at the time of sale if the RV is subject to a certificate of title statute. When a UCC-1 financing statement is filed, the Dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by NationsCredit Commercial. Where under state law a filing or other action is required to perfect a security interest and if NationsCredit Commercial, because of clerical error or otherwise, has failed to take such action with respect to a RV, NationsCredit Commercial will not have a perfected security interest in the RV under such law and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the RV, holders of perfected security interests and the bankruptcy trustee of the Obligor. NationsCredit Commercial's state law security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials.

     A security interest in a motor vehicle registered in the State of California (in which the greatest number of RVs are currently registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as "legal owner" thereon or if the vehicle has not been previously registered, an application in usual form for an original registration together with an application for registration of the secured party as "legal owner." However, under the California Vehicle Code, a transferee of a security interest in a motor vehicle is not required to reapply to the Department of Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the "legal owner" to secure payment or performance of an obligation. Accordingly, under California law, an assignment such as under the Agreement is an effective conveyance of NationsCredit Commercial's perfected security interest without such re-registration, and under the Agreement the Trust will be assigned NationsCredit Commercial's rights as secured party.


     If the security interest in the RV is perfected under a certificate of title statute and an Obligor moves to a state other than the state in which the RV is registered, under the laws of most certificate of title states the perfection of the security interest in the RV would continue for a brief period of time after such relocation. A majority of states issuing certificates of title on recreational vehicles require surrender of a certificate of title to re-register a recreational vehicle. In those states that also provide for possession of the certificate of title by the secured party, NationsCredit Commercial must surrender possession of the certificate of title for the RV to be re-registered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either NationsCredit Commercial is in possession of a certificate of title that must be surrendered to re-register the RV or NationsCredit Commercial receives notice of any surrender of the certificate of title by another person, NationsCredit Commercial would then have the opportunity to continue the perfection of the security interest in the RV in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for re-registration of a RV, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of recreational vehicle contracts, NationsCredit Commercial generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not note the secured party's lien. Similarly, when an Obligor sells a RV, under the laws of many states, the purchaser cannot re-register the RV unless NationsCredit Commercial surrenders possession of the certificate of title and accordingly NationsCredit

Commercial will have an opportunity to require satisfaction of the related RV Receivable before release of the lien.

     If NationsCredit Commercial has perfected NationsCredit Commercial's security interest in an RV by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, NationsCredit Commercial files a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain NationsCredit Commercial's perfected security interest. NationsCredit Commercial takes steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the RV would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a certificate of title state, a notation on the certificate of title must be made in order to continue NationsCredit Commercial's security interest. NationsCredit Commercial generally takes steps to effect such re-perfection upon notification of an address change. In the ordinary course of servicing the RV Receivables, NationsCredit Commercial will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a RV, NationsCredit Commercial must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related RV Receivable before release of the lien. Under the Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the RVs. Generally, in both title states and in non-title states, NationsCredit Commercial will not re-perfect a state law security interest which has expired or where the Obligor has moved if the RV Receivable has a small balance, a short remaining term and the Obligor has a good payment record.

     Under the laws of many states, liens for repairs performed on a recreational vehicle and certain tax liens take priority even over a perfected state law security interest. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by government authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated recreational vehicle. The Servicer will represent and warrant in the Agreement with respect to the RV Receivables sold to the Trust that, as of the Closing Date, to the best of the Servicer's knowledge, no such liens or claims are pending or threatened with respect to a RV which may be or become prior to or equal with the lien of the related RV Receivable. However, liens for repairs or taxes could arise at any time during the term of a RV Receivable. No notice will be given to the Trustee or RV Certificateholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the date of initial issuance of the RV Certificates could not give rise to an obligation of the Servicer to purchase the RV Receivables under the Agreement. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Servicer to repurchase the RV Receivable secured by such RV.

     Because NationsCredit Commercial continues to service the RV Receivables, the Obligors on the RV Receivables are not notified of the purchase of the RV Receivables by the Trust and no action is taken to record the transfer of the security interests from NationsCredit Commercial to the Trust. Due to the administrative burden and expense of (i) endorsing the certificate of title of each RV to reflect the Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of RVs licensed in states where security interests in RVs are subject to certificate of title statutes; and (ii) filing amendments to UCC-1 financing statements relating to each RV (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of RVs licensed in states where security interests in RVs are perfected by filing a UCC-1 financing statement, none of such certificates of title will be endorsed, delivered and filed, or UCC-1 financing statements amended. In most states, such an assignment would be an effective conveyance of such a security interest and the new secured party would succeed to NationsCredit Commercial's rights as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of

NationsCredit Commercial's on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a RV or subsequent lenders who take a security interest in the RV. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states be subordinate to claims of creditors or the receiver of NationsCredit Commercial in the event of the insolvency of NationsCredit Commercial and that, through fraud or negligence, the security interest of such Trust could be released by NationsCredit Commercial as security holder of record.

     The Servicer will represent and warrant in the Agreement with respect to the Trust that there shall exist a valid, subsisting and enforceable first priority perfected security interest in each RV in favor of the Trust, as of the Closing Date, and that such security interest will be assigned to the Trust. In the event of a material adverse breach of such warranty, the only recourse of the Trust against the Servicer would be to require the Servicer to repurchase the RV Receivable secured by the RV involved. See "The Certificates -- Sale and Assignment of Receivables."

ENFORCEMENT OF SECURITY INTEREST IN BOATS AND RECREATIONAL VEHICLES

     In the event that required payments under the Surety Bond are not made, the Servicer on behalf of such Trust may take action to enforce the security interest in Boats and RVs securing Defaulted Receivables by repossession and resale of the Boats and RVs, as applicable. Under the UCC and consumer protection laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a boat or recreational vehicle securing a defaulted contract by the obligor's voluntary surrender, by "self-help" repossession that does not involve a breach of the peace and by judicial process. However, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right to cure may be exercised a limited number of times in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

     The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the delinquent payments of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus in some jurisdictions, reasonable attorneys' fees, or in some states, by payment of the unpaid balance.

     In the event of such a repossession and resale of a Boat or RV, the Servicer, on behalf of the Trust, would be entitled to be paid the full amount of the Obligor's indebtedness out of the sale proceeds before such proceeds could be applied to the payment of the claims of the holders of junior security interests in the Boats and RVs, as applicable, unsecured creditors, or thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the boat or recreational vehicle securing the unpaid balance of such obligor's contract. However, some states may impose prohibitions or limitations on deficiency judgments. If a deficiency judgment were granted, the judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Certain statutory provisions, including Federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. Certain other factors, including the value of a repossessed Boat or RV, may limit the amount realized on the sale of the collateral to less than the amount due on a Receivable.

CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws and related regulations impose requirements upon creditors and servicers involved in consumer financing applicable to the origination and servicing of the

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


Receivables. These laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Federal Trade Commission Credit Practices Rule, state unfair and deceptive trade practice laws, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor and recreational vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws may impose finance charge ceilings and other restrictions on consumer credit transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.


     The so-called "Holder-in-Due-Course-Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, NationsCredit Commercial, as assignee of the Dealers, and the Trust, as indirect assignee of NationsCredit Commercial and as holder of the Receivables, will be subject to any claims or defenses that the Obligor who purchased the related financed Boat or RV may assert against the Dealer who sold such financed Boat or RV.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     NationsCredit Commercial will represent and warrant that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of warranty under the related Agreement and would create an obligation of NationsCredit Commercial to repurchase the Receivable unless the breach were cured. In the event of such a material adverse breach of warranty, the only recourse of a Trust against NationsCredit Commercial would be to require NationsCredit Commercial to repurchase each Receivable involved. See "The Certificates -- Sale and Assignment of Receivables."

OTHER MATTERS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Federal bankruptcy law, a court may prevent a creditor from repossessing a boat or recreational vehicle and, as a part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the boat or recreational vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an installment sale contract or change the rate of interest and time of repayment of the indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. However, Special Federal Tax Counsel (as defined below) is of the opinion that the statements in this Prospectus under the headings "Prospectus Summary -- Tax Status" and "Certain Federal Income Tax Consequences," accurately describe the material federal income tax consequences generally applicable to investors.

     BECAUSE TAX CONSEQUENCES MAY VARY BASED ON THE STATUS OR TAX ATTRIBUTES OF THE CERTIFICATE OWNER, INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES RESULTING FROM INDIVIDUAL CHARACTERISTICS OR CIRCUMSTANCES.

TAX STATUS OF THE TRUST; SCOPE OF TAX OPINION

     In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel to the Depositor ("Special Federal Tax Counsel"), the Trust will not be classified as an association taxable as a corporation for Federal income tax purposes, but will be classified as a grantor trust, and each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust.

TREATMENT OF CERTIFICATE OWNERS' INTEREST IN TRUST ASSETS

     Each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the Pass-Through Rate, or (ii) an interest in each of the Receivables and in the other assets of the Trust. The Agreement will express the intent of the Depositor to cause the Trust to purchase the Receivables (other than the Retained Yield (as defined below)) and the Depositor, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Receivables.

     Treatment as Debt Obligation. If a Certificate Owner were considered to own an undivided interest in a single debt obligation, rather than reporting its share of the interest accrued on each Receivable it would, in general, be required to include in income interest accrued or received on the principal amount of its Certificates at the Pass-Through Rate in accordance with its usual method of accounting.

     The Certificates would be subject to the original issue discount ("OID") rules, generally in the manner discussed below. However, in determining whether such OID is de minimis, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "Prepayment Assumption"). OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code, to the extent that a Certificate Owner purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of original issue discount).

     Income on Receivables. The remainder of the discussion herein assumes and Special Federal Tax Counsel is of the opinion that a Certificate Owner will be treated as owning an interest in each Receivable (and the proceeds thereof).

     For Federal income tax purposes, the Depositor will be treated as having retained a fixed portion of the interest due on each Receivable equal to the difference between (x) the APR of the Receivable and (y) the sum of the Pass-Through Rate and the Servicing Fee (the "Retained Yield"). The Retained Yield will be treated as "stripped coupons" within the meaning of section 1286 of the Code, and the Receivables will be treated as "stripped bonds." Accordingly, each Certificate Owner will be treated as owning its pro rata percentage interest of the principal payable on each Receivable (the "Receivable Principal") and its pro rata percentage interest of the interest payable on each Receivable minus the Retained Yield (the "Receivable Interest," and as to each Receivable, the respective Receivable Principal and Receivable Interest referred to herein as a "Stripped Receivable"). Accordingly, each Certificate Owner will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Stripped Receivable (minus the Retained Yield).

     Each Certificate Owner will be required to report on its Federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Stripped Receivables, original issue discount, investment earnings on amounts held pending distribution, and any gain upon collection or disposition of the Stripped Receivables. Such income (other than original issue discount) would be includible in income in accordance with a Certificate Owner's usual method of accounting. Accordingly, interest would be includible in a Certificate Owner's gross income at the time it accrues on the Stripped Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Stripped Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Stripped Receivable is generally paid to Certificate Owners in the following month, the amount of interest accruing to or received by the Servicer on behalf of a Certificate Owner during any month will not equal the interest distributed in that month. Any amounts received by a Certificate Owner from the Surety Bond or the Reserve Account will be treated, for Federal income tax purposes, as having the same characteristics as the payments they replace.

     A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold. The Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on collections (which is includible in gross income, but deduction of which is subject to the foregoing limitations) and, accordingly, such a holder will not have sufficient information from the report itself to accurately reflect the holder's net taxable income.

     For administrative convenience, the Servicer intends to report information with respect to the Certificates on an aggregate basis (as though all of the Stripped Receivables were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by-asset basis, accounting separately for each Receivable or (ii) aggregating all Stripped Receivables under the aggregation rule described below. See Original Issue Discount.

     The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Stripped Receivables on a separate basis.

DISCOUNT AND PREMIUM

     In determining whether a Certificate Owner has purchased a Receivable with OID or market discount, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest and to amounts collected at the time of purchase but not distributed. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Stripped Receivables (the "Purchase Price") will be decreased and the potential OID on the Receivables could be increased.

     Original Issue Discount. Because the Stripped Receivables represent stripped bonds, Stripped Receivables will be subject to the OID rules of the Code. Under Treasury Regulations issued under Section 1286 of the Code (the "Section 1286 Regulations"), it appears that the portion of the interest on each Stripped Receivable payable to the Certificate Owners may be treated as "qualified stated interest." As a result, the amount of OID on a Stripped Receivable (or Stripped Receivables) will equal the amount by which the Purchase Price is less than the portion of the remaining principal balance of the Stripped Receivable (or Stripped Receivables) allocable to the interest acquired.


     The Underwriters will calculate OID, if any, on all of the Stripped Receivables on an aggregate basis and without the use of a prepayment assumption. Regulations issued under the OID provisions of the Code (the "OID Regulations"), suggest that all payments on each Stripped Receivable allocable to the Certificates may be aggregated in determining whether each Stripped Receivable will be treated as having OID. In addition, under recently passed legislation the use of a prepayment assumption will be required in computing OID. If the Servicer were to require that OID be computed on a Stripped Receivable-by-Stripped Receivable basis, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules, each sale of a Certificate results in a recalculation of OID, a Certificate Owner will not be subject to the market discount provisions of the Code with respect to Stripped Receivables.



     The tax treatment of a Stripped Receivable (or the Stripped Receivables in the aggregate) will depend upon whether the amount of OID on the Stripped Receivable or Stripped Receivables in the aggregate is less than a statutorily defined de minimis amount. In general, under the Section 1286 Regulations the amount of OID on a Stripped Receivable (or Receivables in the aggregate) will be de minimis if it is less than 1/4 of one percent for each full year of weighted average maturity remaining after the purchase date until the maturity of the Stripped Receivable (or Receivables in the aggregate) (probably taking into account expected prepayments). If the amount of OID is de minimis under this rule, a Stripped Receivable (or Receivables in the aggregate) would not be treated as having OID. The actual amount of discount on a Stripped Receivable would be includible in income as principal payments are received on the Stripped Receivable, in the proportion that each principal payment bears to the total principal amount of the Stripped Receivable.



     If the OID on a Stripped Receivable (or Receivables in the aggregate) is not treated as being de minimis, in addition to the amounts described above, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Stripped Receivable (or Receivables in the aggregate). Accrued OID would increase a Certificate Owner's tax basis in the Certificate (and the applicable Stripped Receivables). Distributions of principal and other items attributable to accrued OID would reduce a Certificate Owner's tax basis. Application of the OID rules, particularly if Stripped Receivables are not aggregated, would be complex and could significantly affect the timing of inclusion of income on a Certificate.


     The Underwriters intend to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in the Stripped Receivables represented by the Certificates.

     Premium. In the event that a Stripped Receivable is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Stripped Receivable if an election under Section 171 of the Code is made with respect to the interests in the Stripped Receivables represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

RULE OF 78'S RECEIVABLES

     The annual statement regularly furnished to Certificateholders for Federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on certain of the Stripped Receivables, and for a portion of the amount of the fees paid to the Servicer and others. Certificate Owners should generally be permitted to account for interest on such Stripped Receivables using the actuarial method. However, these Stripped Receivables provide that, upon a prepayment in full, the amount payable by the Obligor will be determined under the Rule of 78's (the "Rule of 78's Receivables"). Prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Receivables. A Certificateholder will be furnished information for Federal income tax purposes enabling him to report interest on the Stripped Receivables under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the actual costs of producing the same.

     If a Rule of 78's Receivable is prepaid, any amount received by the Trust upon prepayment in excess of the account balance using the actuarial method would constitute income to a Certificate Owner who had reported income with respect to such Rule of 78's Receivable on the actuarial method, and an amount equal to such excess will be paid to the Servicer and will be deductible only to the extent described above.

SALE OF A CERTIFICATE


     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Stripped Receivables and any other assets held by the Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments (or accrued OID) previously received on the Stripped Receivables. Any gain or loss not attributable to accrued interest will be capital gain or loss if the Certificate was held as a capital asset.


FOREIGN CERTIFICATE OWNERS

     Interest attributable to Stripped Receivables which is payable to a foreign Certificate Owner will generally not be subject to the 30% withholding tax generally imposed with respect to such payments, provided that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and that it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust treated as a U.S. person under Code Section 7701.

BACKUP WITHHOLDING

     In general, if the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code, payments made on the Certificates and proceeds from the sale of Certificates will be subject to a "backup" withholding tax of 31%.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to ERISA and the Code (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such plans by virtue of such investment. In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. Neither ERISA nor the Code defines the term "plan assets." Under
Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity.

EXEMPTION FOR CERTIFICATES


     The DOL has issued an individual exemption, Prohibited Transaction Exemption 93-31, to NationsBank Corporation and its affiliates (the "Exemption"). Pursuant to the Exemption a Plan may purchase, hold and transfer the Certificates. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include fixed rate simple interest retail marine installment sale contracts and retail marine installment loans such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan, provided that specified conditions (certain of which are described below) are met. The Depositor believes that the Exemption will apply to the acquisition and holding of the Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.


     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Certificates by a Plan to be eligible for the exemptive relief thereunder:

          (1) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) the Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps or Fitch Investors Service, L.P.;

          (4) the Trustee is not an affiliate of any other member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Servicer, the Trustee, the Surety Bond Issuer and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Certificates, and any affiliate of such parties;

          (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition the Trust must satisfy the following requirements:

             (a) the corpus of the Trust must consist solely of assets of the type which have been included in other investment pools.

             (b) certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps or Fitch Investors Service, L.P. for at least one year prior to the Plan's acquisition of the Certificates, and

             (c) certificates evidencing interests in such other investments pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates in the initial issuance of the Certificates between the Depositor or Underwriter and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and
(b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of the Certificates issued by the Trust. The Agreement is a pooling and servicing agreement as defined in the Exemption. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the Agreement. See "The Certificates."

     The Exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of the Certificates.

     Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicability of the Exemption and other applicable issues and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement
(the "Underwriting Agreement") dated October   , 1997 between the Depositor and
the Underwriters, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the principal amount of the Certificates set forth opposite its name:



                                                              PRINCIPAL AMOUNT OF
                                                              MARINE CERTIFICATES
                                                              -------------------
NationsBanc Montgomery Securities, Inc. ....................    $ 60,401,859.96
Salomon Brothers Inc........................................    $ 60,401,859.96
          Total.............................................    $120,803,719.92



                                                              PRINCIPAL AMOUNT OF
                                                                RV CERTIFICATES
                                                              -------------------
NationsBanc Montgomery Securities, Inc. ....................    $24,193,267.62
Salomon Brothers Inc........................................    $24,193,267.62
          Total.............................................    $48,386,535.24


     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any Certificates are purchased. The Depositor has been advised by the Underwriters that the Underwriters propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess
of      % of the principal amount of the Certificates. The Underwriters may
allow and such dealers may reallow a concession not in excess of      % of such
principal amount. After the initial public offering, the public offering price and such concessions may be changed.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.


     NationsBanc Montgomery Securities, Inc. ("NMSI"), one of the Underwriters, is an affiliate of the Depositor. Under Section 2720 of the National Association of Securities Dealers Conduct Rules ("Section 2720"), when a National Association of Securities Dealers, Inc. (the "NASD") member, such as NMSI, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of
Section 2720. The Depositor is considered to be an "affiliate" (as such term is defined in Section 2720) of NMSI. The offer and sale of any Certificates by NMSI will comply with the requirements of Section 2720 regarding the underwriting of securities of affiliates. Pursuant to such compliance, it is contemplated that only securities rated "investment grade" by a rating service acceptable to the NASD will be offered hereby. In addition, such offers and sales will comply with any restrictions as may be imposed on NMSI by the Federal Reserve Board. Under
Section 2720, no NASD member participating in offers and sales of the Certificates may execute a transaction in the Certificates in a discretionary account without the specific prior written approval of the member's customer.

     While NMSI is an affiliate of the Depositor, NMSI is a registered broker/dealer. Any obligations of NMSI are the sole responsibility of NMSI and do not create any obligation or guarantee on the part of any affiliate of NMSI.


                                    EXPERTS


     The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included herein beginning on page F-2 and have been audited by KPMG Peat Marwick LLP independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP, Special Counsel of the Depositor and the Underwriters. Certain legal matters relating to the Federal tax consequences of the issuance and ownership of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP.

                                     INDEX


                                                              PAGE
                                                              ----
accredited investor.........................................   68
APR.........................................................   16
Agreement...................................................    1
Avoided Payment.............................................   49
Boats.......................................................    3
Business Day................................................   49
CapMAC......................................................    7
Cede........................................................   38
Certificates................................................    1
Certificate Account.........................................   13
Certificate Balance.........................................    5
Certificateholders..........................................    1
Certificate Owner...........................................    2
Closing Date................................................    3
Code........................................................   63
Collateral Agent............................................    1
Collection Period...........................................   38
Contract Portfolio..........................................   18
contracts...................................................   14
Commission..................................................    2
Cutoff Date.................................................    1
Dealer......................................................   11
Dealer Agreements...........................................   13
Defaulted Marine Receivable.................................   48
Defaulted Receivable........................................   47
Defaulted RV Receivable.....................................   48
Definitive Certificates.....................................   39
delinquency cure............................................   17
Depositor...................................................    1
Depository..................................................   38
Determination Date..........................................   35
Direct Participants.........................................   38
disqualified persons........................................   67
Distribution Date...........................................    1
DOL.........................................................   67
DTC.........................................................    2
Duff & Phelps...............................................   36
ERISA.......................................................    8
Events of Default...........................................   53
Exchange Act................................................    2
Excluded Plan...............................................   68
Exemption...................................................   67
Final Order.................................................   49
FTC Rule....................................................   62
Holders.....................................................   39
Holdings....................................................   36
Indirect Participants.......................................   38
Initial Marine Pool Balance.................................    1
Initial Pool Balance........................................    1

                                                              PAGE
                                                              ----
Initial RV Pool Balance.....................................    1
Insolvency Laws.............................................   35
Insolvency Proceeding.......................................   49
Insurance Agreement.........................................    6
IRS.........................................................   63
Marine Certificate Account..................................   13
Marine Certificate Balance..................................    5
Marine Certificate Factor...................................   35
Marine Certificateholders...................................    1
Marine Certificates.........................................    1
Marine Contract Portfolio...................................   18
Marine Cross-Support Amount.................................   48
Marine Distributions........................................   45
Marine Final Scheduled Distribution Date....................    1
Marine Contract Group.......................................    1
marine contracts............................................   14
Marine Pool Balance.........................................    1
Marine Receivable...........................................    1
Marine Reserve Account......................................    5
Marine Contracts............................................   14
Monthly Interest Payment....................................    4
Monthly Marine Interest Payment.............................    4
Monthly Marine Principal Payment............................    4
Monthly Marine Servicing Fee................................   44
Monthly RV Interest Payment.................................    4
Monthly RV Principal Payment................................    5
Monthly RV Servicing Fee....................................   45
Monthly Principal Payment...................................    5
Moody's.....................................................    8
NASD........................................................   70
NMSI........................................................   70
NationsCredit...............................................    3
NationsCredit Commercial....................................    3
Net Credit Loss Ratio.......................................   54
Obligor.....................................................   11
OID.........................................................   64
OID Regulations.............................................   65
Participants................................................   38
parties in interest.........................................   67
Paying Agent................................................   39
Plan........................................................   67
Pool Balance................................................    1
Preference Event............................................   49
Prepayment Assumption.......................................   64
Purchase Amount.............................................   41
Purchase Price..............................................   65
Rating Agencies.............................................    8
Rating Agency...............................................    8
Receipt.....................................................   49
Received....................................................   49
Receivable Interest.........................................   64

                                                              PAGE
                                                              ----
Receivable Principal........................................   64
Receivables.................................................    1
Record Date.................................................    1
recreational vehicle contracts..............................   14
Regulation..................................................   67
Restricted Group............................................   68
Retained Yield..............................................   64
Rule of 78's Receivables....................................   66
Rules.......................................................   39
RV Certificate Account......................................   13
RV Certificate Balance......................................    5
RV Certificate Factor.......................................   35
RV Certificateholders.......................................    1
RV Certificates.............................................    1
RV Contract Portfolio.......................................   18
RV Cross-Support Amount.....................................   48
RV Distribution.............................................   44
RV Final Scheduled Distribution Date........................    1
RV Contract Group...........................................    1
RV Pool Balance.............................................    1
RV Receivable...............................................    1
RV Reserve Account..........................................    6
RVs.........................................................    3
S&P.........................................................    8
Section 2720................................................   70
Securities Act..............................................    2
Section 1286 Regulations....................................   65
Servicer....................................................    1
Servicer Transfer...........................................   53
Servicing Fee Rate..........................................    5
Servicing Standards.........................................   54
Ship Mortgage Act...........................................   20
Special Federal Tax Counsel.................................   63
Specified Marine Reserve Account Requirement................    6
Stripped Receivable.........................................   64
Specified RV Reserve Account Requirement....................    7
Surety Bond.................................................    1
Surety Bond Issuer..........................................    1
Surety Bond Issuer Default..................................   49
Trust.......................................................    1
Trustee.....................................................    1
UCC.........................................................   10
Underwriter(s)..............................................   10
Underwriting Agreement......................................   69
United States person........................................   67

                       [KPMG PEAT MARWICK LLP LETTERHEAD]


                          Independent Auditors' Report


The Board of Directors
Capital Markets Assurance Corporation:


We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                        /s/ KPMG PEAT MARWICK LLP


January 29, 1997

                     CAPITAL MARKETS ASSURANCE CORPORATION
                                 BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                     ASSETS

                                                                        December 31    December 31
                                                                               1996           1995
                                                                       ------------    -----------
INVESTMENTS:

Bonds at fair value (amortized cost $294,861 at December 31, 1996
and $210,651 at December 31, 1995)                                     $    297,893        215,706
Short-term investments (at amortized cost which approximates
fair value)                                                                  16,810         68,646
                                                                       ------------    -----------
   Total investments                                                        314,703        284,352
                                                                       ------------    -----------
Cash                                                                            371            344
Accrued investment income                                                     3,807          3,136
Deferred acquisition costs                                                   45,380         35,162
Premiums receivable                                                           5,141          3,540
Prepaid reinsurance                                                          18,489         13,171
Other assets                                                                  6,424          3,428
                                                                       ------------    -----------
   TOTAL ASSETS                                                        $    394,315        343,133
                                                                       ============    ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:

Unearned premiums                                                      $     68,262         45,767
Reserve for losses and loss adjustment expenses                              10,985          6,548
Ceded reinsurance                                                             1,738          2,469
Accounts payable and other accrued expenses                                   8,019         10,844
Current income taxes                                                            679            136
Deferred income taxes                                                        15,139         11,303
                                                                       ------------    -----------
   Total liabilities                                                        104,822         77,067
                                                                       ------------    -----------
STOCKHOLDER'S EQUITY:

Common stock - $1.00 par value per share; 15,000,000 shares are
authorized, issued and outstanding at December 31, 1996                      15,000         15,000
and 1995
Additional paid-in capital                                                  208,475        205,808
Unrealized appreciation on investments, net of tax                            1,970          3,286
Retained earnings                                                            64,048         41,972
                                                                       ------------    -----------
   Total stockholder's equity                                               289,493        266,066
                                                                       ------------    -----------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                          $    394,315        343,133
                                                                       ============    ===========

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)



                                                Year Ended         Year Ended         Year Ended
                                         December 31, 1996  December 31, 1995  December 31, 1994
                                         -----------------  -----------------  -----------------
REVENUES:

Direct premiums written                       $    71,752              56,541             43,598
Assumed premiums written                            1,086                 935              1,064
Ceded premiums written                            (15,104)            (15,992)           (11,069)
                                              -----------         -----------       ------------
  Net premiums written                             57,734              41,484             33,593
Increase in unearned premiums                     (17,177)            (12,242)           (10,490)
                                              -----------         -----------       ------------
  Net premiums earned                              40,557              29,242             23,103
Net investment income                              16,992              11,953             10,072
Net realized capital gains                            236               1,301                 92
Other income                                          146               2,273                120
                                              -----------         -----------       ------------
  Total revenues                                   57,931              44,769             33,387
                                              -----------         -----------       ------------

EXPENSES:

Losses and loss adjustment expenses                 4,815               3,141              1,429
Underwriting and operating expenses                14,613              13,808             11,833
Policy acquisition costs                            7,824               7,203              4,529
                                              -----------         -----------       ------------
  Total expenses                                   27,252              24,152             17,791
                                              -----------         -----------       ------------
  Income before income taxes                       30,679              20,617             15,596
                                              -----------         -----------       ------------

INCOME TAXES:

Current income tax                                  5,235               2,113                865
Deferred income tax                                 3,368               3,102              2,843
                                              -----------         -----------       ------------
  Total income taxes                                8,603               5,215              3,708
                                              -----------         -----------       ------------
  Net Income                                  $    22,076              15,402             11,888
                                              ===========         ===========       ============

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)



                                                   Year Ended           Year Ended        Year Ended
                                                  December 31,          December 31,     December 31,
                                                      1996                  1995             1994
                                                   -----------          ------------     ------------
COMMON STOCK:
Balance at beginning of year                       $    15,000              15,000            15,000
                                                   -----------            --------          --------
  Balance at end of year                                15,000              15,000            15,000
                                                   -----------            --------          --------

ADDITIONAL PAID-IN CAPITAL:

Balance at beginning of year                           205,808             146,808           146,808
Capital contribution                                     2,667              59,000                 -
                                                   -----------            --------          --------
  Balance at end of year                               208,475             205,808           146,808
                                                   -----------            --------          --------

UNREALIZED APPRECIATION (DEPRECIATION)
ON INVESTMENTS, NET OF TAX:

Balance at beginning of year                             3,286              (5,499)            3,600
Unrealized appreciation (depreciation)
on investments                                          (1,316)              8,785            (9,099)
                                                   -----------            --------          --------
  Balance at end of year                                 1,970               3,286            (5,499)
                                                   -----------            --------          --------

RETAINED EARNINGS:

Balance at beginning of year                            41,972              26,570            14,682
Net income                                              22,076              15,402            11,888
                                                   -----------            --------          --------
  Balance at end of year                                64,048              41,972            26,570
                                                   -----------            --------          --------
  TOTAL STOCKHOLDER'S EQUITY                       $   289,493             266,066           182,879
                                                   ===========            ========          ========



                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                            STATEMENTS OF CASH FLOWS
                             (DOLLAR IN THOUSANDS)



                                                      Year Ended            Year Ended         Year Ended
                                               December 31, 1996     December 31, 1995  December 31, 1994
                                               -----------------     -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                          $    22,076             15,402              11,888
                                                    -----------        -----------         -----------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
PROVIDED (USED) BY OPERATING ACTIVITIES:

  Reserve for losses and loss adjustment expenses         4,437              1,357               1,429
  Unearned premiums, net                                 22,496             19,862              15,843
  Deferred acquisition costs                            (10,218)           (10,302)             (9,611)
  Premiums receivable                                    (1,601)              (161)             (2,103)
  Accrued investment income                                (671)              (390)               (848)
  Income taxes payable                                    3,911              3,621               2,611
  Net realized capital gains                               (236)            (1,301)                (92)
  Accounts payable and other accrued expenses             1,020                472               3,726
  Prepaid reinsurance                                    (5,318)            (7,620)             (5,352)
  Other, net                                             (3,396)               992                 689
                                                    -----------        -----------         -----------
         Total adjustments                               10,424              6,530               6,292
                                                    -----------        -----------         -----------
  NET CASH PROVIDED BY OPERATING ACTIVITIES              32,500             21,932              18,180
                                                    ===========        ===========         ===========
CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchases of investments                             (199,989)          (158,830)            (77,980)
  Proceeds from sales of investments                     57,210             49,354              39,967
  Proceeds from maturities of investments               110,306             28,803              19,665
                                                    -----------        -----------         -----------
  NET CASH USED IN INVESTING ACTIVITIES                 (32,473)           (80,673)            (18,348)
                                                    -----------        -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Capital contribution                                        -             59,000                   -
                                                    -----------        -----------         -----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                   -             59,000                   -
                                                    -----------        -----------         -----------
Net increase (decrease) in cash                              27                259                (168)
Cash balance at beginning of year                           344                 85                 253
                                                    -----------        -----------         -----------
  CASH BALANCE AT END OF YEAR                       $       371                344                  85
                                                    -----------        -----------         -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

Income taxes paid                                   $     4,525              1,450               1,063
                                                    ===========        ===========         ===========


                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


1)       BACKGROUND

         Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


2)       SIGNIFICANT ACCOUNTING POLICIES

         Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

         a)      BASIS OF PRESENTATION

                 The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

         b)      INVESTMENTS

                 As of December 31, 1996 and 1995, all of the Company's securities have been classified as available- for-sale. Available-for-sale securities are recorded at fair value. Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


                 Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

                 Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

         c)      PREMIUM REVENUE RECOGNITION

                 Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

         d)      DEFERRED ACQUISITION COSTS

                 Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

         e)      RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

                 The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

                 A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


                 Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.

         f)      DEPRECIATION

                 Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight- line method.

         g)      INCOME TAXES

                 Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


3)       INSURED PORTFOLIO

         At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of 6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.

                                                                      Net Principal Outstanding
                                                            December 31, 1996               December 31, 1995
                                                           ---------------------          ---------------------
Type of Obligations Insured ($ in millions)                  Amount            %            Amount            %
                                                           --------        -----          --------        -----
Consumer receivables                                       $ 10,362         52.8          $  6,959         55.1
Trade and other corporate obligations                         8,479         43.1             4,912         38.9
Municipal/government obligations                                814          4.1               757          6.0
                                                           --------        -----          --------        -----
  TOTAL                                                    $ 19,655        100.0          $ 12,628        100.0
                                                           ========        =====          ========        =====

         At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 billion and $20.3 billion, respectively, and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

         During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

         The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

                                      Year Ended                  Year Ended               Year Ended
                               December 31, 1996           December 31, 1995        December 31, 1994
                               -----------------           -----------------        -----------------
                                     % of                        % of                      % of
                                   Revenues                    Revenues                  Revenues
                               -----------------           -----------------        -----------------
Citicorp                              14.5                       15.2                      16.3

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

4)       INVESTMENTS

         The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for- sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):

December 31, 1996
-----------------
                                                                 Gross         Gross    Estimated
                                                Amortized   Unrealized    Unrealized         Fair
Securities Available-for-sale                        Cost        Gains        Losses        Value
-----------------------------                   ---------   ----------    ----------    ---------
U.S. Treasury obligations                    $      4,059           10             -         4,069

Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                      109,436          265         1,160       108,541

Obligations of states, municipalities
and political subdivisions                        177,811        4,602           555       181,858

Corporate and asset-backed securities              20,365           23           153        20,235
                                             ------------   ----------      --------     ---------
   TOTAL                                     $    311,671        4,900         1,868       314,703
                                             ============   ==========      ========     =========

December 31, 1995
-----------------
                                                                 Gross         Gross    Estimated
                                                Amortized   Unrealized    Unrealized         Fair
Securities Available-for-sale                        Cost        Gains        Losses        Value
-----------------------------                ------------   ----------    ----------    ---------
U.S. Treasury obligations                    $      4,153           55             -        4,208

Mortgage-backed securities of
U.S. government instrumentalities and
agencies                                          100,628          313            79      100,862

Obligations of states, municipalities
and political subdivisions                        166,010        4,809            82      170,737

Corporate and asset-backed securities
                                                    8,506           45             6        8,545
                                             ------------   ----------      --------     --------
   TOTAL                                     $    279,297        5,222           167      284,352
                                             ============   ==========      ========     ========


                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS



   The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):

   December 31, 1996
   -----------------
                                                                     Amortized              Estimated
   Securities Available-for-sale                                          Cost             Fair Value
                                                                    ----------             ----------
   Due in one year or less                                          $   11,627                 11,644
   Due after one year through five years                                31,821                 32,815
   Due after five years through ten years                               76,450                 78,200
   Due after ten years                                                  82,337                 83,503
                                                                    ----------              ---------
        Sub-total                                                      202,235                206,162
   Mortgage-backed securities                                          109,436                108,541
                                                                    ----------              ---------
       TOTAL                                                        $  311,671                314,703
                                                                    ==========              =========

   Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

   Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

   Investments include bonds having a fair value of approximately $3,884,000 and $3,985,000 which are on deposit at December 31, 1996 and 1995, respectively, with state regulators as required by law.

   Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                             Year Ended            Year Ended              Year Ended
   $ in thousands                     December 31, 1996     December 31, 1995       December 31, 1994
   --------------                     -----------------     -----------------       -----------------
   Bonds                                       $ 15,726                11,105                   9,193
   Short-term investments                         1,534                 1,245                     484
   Mutual funds                                       -                  (162)                    579
   Investment expenses                             (268)                 (235)                   (184)
                                               --------               -------                  ------
     TOTAL                                     $ 16,992                11,953                  10,072
                                               ========               =======                  ======

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

   The change in unrealized appreciation (depreciation) on available-for-sale securities is included as a separate component of stockholder's equity as shown below:

                                                                 Year  Ended               Year Ended
   $ in thousands                                          December 31, 1996        December 31, 1995
   --------------                                          -----------------        -----------------
   Balance at beginning of year                                    $   3,286                   (5,499)
   Change in unrealized (depreciation) appreciation                   (2,024)                  13,386
   Income tax effect                                                     708                   (4,601)
                                                                   ---------                  -------
   Net change                                                         (1,316)                   8,785
                                                                   ---------                  -------
      BALANCE AT END OF YEAR                                       $   1,970                    3,286
                                                                   =========                  =======

   No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 2% of stockholder's equity as of December 31, 1996 and 1995, respectively.

5) Deferred Acquisition Costs

   The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                Year Ended            Year Ended          Year  Ended
   $ in thousands                        December 31, 1996     December 31, 1995    December 31, 1994
   --------------                        -----------------     -----------------    -----------------
   Balance at beginning of year               $     35,162               24,860                15,249
   Additions                                        18,042               17,505                14,140
   Amortization (policy acquisition costs)          (7,824)              (7,203)               (4,529)
                                              ------------             --------              --------
     BALANCE AT END OF YEAR                   $     45,380               35,162                24,860
                                              ============             ========              ========

6) EMPLOYEE BENEFITS

   CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and 1994, respectively.

   The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


   On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.

7) EMPLOYEE STOCK OWNERSHIP PLAN

   Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

8) RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

   The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

   In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

   The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):

                                                                     1996         1995         1994
                                                                  -----------   ---------     -------
   CASE BASIS LOSS RESERVE:
   Net balance at January 1                                       $       620          -            -
                                                                  -----------     ------        -----
   INCURRED RELATED TO:
      Current year                                                          -      2,473            -
      Prior years                                                           -          -            -
                                                                  -----------     ------        -----
   Total incurred                                                           -      2,473            -
                                                                  -----------     ------        -----

   PAID RELATED TO:
      Current year                                                          -      1,853            -
      Prior years                                                         309          -            -
                                                                  -----------     ------        -----
   Total paid                                                             309      1,853            -
                                                                  -----------     ------        -----
   Net balance at December 31                                             311        620            -
   Reinsurance recoverable                                                  -         69            -
                                                                  -----------     ------        -----
   GROSS BALANCE AT DECEMBER 31                                           311        689            -
                                                                  -----------     ------        -----
   SUPPLEMENTAL LOSS RESERVE
   Balance at January 1                                                 5,859      5,191        3,762
                                                                  -----------     ------        -----
      Additions to supplemental loss reserve                            4,815      3,141        1,429
      Allocated to case basis reserve                                       -     (2,473)           -
                                                                  -----------     ------        -----
   BALANCE AT DECEMBER 31                                              10,674      5,859        5,191
                                                                  -----------     ------        -----
   TOTAL RESERVE FOR LOSSES AND LOSS ADJUSTMENT
   EXPENSES                                                       $    10,985      6,548        5,191
                                                                  ===========     ======        =====

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

9) INCOME TAXES

   Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

   Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:

                                                Year Ended           Year Ended           Year  Ended
                                         December 31, 1996    December 31, 1995     December 31, 1994
   $ in thousands                          Amount        %      Amount        %     Amount          %
   --------------                       ----------   -----    ----------  -----     ---------   -----
   Expected tax expense computed at
   the statutory rate                   $  10,738     35.0      $7,216      35.0    $5,303       34.0
   Increase (decrease) in tax
   resulting from:
      Tax-exempt interest                  (2,916)    (9.5)     (2,335)   (11.3 )   (1,646)     (10.6)
      Other, net                              781      2.5         334      1.6         51        0.4
                                        ---------    -----     -------   -------    ------      -----
          TOTAL INCOME TAX EXPENSE      $   8,603     28.0     $ 5,215      25.3    $3,708       23.8
                                        =========    =====     =======   =======    ======      =====

   The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:


   $ in thousands                                            December 31, 1996      December 31, 1995
   --------------                                            -----------------      -----------------
   DEFERRED TAX ASSETS:
   Deferred compensation                                            $      200                  1,901
   Losses and loss adjustment expenses                                   1,527                  1,002
   Unearned premiums                                                       866                    852
   Other, net                                                               96                     98
                                                                    ----------                -------
     Total gross deferred tax assets                                     2,689                  3,853
                                                                    ----------                -------
   DEFERRED TAX LIABILITIES:
   Deferred acquisition costs                                           15,883                 12,307
   Unrealized capital gains on investments                               1,061                  1,769
   Other, net                                                              884                  1,080
                                                                    ----------                -------
      Total gross deferred tax liabilities                              17,828                 15,156
                                                                    ----------                -------
      NET DEFERRED TAX LIABILITY                                    $   15,139                 11,303
                                                                    ==========                =======

   A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

10) INSURANCE REGULATORY RESTRICTIONS

    CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.


11) COMMITMENTS AND CONTINGENCIES

    The Company's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31, 1996, future minimum payments under the lease agreements are as follows:

    $ in thousands                                       Payment
    --------------                                    ----------
    1997                                              $    2,647
    1998                                                   2,715
    1999                                                   3,077
    2000                                                   3,152
    2001 and thereafter                                   28,660
                                                      ----------
       TOTAL                                          $   40,251
                                                      ==========

    Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000, $1,939,000 and
    $2,243,000, respectively.

    CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. There have been no draws under the Liquidity Facility.

    CapMAC has agreed to make an investment of 50 million French Francs (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


12) REINSURANCE

    In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

    The effect of reinsurance on premiums written and earned was as follows:

                                                      Years Ended December 31
                                      1996                      1995                     1994
                               ---------------------      ------------------      --------------------
    $ in thousands             Written        Earned      Written     Earned      Written       Earned
    --------------             ----------     ------      -------     ------      -------       ------
    Direct                     $   71,752     48,835       56,541     36,853       43,598       28,561
    Assumed                         1,086      1,508          935        761        1,064          258
    Ceded                         (15,104)    (9,786)     (15,992)    (8,372)     (11,069)      (5,716)
                               ----------     ------      -------     ------      -------       ------
    NET PREMIUMS               $   57,734     40,557       41,484     29,242       33,593       23,103
                               ==========     ======      =======     ======      =======       ======

    The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

    In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

    The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

    In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop- loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re").

    On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.


13) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.

                                                         December 31, 1996          December 31, 1995
                                                       Carrying     Estimated     Carrying    Estimated
    $ in thousands                                     Amount       Fair Value     Amount    Fair Value
    --------------                                   ------------   ----------    --------   ----------
    FINANCIAL ASSETS:
    Available-for-sale securities                    $    314,703    314,703       284,352     284,352
                                                     ------------    -------       -------     -------
    OFF-BALANCE-SHEET INSTRUMENTS:
    Financial guarantees outstanding                 $          -    219,989             -     147,840
       Less: ceding commission                                  -     65,997             -      44,352
                                                     ------------    -------       -------     -------
    Net financial guarantees outstanding             $          -    153,992                   103,488
                                                     ============    =======       =======     =======

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

    AVAILABLE-FOR-SALE SECURITIES

    THE fair values of fixed maturities are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

    FINANCIAL GUARANTEES OUTSTANDING

    The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.


14) CAPITALIZATION

    In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1997

                                  (UNAUDITED)

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                     ASSETS
                                                            June 30, 1997    December 31,1996
                                                              (Unaudited)
                                                            -------------    ----------------
INVESTMENTS:

Bonds at fair value (amortized cost $307,166 at June 30,
  1997 and $294,861 at December 31, 1996)                      $  307,821          297,893
Short-term investments (at amortized cost which
  approximates fair value)                                         17,053           16,810
                                                               ----------       ----------
   Total investments                                              324,874          314,703
                                                               ----------       ----------
Cash                                                                4,506              371
Accrued investment income                                           3,835            3,807
Deferred acquisition costs                                         50,327           45,380
Premiums receivable                                                 5,826            5,141
Prepaid reinsurance                                                20,787           18,489
Other assets                                                       10,464            6,424
                                                               ----------       ----------
   TOTAL ASSETS                                                $  420,619          394,315
                                                               ==========       ==========
                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
Unearned premiums                                              $   71,800           68,262
Reserve for losses and loss adjustment expenses                    13,861           10,985
Ceded reinsurance                                                   2,766            1,738
Accounts payable and other accrued expenses                        14,433            8,019
Current income taxes                                                  203              679
Deferred income taxes                                              15,700           15,139
                                                               ----------       ----------
   Total liabilities                                              118,763          104,822
                                                               ----------       ----------
STOCKHOLDER'S EQUITY:
Common stock - $1.00 par value per share;
  15,000,000 shares are authorized,
  issued and outstanding at June 30,
  1997 and December 31, 1996                                       15,000           15,000
Additional paid-in capital                                        208,475          208,475
Unrealized appreciation on investments, net of tax                    425            1,970
Retained earnings                                                  77,956           64,048
                                                               ----------       ----------
   Total stockholder's equity                                     301,856          289,493
                                                               ----------       ----------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                  $  420,619          394,315
                                                               ==========       ==========


          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                               Three Months Ended                   Six Months Ended
                                                     June 30                            June 30
                                             1997              1996              1997              1996
                                          ----------        ----------        ----------        ----------
REVENUES:
Direct premiums written                   $   18,726            18,622            35,180            32,777
Assumed premiums written                         655               150               916             1,024
Ceded premiums written                        (6,272)           (5,103)          (10,621)           (7,013)
                                          ----------        ----------        ----------        ----------
   Net premiums written                       13,109            13,669            25,475            26,788
Increase in unearned premiums                   (877)           (3,681)           (1,240)           (7,972)
                                          ----------        ----------        ----------        ----------
   Net premiums earned                        12,232             9,988            24,235            18,816
Net investment income                          4,684             4,112             9,386             7,989
Net realized capital gains                       506                19             2,549               168
Other income                                      45                25                88                79
                                          ----------        ----------        ----------        ----------
   Total revenues                             17,467            14,144            36,258            27,052
                                          ----------        ----------        ----------        ----------

EXPENSES:
Losses and loss adjustment expenses            1,333             1,109             2,876             2,184
Underwriting and operating expenses            4,208             3,385             8,879             7,362
Policy acquisition costs                       2,472             2,059             5,053             4,123
                                          ----------        ----------        ----------        ----------
   Total expenses                              8,013             6,553            16,808            13,669
                                          ----------        ----------        ----------        ----------
   Income before income taxes                  9,454             7,591            19,450            13,383
                                          ----------        ----------        ----------        ----------

INCOME TAXES:
Current income tax                             2,277             1,316             4,150             1,981
Deferred income tax                              473             1,148             1,392             1,971
                                          ----------        ----------        ----------        ----------
   Total income taxes                          2,750             2,464             5,542             3,952
                                          ----------        ----------        ----------        ----------

   NET INCOME                             $    6,704             5,127            13,908             9,431
                                          ==========        ==========        ==========        ==========


          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                          Six Months Ended
                                            June 30, 1997
                                          ----------------
COMMON STOCK:
Balance at beginning of period               $   15,000
                                             ----------
   Balance at end of period                      15,000
                                             ----------

ADDITIONAL PAID-IN CAPITAL:
Balance at beginning of period                  208,475
                                             ----------
   Balance at end of period                     208,475

UNREALIZED APPRECIATION (DEPRECIATION)
ON INVESTMENTS, NET OF TAX:
Balance at beginning of period                    1,970
Unrealized depreciation on investments           (1,545)
                                             ----------
   Balance at end of period                         425
                                             ----------


RETAINED EARNINGS:
Balance at beginning of period                   64,048
Net income                                       13,908
                                             ----------
   Balance at end of period                      77,956
                                             ----------

   TOTAL STOCKHOLDER'S EQUITY                $  301,856
                                             ==========






          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                    Six Months Ended   Six Months Ended
                                                      June 30, 1997      June 30, 1996
                                                    ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                               $   13,908             9,431
                                                         ----------        ----------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED (USED) BY OPERATING ACTIVITIES:
   Reserve for losses and loss adjustment expenses            2,876             1,821
   Unearned premiums, net                                     3,538            10,977
   Deferred acquisition costs                                (4,947)           (4,742)
   Premiums receivable                                         (685)              308
   Accrued investment income                                    (28)             (579)
   Income taxes payable                                         916             2,113
   Net realized capital gains                                (2,549)             (168)
   Accounts payable and other accrued expenses                6,414             2,581
   Prepaid reinsurance                                       (2,298)           (3,004)
   Other, net                                                (2,765)             (183)
                                                         ----------        ----------
         Total adjustments                                      472             9,124
                                                         ----------        ----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                14,380            18,555
                                                         ----------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments                                   (112,743)         (121,115)
Proceeds from sales of investments                           74,768            19,875
Proceeds from maturities of investments                      27,730            82,800
   NET CASH USED IN INVESTING ACTIVITIES                    (10,245)          (18,440)
                                                         ----------        ----------
Net increase in cash                                          4,135               115
Cash balance at beginning of period                             371               344
                                                         ----------        ----------
   CASH BALANCE AT END OF PERIOD                         $    4,506               459
                                                         ==========        ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Income taxes paid                                        $    4,550             1,725
Tax and loss bonds purchased                             $       76               112
                                                         ==========        ==========




          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997


1.       BACKGROUND

         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

         CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       BASIS OF PRESENTATION

         CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

3.       RECLASSIFICATIONS

         Certain prior period balances have been reclassified to conform to the current period presentation.

             ======================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                             ---------------------
                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Available Information..................    3
Incorporation of Certain Documents by
  Reference............................    3
Reports to Certificateholders by the
  Trustee..............................    3
Prospectus Summary.....................    4
Risk Factors...........................   10
The Trust..............................   13
NationsCredit Commercial's Portfolio of
  Marine Contracts and Recreational
  Vehicle Contracts....................   14
The Receivables Pool...................   20
Certificate Factors and Trading
  Information..........................   29
Use of Proceeds........................   30
The Depositor..........................   30
The Servicer...........................   30
The Surety Bond Issuer.................   31
The Certificates.......................   32
Certain Legal Aspects of the
  Receivables..........................   50
Certain Federal Income Tax
  Consequences.........................   57
ERISA Considerations...................   61
Underwriting...........................   64
Experts................................   64
Legal Matters..........................   65
Index of Defined Terms.................   66
Financial Statements...................  F-1


                             ---------------------
  UNTIL             , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================

             ======================================================
                               NATIONSCREDIT LOGO


                                $169,190,255.16

                                 NATIONSCREDIT
                              GRANTOR TRUST 1997-2


                        $120,803,719.92        % MARINE

                         RECEIVABLE-BACKED CERTIFICATES


                      $48,386,535.24        % RECREATIONAL

                     VEHICLE RECEIVABLE-BACKED CERTIFICATES

                                 NATIONSCREDIT
                           SECURITIZATION CORPORATION
                                   DEPOSITOR
                            NATIONSCREDIT COMMERCIAL
                             CORPORATION OF AMERICA
                                    SERVICER
                                ----------------

                                   PROSPECTUS

                               -----------------

                             NATIONSBANC MONTGOMERY
                                SECURITIES, INC.



                              SALOMON BROTHERS INC


                             DATED OCTOBER   , 1997

             ======================================================

                                                                [ALTERNATE PAGE]

                               NATIONSCREDIT LOGO


                                $169,190,255.16

                       NATIONSCREDIT GRANTOR TRUST 1997-2


         $120,803,719.92        % MARINE RECEIVABLE-BACKED CERTIFICATES



  $48,386,535.24        % RECREATIONAL VEHICLE RECEIVABLE-BACKED CERTIFICATES


                    NATIONSCREDIT SECURITIZATION CORPORATION
                                   DEPOSITOR

                NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA
                                    SERVICER


    The certificates issued by NationsCredit Grantor Trust 1997-2 (the "Trust")
and offered hereby will consist of (i)     % Marine Receivable-Backed
Certificates (the "Marine Certificates") and (ii)   % Recreational Vehicle
Receivable-Backed Certificates (the "RV Certificates" and together with the Marine Certificates, the "Certificates"), which will represent an interest in the assets of the Trust described under "The Trust." The Trust will be formed pursuant to a Pooling and Servicing Agreement (the "Agreement") to be entered into among NationsCredit Securitization Corporation, as Depositor (the "Depositor"), NationsCredit Commercial Corporation of America, as Servicer (the "Servicer"), and Bankers Trust Company, as Trustee and as Collateral Agent (in such capacities, the "Trustee" and the "Collateral Agent," respectively). The property of the Trust will be comprised of three separate sub-trusts the first of which will include a pool of marine retail installment sale contracts secured by new and used boats, boat motors and boat trailers (the "Marine Contract Group" and each marine retail installment sale contract included in the Marine Contract Group being a "Marine Receivable"), all payments received or due thereunder after September 30, 1997 (the "Cutoff Date"), security interests in the boats and marine equipment financed by the Marine Receivables an certain other property as described in "The Trust," the second sub-trust will include and a pool of recreational vehicle retail installment sale contracts secured by new and used recreational vehicles (the "RV Contract Group" and each recreational vehicle retail installment sale contract included in the RV Contract Group being a "RV Receivable" and each of the RV Receivables and certain other property as described in "The Trust," and the Marine Receivables being, the "Receivables"), all payments received or due thereunder after the Cutoff Date, security interests in the recreational vehicles financed by the RV Receivables and the third sub-trust will include an irrevocable surety bond (the "Surety Bond"), guaranteeing the Monthly Interest Payment (as defined herein) and the Monthly Principal Payment (as defined herein), issued by Capital Markets Assurance Corporation (the "Surety Bond Issuer"). The Certificates will represent interests in the assets of the Trust as described under "The Trust." Except under the limited circumstances described under "The
Certificates -- Distributions on Certificates" and "Credit Enhancement," payments to the Marine Certificateholders will be based on payments from the Marine Contract Group and payments to the RV Certificateholders will be based on payments from the RV Contract Group. The Servicer will be responsible for servicing and maintaining custody of the Receivables. The aggregate principal balance of the Marine Receivables (the "Marine Pool Balance") as of the Cutoff Date was $120,803,719.92 (the "Initial Marine Pool Balance") and the aggregate principal balance of the RV Receivables (the "RV Pool Balance" and together with the Marine Pool Balance, the "Pool Balance") as of the Cutoff Date was $48,386,535.24 (the "Initial RV Pool Balance" and together with the Initial Marine Pool Balance, the "Initial Pool Balance").



    The Marine Certificate Balance (as defined herein) as of the Closing Date (as defined herein) will equal $120,803,719.92 and the RV Certificate Balance (as defined herein) as of the Closing Date will equal $48,386,535.24. Principal
and interest to the extent of the Pass-Through Rate of (i)   % per annum on the
Marine Certificates will be distributed to holders of the Marine Certificates
("Marine Certificateholders") and (ii)     % per annum on the RV Certificates
will be distributed to holders of the RV Certificates ("RV Certificateholders" and together with the Marine Certificateholders, the "Certificateholders") as of the day prior to each Distribution Date (each a "Record Date") on the 15th day of each month (or, if such day is not a business day, the next following business day), beginning November 17, 1997 (each a "Distribution Date"). The final scheduled Distribution Date of the Marine Certificates will be on (the "Marine Final Scheduled Distribution Date") and the final scheduled Distribution
Date of the RV Certificates will be on             (the "RV Final Scheduled
Distribution Date").


 FOR INFORMATION CONCERNING THE RISKS OF AN INVESTMENT IN THE CERTIFICATES, SEE
                     "RISK FACTORS" COMMENCING ON PAGE 10.

                             ---------------------

   THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT AN
     INTEREST IN OR OBLIGATION OF NATIONSCREDIT SECURITIZATION CORPORATION, NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA OR ANY AFFILIATE THEREOF.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


    THIS PROSPECTUS IS TO BE USED BY NATIONSBANC MONTGOMERY SECURITIES, INC. ("NMSI") AN AFFILIATE OF THE DEPOSITOR IN CONNECTION WITH OFFERS AND SALES
RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES IN WHICH NMSI ACTS AS
 PRINCIPAL. NMSI MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE
        AT PRICES RELATED TO THE PREVAILING PRICES AT THE TIME OF SALE.

                             ---------------------

                                October   , 1997

                                                                [ALTERNATE PAGE]

                                  UNDERWRITING

     This Prospectus is to be used by the Underwriter, an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale. Any obligations of the Underwriter are the sole obligations of the Underwriter and do not create any obligations on the part of any affiliate of the Underwriter.

                                    EXPERTS


     The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included herein beginning on page F-2 and have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP, Special Counsel of the Depositor and the Underwriters. Certain legal matters relating to the Federal tax consequences of the issuance and ownership of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP.

                                                                [ALTERNATE PAGE]

             ======================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                             ---------------------
                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Available Information..................    3
Incorporation of Certain Documents by
  Reference............................    3
Reports to Certificateholders by the
  Trustee..............................    3
Prospectus Summary.....................    4
Risk Factors...........................   10
The Trust..............................   13
NationsCredit Commercial's Portfolio of
  Marine Contracts and Recreational
  Vehicle Contracts....................   14
The Receivables Pool...................   20
Certificate Factors and Trading
  Information..........................   29
Use of Proceeds........................   30
The Depositor..........................   30
The Servicer...........................   30
The Surety Bond Issuer.................   31
The Certificates.......................   32
Certain Legal Aspects of the
  Receivables..........................   50
Certain Federal Income Tax
  Consequences.........................   57
ERISA Considerations...................   61
Underwriting...........................   64
Experts................................   64
Legal Matters..........................   65
Index of Defined Terms.................   66
Financial Statements...................  F-1


                             ---------------------
  UNTIL             , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================

             ======================================================
                               NATIONSCREDIT LOGO


                                $169,190,255.16

                                 NATIONSCREDIT
                              GRANTOR TRUST 1997-2


                        $120,803,719.92        % MARINE

                                  RECEIVABLE-
                              BACKED CERTIFICATES


                      $48,386,535.24        % RECREATIONAL

                              VEHICLE RECEIVABLE-
                              BACKED CERTIFICATES

                                 NATIONSCREDIT
                           SECURITIZATION CORPORATION
                                   DEPOSITOR
                            NATIONSCREDIT COMMERCIAL
                             CORPORATION OF AMERICA
                                    SERVICER
                                ----------------

                                   PROSPECTUS


                               -----------------
                             NATIONSBANC MONTGOMERY
                                SECURITIES, INC.



                             DATED OCTOBER   , 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the Certificates, other than underwriting discounts and commissions:


SEC Registration Fee........................................  $ 51,269.78
Printing and Engraving......................................  $ 50,000.00
Legal Fees and Expenses.....................................  $205,000.00
Blue Sky Fees...............................................  $ 15,000.00
Accounting Fees and Expenses................................  $ 40,000.00
Trustee Fees and Expenses...................................  $  5,500.00
Rating Agency Fees..........................................  $ 95,000.00
Miscellaneous...............................................  $ 18,230.22
                                                              -----------
          Total.............................................  $480,000.00
                                                              ===========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware provides as follows:

     145. Indemnification of Officers, Directors, Employees and Agents; Insurance --

     (a) A Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, event though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Article 11 of the Certificate of Incorporation of the Registrant provides as follows:

     No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article 11 shall not eliminate or limit the liability of each director:

          (i) for any breach of such director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law, or

          (iv) for any transaction from which such director derived an improper personal benefit.

     If the Delaware Corporate law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the furthest extent of the Delaware Corporate Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VI of the Registrant's Bylaws provides that:

     The Registrant will indemnify any person who was a director, officer, employee or agent of the Registrant to the fullest extent and in the manner set forth in and as provided by the General Corporation Law of Delaware.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


         NUMBER                                  DESCRIPTION
         ------                                  -----------
           1.1           -- Form of Underwriting Agreement
           3.1           -- Second Amended and Restated Certificate of Incorporation
                            of the Depositor.
           3.2           -- Amended and Restated By-Laws of the Depositor.
           4.1           -- Form of Pooling and Servicing Agreement among the
                            Depositor, the Servicer and the Trustee.
           4.2           -- Form of Standard Terms and Conditions of Agreement
                            between the Depositor and the Servicer.
           4.3           -- Form of Surety Bond.
           4.4           -- Form of Marine Dealer Agreement.
           4.5           -- Form of RV Dealer Agreement.
           4.6           -- Form of Assignment and Release Agreement
           5.1           -- Opinion of Stroock & Stroock & Lavan LLP with respect to legality.
           8.1           -- Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters (included as part of Exhibit 5.1).
          23.1           -- Consent of Stroock & Stroock & Lavan LLP (included as
                            part of Exhibit 5.1).
          23.2           -- Consent of KPMG Peat Marwick.
          24.1           -- Power of Attorney.*


---------------


*  Previously filed.

     (b) Financial Statement Schedules:

          Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue;

          (5) to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser;

          (6) that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (7) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and State of Texas, on the 10th day of October, 1997.


                                            NATIONSCREDIT SECURITIZATION
                                            CORPORATION
                                            (Registrant)


                                            By:   /s/ LAWRENCE ANGELILLI


                                              ----------------------------------
                                              Name: Lawrence Angelilli
                                              Title: Chief Executive Officer and
                                                President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                          *                            Chief Executive Officer,        October 10, 1997
-----------------------------------------------------  President and Director
                 Lawrence Angelilli                    (principal executive officer)

                          *                            Treasurer and Director          October 10, 1997
-----------------------------------------------------  (principal financial officer)
                    John E. Mack

                          *                            Director                        October 10, 1997
-----------------------------------------------------
                   James H. Luther

                          *                            Senior Vice President and       October 10, 1997
-----------------------------------------------------  Chief Accounting Officer
                Karin Hirtler-Garvey                   (principal accounting
                                                       officer)

             *By: /s/ LAWRENCE ANGELILLI
  ------------------------------------------------
                 Lawrence Angelilli
                  Attorney-in-fact

                               INDEX TO EXHIBITS


         NUMBER                                  DESCRIPTION
         ------                                  -----------
           1.1           -- Form of Underwriting Agreement
           3.1           -- Second Amended and Restated Certificate of Incorporation
                            of the Depositor.
           3.2           -- Amended and Restated By-Laws of the Depositor.
           4.1           -- Form of Pooling and Servicing Agreement among the
                            Depositor, the Servicer and the Trustee.
           4.2           -- Form of Standard Terms and Conditions of Agreement
                            between the Depositor and the Servicer.
           4.3           -- Form of Surety Bond.
           4.4           -- Form of Marine Dealer Agreement.
           4.5           -- Form of RV Dealer Agreement.
           4.6           -- Form of Assignment and Release Agreement
           5.1           -- Opinion of Stroock & Stroock & Lavan LLP with respect to legality.
           8.1           -- Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters (included as part of Exhibit 5.1).
          23.1           -- Consent of Stroock & Stroock & Lavan LLP (included as
                            part of Exhibit 5.1).
          23.2           -- Consent of KPMG Peat Marwick.
          24.1           -- Power of Attorney.*


---------------


*  Previously filed.